UNITED STATES BANKRUPTCY COURT
                          EASTERN DISTRICT OF VIRGINIA
                                Richmond Division

                                                 )
In re:                                           )          Chapter 11 Cases
                                                 )
HEILIG-MEYERS COMPANY, et al.,                   )          Case Nos. 00-34533
                                                 )
                                                 )
                                    Debtors.     )          Jointly Administered
                                                 )


                          DISCLOSURE STATEMENT PURSUANT
                     TO SECTION 1125 OF THE BANKRUPTCY CODE
                   IN SUPPORT OF JOINT PLAN OF REORGANIZATION
                 PROPOSED BY HEILIG-MEYERS COMPANY, ET AL., AND
                  THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS



THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT AND NO ONE MAY SOLICIT ACCEPTANCES OR REJECTIONS OF THE PLAN OF REORGANIZATION UNTIL THE DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING ADEQUATE INFORMATION. IN ADDITION, THIS DISCLOSURE STATEMENT WILL BE REVISED TO REFLECT EVENTS THAT OCCUR AFTER THE DATE HEREOF, BUT PRIOR TO THE BANKRUPTCY COURT'S APPROVAL OF THE DISCLOSURE STATEMENT.




                                                              September 16, 2004

---------------------------------------
Bruce H. Matson (Va. Bar No. 22874)                              Michael S. Stamer (admitted pro hac vice)
Katherine M. Mueller (Va. Bar No. 44302)                         Shuba Satyaprasad (admitted pro hac vice)
LECLAIR RYAN, a professional corporation                         AKIN GUMP STRAUSS HAUER & FELD LLP
707 East Main Street                                             590 Madison Avenue
11th Floor                                                       New York, New York 10022
Richmond, Virginia 23219                                         (212) 872-1000
(804) 783-2003
                                                                          - and -
Counsel to Debtors
                                                                 Robert S. Strauss Building
                                                                 AKIN GUMP STRAUSS HAUER & FELD LLP
                                                                 1333 New Hampshire Avenue, N.W.
                                                                 Washington, D.C. 20036
                                                                 (202) 887-4000

                                                                 Counsel to the Official Committee Of Unsecured Creditors


                                                  TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
I.       EXECUTIVE SUMMARY........................................................................................1
         A.       GENERAL.........................................................................................1
         B.       PURPOSE OF DISCLOSURE STATEMENT.................................................................3
         C.       SOURCES OF INFORMATION..........................................................................3
         D.       HOLDERS OF CLAIMS ENTITLED TO VOTE..............................................................4
         E.       VOTING PROCEDURES...............................................................................5
         F.       CONFIRMATION HEARING............................................................................5

II.      OVERVIEW OF THE PLAN.....................................................................................7

III.     GENERAL INFORMATION.....................................................................................18
         A.       OVERVIEW OF CHAPTER 11.........................................................................18
         B.       DESCRIPTION AND HISTORY OF BUSINESS............................................................18
                  1.       Business of the Debtors Prior to the Petition Date....................................18
                  2.       Nature of Business....................................................................19
                  3.       Corporate Structure...................................................................21
                  4.       Acquisitions and Divestitures.........................................................21
         C.       ROOMSTORE......................................................................................23
         D.       DEBTORS' PREPETITION CAPITAL STRUCTURE.........................................................26

IV.      EVENTS DURING THE CHAPTER 11 CASES......................................................................27
         A.       COMMITTEES.....................................................................................27
                  1.       Appointment of Creditors' Committee...................................................27
                  2.       Appointment and Disbanding of Equity Committee........................................27
         B.       BUSINESS STABILIZATION.........................................................................27
                  1.       Filing and First Day Orders...........................................................27
                  2.       Debtor in Possession Financing........................................................28
                  3.       Store Closings and Liquidation of Non-Operating Assets................................28
                  4.       Assumption and Rejection of Unexpired Leases..........................................29
         C.       RETENTIONS.....................................................................................29
                  1.       Retention of Professionals............................................................29
         D.       CLAIMS ISSUES..................................................................................30
                  1.       Bar Date Orders.......................................................................30
                  2.       Analysis and Objections to Claims.....................................................30
         E.       POST-PETITION LITIGATION.......................................................................30
                  1.       Lender Avoidance Action...............................................................30
                  2.       IRS Litigation........................................................................34
                  3.       Rhodes Litigation.....................................................................35
                  4.       Other Preference Litigation...........................................................36
         F.       COLLATERAL CAP.................................................................................36
         G.       POST-EFFECTIVE DATE FINANCING..................................................................36


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V.       SUMMARY OF JOINT PLAN OF REORGANIZATION.................................................................38
         A.       RATIONALE FOR PLAN TREATMENT OF CLAIMS.........................................................39
                  1.       Substantive Consolidation.............................................................40
                  2.       Effectuation of Substantive Consolidation.............................................43
                  3.       Plan Treatment of Intercompany Claims.................................................44
                  4.       Influences on Recovery to Holders of Unsecured Claims.................................44
         B.       CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS...........................................44
                  1.       Treatment of Unclassified Claims......................................................45
                  2.       Treatment of Classified Claims........................................................47
         C.       MEANS FOR IMPLEMENTATION OF THE PLAN...........................................................53
                  1.       Substantive Consolidation.............................................................53
                  2.       Debtor Intercompany Claims............................................................54
                  3.       Cancellation of Existing Securities and Agreements....................................54
                  4.       Liquidation and Dissolution...........................................................55
                  5.       The Liquidation Trust.................................................................55
                  6.       The Liquidation Trustee...............................................................56
                  7.       The Liquidation Trust Committee.......................................................58
                  8.       New RoomStore Common Stock............................................................59
                  9.       Conversion of New RoomStore Common Stock into Cash or Other Marketable Securities.....59
                  10.      Reorganized RoomStore, Organizational Matters.........................................60
                  11.      Reorganized RoomStore: Directors and Officers.........................................61
                  12.      Effectuating Documents, Further Transactions..........................................61
                  13.      Reorganized RoomStore: Issuance of New Securities, Executive Incentive Program........62
                  14.      Reorganized RoomStore: Post Effective-Date Financing..................................63
                  15.      Fractional Shares.....................................................................63
                  16.      Funding of the Liquidation Trust......................................................63
                  17.      Request to the Securities and Exchange Commission Division of Corporation Finance.....64
                  18.      Operations of the Debtors Between the Confirmation Date and the Effective Date........64
                  19.      Exclusivity...........................................................................64
                  20.      Creditors' Committee..................................................................64
         D.       UNEXPIRED LEASES AND EXECUTORY CONTRACTS.......................................................64
                  1.       Assumption/Rejection of Contracts and Leases..........................................64
                  2.       Payments Related to Assumption of Executory Contracts and Unexpired Leases............65
                  3.       Rejection Damages Bar Date............................................................65
         E.       DISTRIBUTIONS UNDER THE PLAN...................................................................66
                  1.       Time of Distributions.................................................................66
                  2.       No Interest on Claims.................................................................66
                  3.       Liquidation Trustee...................................................................66
                  4.       Surrender of Securities or Instruments................................................66
                  5.       Distribution Instructions.............................................................67
                  6.       Services of Indenture Trustee.........................................................67

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                  7.       Record Date for Distributions to Holders of Claims....................................67
                  8.       Claims Administration Responsibility..................................................67
                  9.       Delivery of Distributions.............................................................68
                  10.      Procedures for Treating and Resolving Disputed and Contingent Claims..................68
                  11.      Minimum Distributions.................................................................70
                  12.      Lost, Stolen, Mutilated or Destroyed Instrument or Security...........................70
         F.       EFFECT OF THE PLAN ON CLAIMS AND INTERESTS.....................................................70
                  1.       Vesting of Assets.....................................................................70
                  2.       Discharge of the Liquidation Trust and RoomStore......................................71
                  3.       Compromises and Settlements...........................................................71
                  4.       Release of Certain Parties............................................................71
                  5.       Setoffs...............................................................................72
                  6.       Exculpation and Limitation of Liability...............................................72
                  7.       Injunction............................................................................72
                  8.       Release by Holders of Claims or Interests.............................................72
                  9.       Release by Debtors....................................................................73
                  10.      Release of Directors and Officers.....................................................73
         G.       CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE PLAN..............................................73
                  1.       Conditions to Confirmation............................................................73
                  2.       Conditions to Consummation............................................................74
                  3.       Waiver of Conditions to Confirmation or Consummation..................................76
         H.       RETENTION OF JURISDICTION......................................................................76
         I.       MISCELLANEOUS PROVISIONS.......................................................................78
                  1.       Binding Effect........................................................................78
                  2.       Modification and Amendments...........................................................78
                  3.       Allocation of Plan Distributions Between Principal and Interest.......................78
                  4.       Revocation, Withdrawal, or Non-Consummation...........................................78
                  5.       Severability of Plan Provisions.......................................................79
                  6.       Notices...............................................................................79
                  7.       Term of Injunctions or Stays..........................................................79
                  8.       Governing Law.........................................................................80
                  9.       No Waiver or Estoppel.................................................................80
                  10.      Plan Supplement.......................................................................80

VI.      CONFIRMATION AND CONSUMMATION PROCEDURE.................................................................81
         A.       SOLICITATION OF VOTES..........................................................................81
         B.       VOTING REQUIREMENTS............................................................................81
         C.       THE CONFIRMATION HEARING.......................................................................82
         D.       CONFIRMATION...................................................................................83
                  1.       General...............................................................................83
                  2.       Confirmation Requirements.............................................................83


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VII.     VALUATION...............................................................................................88
         A.       OVERVIEW.......................................................................................88
         B.       VALUATION METHODOLOGY..........................................................................89
                  1.       Publicly Traded Company Analysis......................................................90
                  2.       Discounted Cash Flow Analysis.........................................................90
                  3.       Precedent Transactions Analysis.......................................................90

VIII.    CERTAIN RISK FACTORS TO BE CONSIDERED...................................................................92
         A.       COMPETITIVE INDUSTRY CONDITIONS................................................................92
         B.       TREATMENT OF CLAIMS............................................................................92
         C.       DILUTION.......................................................................................93
         D.       DIVIDEND POLICIES..............................................................................93
         E.       MARKET CONDITIONS FOR NEW ROOMSTORE COMMON STOCK...............................................93
         F.       DELAY IN THE DISTRIBUTION OF ANY RECOVERY TO THE HOLDERS OF ALLOWED UNSECURED CLAIMS...........94
         G.       VARIANCES FROM PROJECTIONS.....................................................................94
         H.       REORGANIZED ROOMSTORE PERSONNEL................................................................94

IX.      SECURITIES LAW CONSIDERATIONS UNDER THE PLAN............................................................95
         A.       APPLICABILITY OF CERTAIN FEDERAL AND STATE SECURITIES LAWS.....................................95
         B.       BANKRUPTCY CODE EXEMPTIONS FROM REGISTRATION REQUIREMENTS......................................95
                  1.       Initial Distribution of Securities....................................................95
                  2.       Subsequent Transfers of Securities....................................................95
         C.       SUBSEQUENT TRANSFERS UNDER STATE LAW...........................................................97
         D.       CERTAIN TRANSACTIONS BY STOCKBROKERS...........................................................97

X.       CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN.....................................................98
         A.       GENERAL........................................................................................98
         B.       CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS.........................................98
                  1.       Transfer of Assets to Liquidation Trust...............................................98
                  2.       Cancellation of Debt Income and Tax Attribution Reduction.............................99
                  3.       Tax Consequences to RoomStore.........................................................99
         C.       CLASSIFICATION OF LIQUIDATION TRUST...........................................................100
                  1.       Tax Reporting........................................................................101
                  2.       Reserve for Disputed Claims..........................................................101
         D.       CERTAIN FEDERAL INCOME CONSEQUENCES TO HOLDERS OF CLAIMS......................................101
                  1.       Recognition of Gain or Loss..........................................................101
                  2.       Distributions in Discharge of Accrued but Unpaid Interest............................102
                  3.       Character of Gain or Loss; Tax Basis; Holding Period.................................102
         E.       INFORMATION REPORTING AND BACKUP WITHHOLDING..................................................102


                                                         iv
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XI.      ALTERNATIVES TO CONFIRMATION AND CONSUMMATION  OF THE PLAN.............................................103
         A.       Liquidation under Chapter 7 of the Bankruptcy Code............................................103
         B.       Alternative Plan of Reorganization or Liquidation.............................................103

XII.     CONCLUSION AND RECOMMENDATION..........................................................................104



                                                         v

                              I. EXECUTIVE SUMMARY

A.       GENERAL
         -------
         On August 16, 2000, Heilig-Meyers Company, Inc., a Virginia
corporation, Heilig-Meyers Furniture Company, a North Carolina corporation,
Heilig-Meyers Furniture West, Inc., an Arizona corporation, HMY Star, Inc., a
Virginia corporation, HMY Roomstore, Inc., a Virginia corporation, and MacSaver
Financial Services, Inc., a Delaware corporation, as debtors and debtors in possession (collectively, the "Debtors"), each commenced cases under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Eastern
District of Virginia, Richmond Division. Subsequent to the Petition Date, the
Debtors operated their businesses as debtors in possession. All terms not otherwise defined herein shall have the meaning ascribed to them in the Joint
Plan of Reorganization Proposed By Heilig-Meyers, et al. and the Official
Committee of Unsecured Creditors, dated September 16, 2004 (the "Plan").

         The Debtors operated two distinct furniture retail formats prior to the Petition Date: (i) Heilig-Meyers Furniture ("HMY Furniture" - approximately 814 stores and $1.7 billion in net sales for fiscal year 2000), and (ii) The
RoomStore (approximately 58 stores and $300 million in net sales for fiscal year
2000). By June 2001, all of the HMY Furniture stores were closed and only The
RoomStore chain continued operating.

         The focus of the Chapter 11 Cases has been, among other things, (a) stabilizing RoomStore operations, which were adversely impacted by the disruption from the liquidation of HMY Furniture, (b) monetizing significant non-operating assets of the enterprise (i.e., excess real estate, investments in other retail companies, and other miscellaneous investments), and (c) pursuing a preference action against the pre-petition bank group (the "Pre-Petition Banks") to avoid liens and payments given to the Pre-Petition Banks in the 90-day period prior to filing that amounted to more than $200 million. In connection with considering all of its alternatives, the Debtors likely will engage in discussions with certain interested parties concerning a possible sale of the RoomStore.

         The Lender Avoidance Action was heard over a ten day period before the Bankruptcy Court in November 2003, and a decision is expected in the autumn of 2004 at the earliest. The outcome of the Lender Avoidance Action will materially affect the recovery to holders of Allowed Unsecured Claims. Certain other factors that may affect such recoveries include: (i) the total amount of Allowed
Administrative Claims; (ii) whether any Allowed Secured Claim held by the
Pre-Petition Banks is capped at $128.5 million; (iii) whether the Pre-Petition
Banks have received payment in full on account of any Allowed Secured Claim they may hold; and (iv) the claims of Wachovia Bank, N.A., f/k/a First Union National
Bank (the "Master Trust Trustee") as trustee for the Heilig-Meyers Master Trust
(the "Master Trust Claim").

         On September 16, 2004, the Debtors and the Creditors' Committee filed the joint plan of reorganization, dated as of the same date, a copy of which is attached hereto as Exhibit A. The Plan contemplates that only one of the Debtors, RoomStore, will emerge as a reorganized business enterprise after consummation of the Plan. On the Effective Date, the Debtors' assets and liabilities will be substantively consolidated and all assets held by RoomStore and the other Debtors necessary to the operation of the RoomStore business will be transferred to Reorganized RoomStore. All other assets of the Debtors will be transferred to a Liquidation Trust to be converted to Cash over time for distribution to the beneficiaries of the Liquidation Trust. Additionally, the New RoomStore Common Stock will be transferred to the Liquidation Trust for

                                        1

distribution to the beneficiaries of the Liquidation Trust. Among the Estate assets to be transferred to the Liquidation Trust, the Plan vests the Liquidation Trust with all Estate Actions, including the Estate Action against the Pre-Petition Lenders being asserted by the Debtors in the Lender Avoidance
Action. The Plan also sets forth how all Claims against and Interests in the Debtors will be treated.

         This Disclosure Statement describes certain aspects of the Plan, the Debtors' prior business operations, significant events occurring prior to and during the Chapter 11 Cases and certain related matters. This Executive Summary is intended solely as a summary of certain provisions of the Plan. FOR A
COMPLETE UNDERSTANDING OF THE PLAN, YOU SHOULD READ THIS DISCLOSURE STATEMENT,
THE PLAN, AND THE EXHIBITS AND SCHEDULES THERETO IN THEIR ENTIRETY.

         The Debtors and the Creditors' Committee submit this Disclosure
Statement pursuant to Bankruptcy Code Section 1125 to holders of Claims against and Interests in connection with (i) the solicitation of acceptances of the Joint Plan of Reorganization Proposed By Heilig-Meyers, et al. and the Official
Committee of Unsecured Creditors, dated September 16, 2004, as the same may be amended, filed with the United States Bankruptcy Court for the Eastern District of Virginia and (ii) the hearing to consider confirmation of the Plan scheduled for _____________, 2004, commencing at ________________.

         Attached as Exhibits to the Disclosure Statement are copies of the following documents:

     o    the Plan (Exhibit A);

     o    the Debtors' corporate structure (Exhibit B);

     o    RoomStore's liquidation analysis (Exhibit C); and

     o    Reorganized RoomStore's Projected Financial Information (Exhibit D).

         In addition, a Ballot for the acceptance or rejection of the Plan is enclosed with the Disclosure Statement submitted to the holders of Claims that are entitled to vote to accept or reject the Plan.

         On _____________, 2004, after notice and a hearing, the Bankruptcy
Court signed the Disclosure Statement Order, approving this Disclosure Statement as containing adequate information of a kind and in sufficient detail adequate to enable Impaired Claim holders to make an informed judgment about the Plan.
THE COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT CONSTITUTES NEITHER A GUARANTY
OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN NOR AN
ENDORSEMENT OF THE PLAN BY THE COURT.

         EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED
HEREIN AND IN THE EXHIBITS HERETO HAVE NOT BEEN AUDITED BY A CERTIFIED PUBLIC


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

ACCOUNTANT AND HAVE NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED
ACCOUNTING PRINCIPLES.

         The Disclosure Statement Order sets forth in detail the deadlines, procedures, and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, the record date for voting purposes, and the applicable standards for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot. Each holder of a Claim entitled to vote on the Plan should read this Disclosure Statement, the Plan, the Disclosure Statement Order, and the instructions accompanying the Ballot in their entirety before voting on the Plan. These documents contain important information concerning the classification of Claims and Interests for voting purposes and the tabulation of votes. No solicitation of votes to accept the Plan may be made except pursuant to Bankruptcy Code Section 1125.

B.       PURPOSE OF DISCLOSURE STATEMENT
         -------------------------------

         The purpose of the Disclosure Statement is to set forth information that: (i) summarizes the Plan and alternatives to the Plan; (ii) advises holders of Claims and Interests of their rights under the Plan; (iii) assists creditors entitled to vote in making informed decisions as to whether they should vote to accept or reject the Plan; and (iv) assists the Bankruptcy Court in determining whether the Plan complies with the provisions of chapter 11 of the Bankruptcy
Code and should be confirmed.

C.       SOURCES OF INFORMATION
         ----------------------

         Except as otherwise expressly indicated, the portions of this Disclosure Statement describing the Debtors, their businesses, properties and the Plan have been prepared from information furnished by the Debtors. Unless provided otherwise, the information contained herein has not been subjected to an audit and is based in part, upon information prepared by parties other than the Debtors and the Creditors' Committee. Therefore, although the Debtors and the Creditors' Committee have made every reasonable effort to be accurate in all material matters, the Debtors and the Creditors' Committee are unable to warrant or represent that all the information contained herein is completely accurate.

         Certain of the materials contained in this Disclosure Statement are taken directly from other readily accessible documents or are digests of other documents. While the Debtors and the Creditors' Committee have made every effort to retain the meaning of such other documents or portions that have been summarized, the Debtors and the Creditors' Committee urge that any reliance on the contents of such other documents should depend on a thorough review of the documents themselves. In the event of a discrepancy between this Disclosure
Statement and the actual terms of a document, the actual terms of such document shall apply.

         No statements concerning the Debtors, the value of their properties, or the value of any benefit offered to the holder of a Claim or Interest in connection with the Plan should be relied upon other than as set forth in this Disclosure Statement. In arriving at your decision, you should not rely on any representation or inducement made to secure your acceptance or rejection that is contrary to information contained in this Disclosure Statement, and any such


                                       3

additional representations or inducements should be reported to counsel for the Debtors, Bruce H. Matson, LeClair Ryan, A Professional Corporation, 707 E. Main
Street, Suite 1100, Richmond, VA 23219, (804) 343-4090.

D.       HOLDERS OF CLAIMS ENTITLED TO VOTE
         ----------------------------------

         Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired and that are not deemed to have rejected a proposed plan are entitled to vote to accept or reject a proposed plan. Classes of claims or equity interests in which the holders of claims or equity interests are unimpaired under a chapter 11 plan are deemed to have accepted the plan and are not entitled to vote to accept or reject the plan. Classes of claims or equity interests in which the holders of claims or equity interests will receive no recovery under a chapter 11 plan are deemed to have rejected the plan and are not entitled to vote to accept or reject the plan. For a detailed description of the treatment of Claims and Interests under the Plan, see Article V of the Disclosure Statement.

         Classes 5(a), 5(b) and 5(c) of the Plan are impaired and, to the extent
Claims in such Classes are Allowed Claims, the holders of such Claims will receive distributions under the Plan. As a result, holders of Claims in those Classes are entitled to vote to accept or reject the Plan. Classes 1, 2(a), 2(b), 2(c), 3 and 4 of the Plan are unimpaired and, as a result, holders of Claims in those Classes are conclusively presumed to have accepted the Plan.
Classes 6(a), 6(b) and 7 of the Plan, consisting of certain holders of Claims and Interests in those Classes, are conclusively presumed to have rejected the Plan.

         The Bankruptcy Code defines "acceptance" of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan. Thus, acceptance of the Plan by Classes
5(a), 5(b) and 5(c) will occur only if at least two-thirds in dollar amount and a majority in number of holders of such Claims in each Class cast their Ballots in favor of acceptance of the Plan. A vote may be disregarded if the Bankruptcy
Court determines, after notice and a hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code. For a more detailed description of the requirements for confirmation of the Plan, see Section VI of the Disclosure Statement.

         If a Class of Claims entitled to vote on the Plan rejects the Plan, the Debtors and the Creditors' Committee reserve the right to amend the Plan or request confirmation of the Plan pursuant to Bankruptcy Code Section 1129(b) or both. Bankruptcy Code Section 1129(b) permits the confirmation of a plan of reorganization notwithstanding the nonacceptance of a plan by one or more impaired classes of claims or equity interests. Under that section, a plan may be confirmed by a bankruptcy court if it does not "discriminate unfairly" and is "fair and equitable" with respect to each nonaccepting class. For a more detailed description of the requirements for confirmation of a nonconsensual plan, see Section VI of the Disclosure Statement.

         In the event that a Class of Claims entitled to vote does not vote to accept the Plan, the Debtors' and Creditors' Committee's determination whether to request confirmation of the Plan pursuant to Bankruptcy Code Section 1129(b) will be announced prior to or at the Confirmation Hearing.

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

E.       VOTING PROCEDURES
         -----------------

         If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. If you hold Claims in more than one Class and you are entitled to vote Claims in more than one Class, you will receive separate Ballots, which must be used for each separate Class of Claims.
Please vote and return your Ballot(s) to the respective location specified in the instructions accompanying each Ballot.

         DO NOT RETURN ANY NOTES OR SECURITIES WITH YOUR BALLOT.

         TO BE COUNTED, YOUR BALLOT (OR, IN THE CASE OF PUBLICLY HELD BONDS, THE
MASTER BALLOT CAST ON YOUR BEHALF) INDICATING ACCEPTANCE OR REJECTION OF THE
PLAN MUST BE FORWARDED IN ACCORDANCE WITH THE ACCOMPANYING INSTRUCTIONS IN
SUFFICIENT TIME FOR IT TO BE RECEIVED BY THE DEBTORS' TABULATION AGENT NO LATER
THAN _________________________. ANY EXECUTED BALLOT RECEIVED THAT DOES NOT
INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN SHALL NOT BE COUNTED.

         Any Claim in an impaired Class as to which an objection or request for estimation is pending or which is scheduled by the Debtors as unliquidated, disputed or contingent and for which no proof of claim has been filed is not entitled to vote unless the holder of such Claim has obtained an order of the Bankruptcy Court temporarily allowing such Claim for purposes of voting on the Plan.

         Pursuant to the Disclosure Statement Order, the Bankruptcy Court set
_______________ as the record date for voting on the Plan. Accordingly, only holders of record as of ____________ that otherwise are entitled to vote under the Plan will receive a Ballot and may vote on the Plan.

         If you are a holder of a Claim entitled to vote on the Plan and did not receive a Ballot, received a damaged Ballot or lost your Ballot, or if you have any questions concerning the Disclosure Statement, the Plan, or the procedures for voting on the Plan, please contact counsel for the Debtors, Bruce H. Matson, LeClair Ryan, A Professional Corporation, 707 E. Main Street, Suite 1100,
Richmond, VA 23219, (804) 343-4090.

F.       CONFIRMATION HEARING
         --------------------

         Pursuant to Bankruptcy Code Section 1128, the Confirmation Hearing will be held on ____________, 2004 at _____ (Eastern Standard Time) before the Honorable Douglas O. Tice, Jr., United States Bankruptcy Judge for the Eastern
District of Virginia, Richmond Division, in Courtroom No. 335, 3rd Floor, 1100
East Main Street, Richmond, Virginia. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and filed so that they are received on or before _____________________, in the manner described below in Section VI of the Disclosure Statement.

         THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF
THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED HEREIN, AND THE DELIVERY OF
THIS DISCLOSURE STATEMENT SHALL NOT CREATE AN IMPLICATION THAT THERE HAS BEEN NO


                                       5

CHANGE IN THE INFORMATION STATED SINCE THE DATE HEREOF. HOLDERS OF CLAIMS SHOULD
CAREFULLY READ THIS DISCLOSURE STATEMENT IN ITS ENTIRETY, INCLUDING THE PLAN,
PRIOR TO VOTING ON THE PLAN.

         THIS DISCLOSURE STATEMENT HAS NOT BEEN FILED WITH, REVIEWED, OR
APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION AND THE
COMMISSION HAS NEITHER PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION
CONTAINED HEREIN.

         FOR THE CONVENIENCE OF HOLDERS OF CLAIMS AND EQUITY INTERESTS, THIS
DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN. IF ANY INCONSISTENCY
EXISTS BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE
CONTROLLING. THIS DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE
OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN AND NOTHING
STATED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY
PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER
PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER EFFECTS OF THE PLAN
ON THE DEBTORS OR HOLDERS OF CLAIMS OR EQUITY INTERESTS. CERTAIN OF THE
STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, BY NATURE, ARE
FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE
THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES. ALL HOLDERS OF
CLAIMS SHOULD CAREFULLY READ AND CONSIDER FULLY THE RISK FACTORS SET FORTH IN
SECTION VIII OF THIS DISCLOSURE STATEMENT BEFORE VOTING TO ACCEPT OR REJECT THE
PLAN.

         SUMMARIES OF CERTAIN PROVISIONS OF AGREEMENTS REFERRED TO IN THIS
DISCLOSURE STATEMENT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE
QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL TEXT OF THE APPLICABLE
AGREEMENT, INCLUDING THE DEFINITIONS OF TERMS CONTAINED IN SUCH AGREEMENT.

         THE DEBTORS BELIEVE THAT THE PLAN WILL ENABLE THEM TO SUCCESSFULLY
ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT ACCEPTANCE OF THE PLAN IS IN
THE BEST INTEREST OF THE DEBTORS, THEIR CHAPTER 11 ESTATES, AND THEIR CREDITORS.

         THE DEBTORS URGE CREDITORS TO VOTE TO ACCEPT THE PLAN.

         THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF HEILIG-MEYERS COMPANY, et al. SUPPORTS THE PLAN OF REORGANIZATION AND URGES CREDITORS TO VOTE TO ACCEPT
THE PLAN.

                                       6

                            II. OVERVIEW OF THE PLAN


         The following table summarizes the classification and treatment of pre-petition Claims and Interests under the Plan. The classification and treatment for all Classes are described in more detail in Section V of the Disclosure Statement. This table is only a summary of the classification and treatment of Claims and Interests under the Plan. Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of Claims and Interests. Accordingly, this summary is qualified in its entirety by reference to the provisions of the Plan.

         The Plan is the product of diligent efforts by the Debtors and the Creditors' Committee to formulate a plan which provides for a fair distribution of the Debtors' assets in an orderly manner, consistent with the provisions of the Bankruptcy Code and applicable nonbankruptcy law. The Plan contemplates that only one of the Debtors, RoomStore, will emerge as a reorganized business enterprise after consummation of the Plan. On the Effective Date, the Debtors' assets and liabilities will be substantively consolidated and all assets held by RoomStore and the other Debtors necessary to the operation of the RoomStore business will be transferred to Reorganized RoomStore. All other assets of the Debtors will be transferred to a Liquidation Trust to be converted to Cash over time for distribution to the beneficiaries of the Liquidation Trust. Among the Estate assets to be transferred to the Liquidation Trust, the Plan vests the Liquidation Trust with all Estate Actions, including the Estate Action against the Pre-Petition Lenders being asserted by the Debtors in the Lender Avoidance
Action.

         On the Effective Date, each of the Debtors, other than RoomStore, will be dissolved, all of the shares of capital stock of the Debtors will be cancelled, released and extinguished, and the holders of Old Common Stock
Interests in Heilig-Meyers will not receive any Distributions under the Plan.

         On the Effective Date, Reorganized RoomStore will issue 1,000 shares of
New RoomStore Common Stock to the Liquidation Trust. Such shares of New
RoomStore Common Stock will represent 100% of the shares of the New RoomStore
Common Stock issued and outstanding on the Effective Date.

         The shares of New RoomStore Common Stock issued to the Liquidation
Trust will be held by the Liquidation Trust for the benefit of holders of Allowed Unsecured Claims under the Plan. Unless the Liquidation Trust Committee contemplated by the Trust Agreement directs the Liquidation Trustee to convert the New RoomStore Common Stock to Cash or marketable securities and to distribute the proceeds thereof or any such marketable securities to such holders, it is anticipated that, after the payment of all Allowed Claims that are senior to the Allowed Unsecured Claims, the Liquidation Trust shall distribute: (i) approximately .008065% of the shares of New RoomStore Common
Stock for every $10,000 of RoomStore Unsecured Claims to the RoomStore Unsecured
Claims Reserve on behalf of holders of Allowed RoomStore Unsecured Claims, which shall be distributed as set forth in the Plan; and (ii) the Available New
RoomStore Common Stock along with any Available Cash and other properties that may remain in the Liquidation Trust to the Heilig Unsecured Claims Reserve and Funded Debt Unsecured Claims Reserve on behalf of holders of Funded Debt


                                       7

Unsecured Claims and Heilig Unsecured Claims, respectively, which shall be distributed as set forth in the Plan (subject to adjustment to the extent additional cash or notes are required to be paid or issued to fully satisfy the Wachovia Secured Claims, Prudential Notes Secured Claims, or Synthetic Lease
Secured Claims).

         Claims against the Debtors and Interests in the Debtors are divided into Classes according to their seniority and other criteria. If the Plan is confirmed by the Court and consummated, the holders of Claims and/or Interests in: (i) Classes 1, 2(a), 2(b), 2(c), 3 and 4 will receive Distributions of Cash
(and Classes 2(a), 2(b) and 2(c) may also receive a Pro Rata share of the Bank
Group Secured Notes); (ii) Class 5(a) will receive a Pro Rata Distribution of
..008065% of the shares of New RoomStore Common Stock for every $10,000 of RoomStore Unsecured Claims; (iii) Class 5(b) will receive a Pro Rata
Distribution of the Class 5(b) Trust Allocation (subject to adjustment to the extent additional cash or notes are required to be paid or issued to fully satisfy the Wachovia Secured Claims, Prudential Notes Secured Claims, or
Synthetic Lease Secured Claims); (iv) Class 5(c) will receive a Pro Rata
Distribution of the Class 5(c) Trust Allocation (subject to adjustment to the extent additional cash or notes are required to be paid or issued to fully satisfy the Wachovia Secured Claims, Prudential Notes Secured Claims, or
Synthetic Lease Secured Claims); and (v) Classes 6(a), 6(b) and 7 will not receive any Distributions nor retain any property under the Plan.

                                       8

                     SUMMARY OF CLASSIFICATION AND TREATMENT
                  OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN

               Type of Claim or                                                           Estimated
   Class        Equity Interest                         Treatment                         Recovery        Status
   -----        ---------------                         ---------                         --------        ------
    N/A       Administrative       Except to the extent that a holder of an Allowed         100%      unimpaired;
              Expense Claims       Administrative Claim agrees to different treatment,                not entitled
                                   the Debtors or the Liquidation Trust, as the case                  to vote
                                   may be, shall pay to each holder of an Allowed
                                   Administrative Claim Cash in an amount equal to
                                   such Allowed Administrative Claim on, or as soon
                                   thereafter as is reasonably practicable, the later
                                   of (i) the Effective Date or (ii) the first
                                   Periodic Distribution Date occurring after the
                                   later of (x) the date a Disputed Administrative
                                   Claim becomes an Allowed Administrative Claim or
                                   (y) the date a Disputed Administrative Claim
                                   becomes payable pursuant to any agreement between
                                   the Liquidation Trustee and the holder of such
                                   Disputed Administrative Claim; provided, however,
                                                                  --------  -------
                                   that Allowed Administrative Claims with respect to
                                   liabilities incurred by RoomStore in the ordinary
                                   course of business during the Chapter 11 Cases
                                   shall be paid in the ordinary course of business in
                                   accordance with the terms and conditions of any
                                   agreements relating thereto.  Notwithstanding any
                                   provision contained in this Plan to the contrary,
                                   all Indenture Trustee Fees shall be paid in Cash on
                                   the Effective Date by the Debtors or the
                                   Liquidation Trust, as the case may be, as
                                   Administrative Claims, without the need for
                                   application to, or approval of, any court.


                                       9

               Type of Claim or                                                           Estimated
   Class        Equity Interest                         Treatment                         Recovery        Status
   -----        ---------------                         ---------                         --------        ------
    N/A       Priority Tax Claims  Except to the extent that a holder of an Allowed         100%      unimpaired;
                                   Priority Tax Claim agrees to different treatment,                  not entitled
                                   each holder of an Allowed Priority Tax Claim shall                 to vote
                                   receive, at the sole option of the Debtors or the
                                   Liquidation Trust, as the case may be, (i)
                                   deferred, periodic Cash payments made quarterly on
                                   the first Business Day of the first month following
                                   the Effective Date that is at least ninety (90)
                                   days subsequent to the Effective Date, over a
                                   period not exceeding six years after the assessment
                                   of the tax on which such Claim is based, totaling
                                   the principal amount of such Claim plus simple
                                   interest on any outstanding balance from the
                                   Effective Date calculated at the interest rate
                                   available on 90 day United States Treasuries on the
                                   Effective Date, (ii) such other treatment agreed to
                                   by the Allowed Priority Tax Claimholder and the
                                   Liquidation Trustee, or (iii) payment in full in
                                   Cash.

                                       10




               Type of Claim or                                                             Estimated
   Class        Equity Interest                         Treatment                           Recovery        Status
   -----        ---------------                         ---------                           --------        ------
     1        Other Priority       Except to the extent that a holder of an Allowed           100%       unimpaired;
              Claims               Other Priority Claim agrees to different treatment,                   not
                                   the Debtors or the Liquidation Trust, as the case                     entitled to
                                   may be, shall pay to each holder of an Allowed Other                  vote
                                   Priority Claim Cash in an amount equal to such
                                   Allowed Other Priority Claim on the later of (i) the
                                   Effective Date and (ii) the first Periodic
                                   Distribution Date occurring after the later of (x)
                                   the date a Disputed Other Priority Claim becomes an
                                   Allowed Other Priority Claim or (y) the date a
                                   Disputed Other Priority Claim becomes payable
                                   pursuant to any agreement between the Liquidation
                                   Trustee and the holder of such Other Priority Claim.
    2(a)      Wachovia Secured     On or before the Effective Date, the Debtors will          100%       unimpaired;
              Claims               have provided to Wachovia Bank, N.A., as                              not
                                   administrative or collateral agent for the holders                    entitled to
                                   of the Wachovia Secured Claim, in full satisfaction,                  vote
                                   settlement, release and discharge of and in exchange
                                   for such Wachovia Secured Claim (i) Cash equal to
                                   the amount of the Allowed Wachovia Secured Claim,
                                   provided, however, to the extent the holders of the
                                   --------  --------
                                   Allowed Wachovia Secured Claims shall not have
                                   received Cash equal to the total amount of such
                                   Allowed Wachovia Secured Claims, such holders shall
                                   also receive their Pro Rata share of the Bank Group
                                   Secured Notes, or (ii) such less favorable treatment
                                   as to which the Debtors, the Creditors' Committee
                                   and Wachovia Bank, N.A., as administrative or
                                   collateral agent for the holders of the Wachovia
                                   Secured Claim, shall have agreed in writing.  To the
                                   extent the Bankruptcy Court finds that the Allowed
                                   Wachovia Secured Claims have been satisfied in full
                                   on or before the Effective Date, holders of Allowed
                                   Wachovia Secured Claims shall not receive any
                                   distribution on account of such Allowed Wachovia
                                   Secured Claim pursuant to the Plan.

                                       11

               Type of Claim or                                                             Estimated
   Class        Equity Interest                         Treatment                           Recovery        Status
   -----        ---------------                         ---------                           --------        ------
    2(b)      Prudential Notes     On or before the Effective Date, the Debtors will          100%       unimpaired;
              Secured Claims       have paid to the holders of (or the collateral agent                  not
                                   for) the Prudential Notes Secured Claim, in full                      entitled to
                                   satisfaction, settlement, release and discharge of                    vote
                                   and in exchange for such Prudential Notes Secured
                                   Claim (i) Cash equal to the amount of the Allowed
                                   Prudential Notes Secured Claim, provided, however,
                                   to the extent the holders of the Allowed Prudential
                                   Notes Secured Claims shall not have received Cash
                                   equal to the total amount of such Allowed Prudential
                                   Notes Secured Claims, such holders shall also
                                   receive their Pro Rata share of the Bank Group
                                   Secured Notes, or (ii) such less favorable treatment
                                   as to which the Debtors, the Creditors' Committee
                                   and the holders of (or the collateral agent for) the
                                   Prudential Notes Secured Claim, shall have agreed in
                                   writing.  To the extent the Bankruptcy Court finds
                                   that the Allowed Prudential Notes Secured Claims
                                   have been satisfied in full on or before the
                                   Effective Date, holders of Allowed Prudential Notes
                                   Secured Claims shall not receive any distribution on
                                   account of such Allowed Prudential Notes Secured
                                   Claim pursuant to the Plan.
    2(c)      Synthetic Lease      On or before the Effective Date, the Debtors will          100%       unimpaired;
              Secured Claims       have paid to the holders of (or the collateral agent                  not
                                   for) the Synthetic Lease Secured Claim, in full                       entitled to
                                   satisfaction, settlement, release and discharge of                    vote
                                   and in exchange for such Synthetic Lease Secured
                                   Claim (i) Cash equal to the amount of the Allowed
                                   Synthetic Lease Secured Claim, provided, however, to
                                   the extent the holders of the Allowed Synthetic
                                   Lease Secured Claims shall not have received Cash
                                   equal to the total amount of such Allowed Synthetic
                                   Lease Secured Claims, such holders shall also
                                   receive their Pro Rata share of the Bank Group
                                   Secured Notes, or (ii) such less favorable treatment
                                   as to which the Debtors, the Creditors' Committee
                                   and the holders of (or the collateral agent for) the
                                   Synthetic Lease Secured Claim, shall have agreed in
                                   writing.  To the extent the Bankruptcy Court finds
                                   that the Allowed Synthetic Lease Secured Claims have
                                   been satisfied in full on or before the Effective
                                   Date, holders of Allowed Synthetic Lease Secured
                                   Claims shall not receive any distribution on account
                                   of such Allowed Synthetic Lease Secured Claim
                                   pursuant to the Plan.

                                       12

               Type of Claim or                                                             Estimated
   Class        Equity Interest                         Treatment                           Recovery        Status
   -----        ---------------                         ---------                           --------        ------
     3        Bondholder Secured   Nothing about the terms or implementation of the           100%       unimpaired;
              Claims               Plan shall modify or adversely affect any of the                      not
                                   rights that the holder(s) of the Bondholder Secured                   entitled to
                                   Claims may have against the Pre-Petition Lenders in                   vote
                                   respect of such holders' claims that they have lien
                                   rights in and/or to the collateral proceeds received
                                   (or to be received) by the Pre-Petition Lenders on
                                   an equal and ratable basis with the Pre-Petition
                                   Lenders pursuant to section 1008 of the Indentures,
                                   and/or other applicable law.
     4        Other Secured        Except to the extent that the holder of an Allowed         100%       unimpaired;
              Claims               Other Secured Claim agrees to different treatment,                    not
                                   the Debtors or the Liquidation Trust, as the case                     entitled to
                                   may be, shall pay to each holder of an Allowed Other                  vote
                                   Secured Claim Cash in an amount equal to such
                                   Allowed Other Secured Claim on the later of (i) the
                                   Effective Date or (ii) first Periodic Distribution
                                   Date occurring after the later of (x) the date a
                                   Disputed Other Secured Claim becomes an Allowed
                                   Other Secured Claim or (y) the date a Disputed Other
                                   Secured Claim becomes payable pursuant to any
                                   agreement between the Liquidation Trustee and the
                                   holder of such Other Secured Claim.

                                       13

               Type of Claim or                                                           Estimated
   Class        Equity Interest                         Treatment                         Recovery        Status
   -----        ---------------                         ---------                         --------        ------
    5(a)      RoomStore            With respect to all Allowed RoomStore Unsecured           48%      impaired;
              Unsecured Claims     Claims, on the Initial Distribution Date and, with                 entitled to
                                   respect to all Disputed RoomStore Unsecured Claims                 vote
                                   that shall become Allowed RoomStore Unsecured
                                   Claims, on the first Periodic Distribution Date
                                   occurring after the later of (i) the date any such
                                   Disputed RoomStore Unsecured Claim becomes an
                                   Allowed RoomStore Unsecured Claim or (ii) the date
                                   a Disputed RoomStore Unsecured Claim becomes
                                   payable pursuant to any agreement between the
                                   Liquidation Trustee and the holder of such
                                   RoomStore Unsecured Claim, such Claimholder shall
                                   receive, in full satisfaction, settlement, release,
                                   and discharge of and in exchange for such Allowed
                                   RoomStore Unsecured Claim, (x) a Distribution of
                                   such Claimholder's Pro Rata share of .008065% of
                                   the shares of New RoomStore Common Stock for every
                                   $10,000 of RoomStore Unsecured Claims held in the
                                   Liquidation Trust, or (y) such less favorable
                                   treatment as to which the Liquidation Trustee and
                                   such Claimholder shall have agreed in writing.

                                   Any New RoomStore Common Stock held in the
                                   RoomStore Unsecured Claims Reserve with
                                   respect to any Disputed RoomStore Unsecured
                                   Claim that shall become an Allowed RoomStore
                                   Unsecured Claim, after the payment or other discharge and satisfaction of any such Allowed RoomStore Unsecured Claim (or any shares of New RoomStore Common Stock held in the RoomStore Unsecured Claims Reserve with respect to any Disputed RoomStore Unsecured
                                   Claim that shall become a Disallowed
                                   RoomStore Unsecured Claim), shall be
                                   distributed Pro Rata to the holders of
                                   Allowed RoomStore Unsecured Claims.

                                       14

               Type of Claim or                                                           Estimated
   Class        Equity Interest                         Treatment                         Recovery        Status
   -----        ---------------                         ---------                         --------        ------
    5(b)      Funded Debt          With respect to all Allowed Funded Debt Unsecured     10%(1)       impaired;
              Unsecured Claims     Claims, on the Initial Distribution Date and, with                 entitled to
                                   respect to all Disputed Funded Debt Unsecured                      vote
                                   Claims that shall become Allowed Funded Debt
                                   Unsecured Claims, on the first Periodic
                                   Distribution Date occurring after the later of (i)
                                   the date any such Disputed Funded Debt Unsecured
                                   Claim becomes an Allowed Funded Debt Unsecured
                                   Claim or (ii) the date a Disputed Funded Debt
                                   Unsecured Claim becomes payable pursuant to any
                                   agreement between the Liquidation Trustee and the
                                   holder of such Funded Debt Unsecured Claim, such
                                   Claimholder shall receive, in full satisfaction,
                                   settlement, release, and discharge of and in
                                   exchange for such Allowed Funded Debt Unsecured
                                   Claim, (x) a Distribution of such Claimholder's Pro
                                   Rata share of the Class 5(b) Trust Allocation
                                   (subject to adjustment to the extent additional
                                   cash or notes are required to be paid or issued to
                                   fully satisfy the Wachovia Secured Claims,
                                   Prudential Notes Secured Claims, or Synthetic Lease
                                   Secured Claims), or (y) such less favorable
                                   treatment as to which the Liquidation Trustee and
                                   such Claimholder shall have agreed in writing.

                                   Upon the revesting of any Cash in the
                                   Liquidation Trust to the Funded Debt
                                   Unsecured Claims Reserve for the benefit of Funded Debt Unsecured Creditors pursuant to
                                   Sections 2.1, 4.1, and/or 4.6 of the Plan, the Liquidation Trustee shall distribute such Cash, less (i) any Cash reserved by the Liquidation Trustee in accordance with the terms and subject to the conditions set forth in the Plan and in the Trust Agreement, (ii)
                                   Cash reserved to pay the liabilities, costs and expenses of the Liquidation Trust, as set forth in the Trust Agreement, and (iii) Cash reserved for the Funded Debt Unsecured
                                   Claims, Pro Rata to the holders of Allowed
                                   Funded Debt Unsecured Claims. Any such
                                   Distribution shall be made on the first
                                   Periodic Distribution Date following the date of any such revesting.

--------

         1 This estimated recovery for Allowed Funded Debt Unsecured Claims does not include any recovery on the Lender Avoidance Action by the Debtors and does not include the Master Trust Claim (which could otherwise dilute recoveries). Further, the Trust Interests will not be freely tradeable and, therefore, there can be no assurance that holders of Allowed Claims in Class 5(b) will receive this estimated value.

                                       15

               Type of Claim or                                                           Estimated
   Class        Equity Interest                         Treatment                         Recovery        Status
   -----        ---------------                         ---------                         --------        ------
    5(c)      Heilig Unsecured     With respect to all Allowed Heilig Unsecured          7%(2)        impaired;
              Claims               Claims, on the Initial Distribution Date and, with                 entitled to
                                   respect to all Disputed Heilig Unsecured Claims                    vote
                                   that shall become Allowed Heilig Unsecured Claims,
                                   on the first Periodic Distribution Date occurring
                                   after the later of (i) the date any such Disputed
                                   Heilig Unsecured Claim becomes an Allowed Heilig
                                   Unsecured Claim or (ii) the date a Disputed Heilig
                                   Unsecured Claim becomes payable pursuant to any
                                   agreement between the Liquidation Trustee and the
                                   holder of such Heilig Unsecured Claim, such
                                   Claimholder shall receive, in full satisfaction,
                                   settlement, release, and discharge of and in
                                   exchange for such Allowed Heilig Unsecured Claim,
                                   (x) a Distribution of such Claimholder's Pro Rata
                                   share of the Class 5(c) Trust Allocation (subject
                                   to adjustment to the extent additional cash or
                                   notes are required to be paid or issued to fully
                                   satisfy the Wachovia Secured Claims, Prudential
                                   Notes Secured Claims, or Synthetic Lease Secured
                                   Claims), or (y) such less favorable treatment as to
                                   which the Liquidation Trustee and such Claimholder
                                   shall have agreed in writing.

                                   Upon the revesting of any Cash in the
                                   Liquidation Trust in the Heilig Unsecured
                                   Claims Reserve for the benefit of the holder of Heilig Unsecured Claims pursuant to Sections 2.1, 4.1, and/or 4.6 of the Plan, the Liquidation Trustee shall distribute such Cash, less (i) any Cash reserved by the Liquidation Trustee in accordance with the terms and subject to the conditions set forth in the Plan and in the Trust Agreement, (ii)
                                   Cash reserved to pay the liabilities, costs and expenses of the Liquidation Trust, as set forth in the Trust Agreement, and (iii) Cash reserved for the Heilig Unsecured Claims, Pro
                                   Rata to the holders of Allowed Heilig
                                   Unsecured Claims. Any such Distribution shall be made on the first Periodic Distribution
                                   Date following the date of any such
                                   revesting.

--------
         2 This estimated recovery for Allowed Heilig Unsecured Claims does not include any recovery on the Lender Avoidance Action by the Debtors and does not include the Master Trust Claim (which could otherwise dilute recoveries). Further, the Trust Interests will not be freely tradeable and, therefore, there can be no assurance that holders of Allowed
         Claims in Class 5(c) will receive this estimated value.

                                       16

               Type of Claim or                                                           Estimated
   Class        Equity Interest                         Treatment                         Recovery        Status
   -----        ---------------                         ---------                         --------        ------
    6(a)      Subordinated Debt    Holders of Allowed Claims in Class 6(a) shall             0%       impaired; not
              Securities           Claims receive no distributions on account of
                                   their entitled to Claims, and such Claims
                                   will be canceled and/or vote discharged as of
                                   the Effective Date.
    6(b)      Subordinated         Holders of Allowed Interests in Class 6(b) shall          0%       impaired; not
              Equity Securities    receive no distributions on account of their                       entitled to
              Claims               Interests, and such Interests will be canceled as                  vote
                                   of the Effective Date.
     7        Old Common Stock     Holders of Allowed Interests in Class 7 shall             0%       impaired; not
              Interests            receive no distributions on account of their                       entitled to
                                   Interests and such Interests will be
                                   cancelled as vote of the Effective Date.

                                       17

                            III. GENERAL INFORMATION

A.       OVERVIEW OF CHAPTER 11
         ----------------------

         Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize its business for the benefit of itself, its creditors, and its equity interest holders. In addition to permitting the rehabilitation of a debtor, another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated equity interest holders with respect to the distribution of a debtor's assets.

         The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of its petition date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor in possession."

         The consummation of a plan of reorganization is the principal objective of a chapter 11 reorganization case. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan of reorganization by the bankruptcy court binds the debtors, any issuer of securities under the plan, a person acquiring property under the plan, and any creditor or equity interest holder of a debtor. Subject to certain limited exceptions, the order approving confirmation of a plan discharges a debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

         Certain holders of claims against and interests in a debtor are permitted to vote to accept or reject the plan. Prior to soliciting acceptances of the proposed plan, Bankruptcy Code Section 1125 requires a debtor to prepare a disclosure statement containing adequate information of a kind, in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding the plan. The Debtors and the Creditors' Committee are submitting this Disclosure Statement to holders of Claims against and Interests in the Debtors to satisfy the requirements of Bankruptcy Code Section 1125.

B.       DESCRIPTION AND HISTORY OF BUSINESS
         -----------------------------------

         1.       Business of the Debtors Prior to the Petition Date
                  --------------------------------------------------

         Prior to the Petition Date, the Debtors were engaged primarily in the retail sale of home furnishings and bedding. The Debtors' predecessors are numerous Virginia and North Carolina corporations, the first of which was incorporated in 1940, and all of which were merged into Heilig-Meyers Company, a North Carolina corporation, in March 1970, which in turn was merged into a Virginia corporation in June 1972.

         The Debtors previously operated two primary segments as HMY Furniture and The RoomStore. The "HMY Furniture" division is associated with the Debtors' historical operations. The majority of the HMY Furniture stores operated in smaller markets with a broad line of merchandise. Stores under "The RoomStore"


                                       18

division display and sell furniture in complete room packages. The rooms are arranged by professional designers and sell at a value when purchased as a group.

         2.       Nature of Business
                  ------------------

         The Debtors had been the nation's largest specialty retailer of home furnishings and related items with 872 stores (as of April 30, 2000) located in 30 states. The Debtors' HMY Furniture stores were primarily located in small towns and rural markets in the southern, mid-western and western continental
United States. The 55 stores of The RoomStore had been located in 5 states, including Texas, Virginia, Oregon, Maryland and Washington.

         The Debtors' operating strategies had focused on: (1) offering a broad selection of competitively priced home furnishings, including furniture and accessories, and bedding, and in the HMY Furniture stores, consumer electronics, appliances, and other items such as jewelry, small appliances and seasonal goods; (2) locating HMY Furniture stores primarily in small towns and rural markets which are at least 25 miles from a metropolitan market; (3) offering credit programs to provide flexible financing to customers; (4) utilizing centralized inventory and distribution systems in strategic regional locations to support store inventory and merchandise delivery operations; and (5) emphasizing customer service and repair service for consumer electronics and other mechanical items.

         The retail home furnishings industry is a highly competitive and fragmented market. The Debtors, as a whole, competed with large chains, independent stores, discount stores, furniture stores, specialty stores and others, some of which have financial resources greater than those of the Debtors, and some of which derive revenues from the sale of products other than home furnishings. Due to volume purchasing, the Debtors believed they had been generally able to offer merchandise at equal or lower prices than their competitors, particularly local independent and regional specialty furniture retailers, and that the Debtors offered a broader selection of merchandise than many of their competitors.

              a.  Merchandising
                  -------------

         The Debtors' HMY Furniture merchandising strategy was to offer a broad selection of competitively priced home furnishings, including furniture and accessories, consumer electronics, appliances, bedding and other items such as jewelry and seasonal goods. The RoomStore stores primarily sell mid-price-point furniture and accessories, and bedding.

              b.  Advertising
                  -----------

         Circulars and broadcast advertising had been key components of the Debtors' marketing program. The Debtors had centrally designed their circulars for their HMY Furniture stores. In fiscal year 2000, the HMY Furniture format distributed over 150 million circulars. Direct mailing expenses accounted for approximately 20% of advertising expenses at The RoomStore during fiscal year
2000, with circulars being mailed to approximately 750,000 customers per month.
In addition to the Debtors' utilization of circulars, television and radio commercials were produced for each format and aired in virtually all of the Debtors' markets. Broadcast advertising accounted for approximately 46% of the Debtors' HMY Furniture store advertising expenses in fiscal year 2000. Newspaper


                                       19

advertising was placed largely at the store level. The Debtors also utilized
Spanish language television and radio in selected markets with significant
Hispanic populations. The Debtors believed that the availability as well as the terms of credit were key determinants in the purchasing decisions at its HMY
Furniture stores, and therefore, promoted credit availability in the circulars and advertising.

              c.  Credit Operations
                  -----------------

         The Debtors believed that offering flexible credit options was an important part of their business strategy. Approximately 70% to 80% of sales in the HMY Furniture stores were made through the Debtors' installment credit programs. The Debtors accepted major credit cards in all stores and offered revolving credit featuring private label credit cards in certain stores.
Historically, the HMY Furniture installment credit program had been administered at the store level, allowing terms to be tailored generally to meet the customer's ability to pay. Each HMY Furniture store had a credit manager who, under the store manager's supervision, was responsible for extending and collecting that store's accounts in accordance with corporate guidelines. At the time of the filing, the Debtors had plans to further refine their credit management effectiveness by implementing a centralized billing process for all installment credit customers. The Debtors extended credit under installment contracts in HMY Furniture stores for original terms up to 24 months. The average term at origination as of February 29, 2000, however, was 19 months.
Finance charges were included in revenues on a monthly basis, as earned, net of costs related to the Debtors' asset securitization program. In fiscal 2000 such finance charges totaled $214,098,000. The substantial majority of installment accounts receivable were transferred to a master trust in exchange for certificates representing undivided interests in such receivables. Certificates with a face value of $26,300,000 were sold to third parties as of February 29, 2000. The Debtors also offered revolving credit programs, which were underwritten by third parties, in The RoomStore stores, and to a lesser degree, in the HMY Furniture stores. The Debtors did not service or generally provide recourse on these accounts. During fiscal 2000, approximately 45% of The
RoomStore sales and approximately 3% of HMY Furniture sales were made through the revolving credit programs.

              d.  Distribution Centers
                  --------------------

         As of April 30, 2000, the Debtors operated eight HMY Furniture distribution centers in the continental United States. These centers are located in Orangeburg, South Carolina; Rocky Mount, North Carolina; Russellville,
Alabama; Mount Sterling, Kentucky; Thomasville, Georgia; Moberly, Missouri;
Hesperia, California; and Athens, Texas. At the same time the Debtors also operated six RoomStore distribution centers, which collectively had approximately 1,000,000 square feet. Typically, each of the Debtors' HMY
Furniture stores was located within 250 miles of one of the eight distribution centers and each of The RoomStore stores was located within 30 miles of the six
The RoomStore distribution and delivery centers. The Debtors operated a fleet of trucks that generally delivered merchandise to each HMY Furniture store at least twice a week. In The RoomStore format, located in larger cities, the Debtors also utilized centralized delivery centers for home delivery.

                                       20

              e.  Customer Service
                  ----------------

         The Debtors believed that customer service was an important element for success in the retail furniture business and, therefore, provided a broad range of services to their customers. Services included home delivery and setup, as well as liberal policies with respect to exchanges and returns. In addition, the Debtors offered service agreements on certain merchandise sold in their stores.
The Debtors sold substantially all of their service policies to third parties and recognized service policy income on these at the time of sale. Revenue from service policies and extended warranty contracts retained by the Debtors were deferred and recognized over the life of the contract period. In addition, the Debtors provided repair services on virtually all consumer electronics and mechanical items sold in their HMY Furniture stores. The Debtors operated HMY
Furniture service centers in Fayetteville, North Carolina; Moberly, Missouri;
Hesperia, California and Athens, Texas. The service centers provided service for all consumer electronic items, most mechanical items (except major appliances, which were serviced locally) and watches. The service centers were also authorized to perform repair work under certain manufacturers' warranties.
Service center trucks typically visited HMY Furniture stores weekly, allowing a one-week turnaround on most repair orders.

         3.       Corporate Structure
                  --------------------

         The Debtors' corporate structure is attached hereto as Exhibit B.

         4.       Acquisitions and Divestitures
                  -----------------------------

              a.  Acquisitions
                  ------------

         In the years leading up to the filing, the Debtors had grown, in part, through a series of acquisitions. More specifically, the Debtors had grown from 647 stores at February 28, 1995, to 872 stores at April 30, 1999. Among the acquisitions were: (i) the October 1996 acquisition of certain assets relating to the 20 stores of J. McMahan's in Santa Monica, California and the unrelated acquisition of certain assets relating to the 23 stores of Self-Service
Furniture Company of Spokane, Washington; (ii) the December 1996 acquisition of the Atlanta, Georgia-based Rhodes, Inc., a publicly traded home furnishings retailer with, at the time of acquisition, 105 stores in 15 states; and (iii) the February 1997 acquisition of certain assets relating to the 10 stores of The
RoomStore, Inc. of Grand Prairie, Texas.

         The Debtors also acquired the assets of: (i) the 19-store Star
Furniture chain based in North Carolina in February 1997; (ii) Mattress
Discounters Corporation and a related corporation in July 1997, with 169 stores in 10 states and Washington, D.C.; (iii) The Bedding Experts, Inc. with 54 stores in Chicago, Illinois and the surrounding area in January 1998; (iv) the assets of John M. Smyth's Homemakers stores, a Chicago, Illinois furniture chain in January 1998; (v) the 24-store Hub Furniture chain based in Columbia,
Maryland in February 1998, which operated under The RoomStore division; and (vi) substantially all of the operating assets and liabilities of Guardian Products in September 1998.

                                       21

              b.  Divestitures
                  ------------

         On March 24, 1999, the Debtors announced that in an effort to substantially improve the overall financial position of the Debtors and to refocus on their core home furnishings operation, a review of strategic divestiture options of all non-core operating assets was being made. This review included the retention of third parties to advise on the possible divestiture of the Rhodes and Mattress Discounters divisions. The results of the divestiture activities are described in detail below.

         On June 15, 1999, the Debtors entered into a definitive agreement to sell their interest in the Rhodes division. The transaction closed on July 13, 1999, with an effective date of July 1, 1999. Under the terms of the sale agreement, the Debtors received $60.0 million in cash, a $40 million 10% pay-in-kind subordinated note receivable due November 2004 (the "Rhodes Note")
(9.5% interest rate per annum for periods where interest is paid in cash) and an option to acquire a 2.5% (as adjusted post-closing) equity interest in Rhodes
Holdings, the acquiring entity (the entire transaction, the "Rhodes
Acquisition"). Apart from the Rhodes divestiture, the Debtors agreed to provide or guarantee a $20.0 million standby credit facility to Rhodes after the closing, which could be drawn on only in certain circumstances after utilization of availability under Rhodes' primary credit facility. In addition, under terms of the agreement, Rhodes assumed approximately $10 million in capital lease obligations. As a result of the Rhodes transaction, the Debtors recorded a pre-tax charge to earnings of $99.5 million ($64.3 million net of tax benefit) during the fiscal year ended February 29, 2000. Results for fiscal year 2000 included operations of the Rhodes division through June 30, 1999.

         On May 28, 1999, the Debtors entered into a definitive agreement to sell 93% of their interest in the Mattress Discounters division, and on August
6, 1999, the Debtors completed the transaction. The Debtors received approximately $204 million in cash, subject to certain working capital adjustments, pay-in-kind junior subordinate notes valued at $11.4 million and retained a 7% equity interest in Mattress Discounters. The Debtors incurred costs related to the transaction of approximately $7.7 million and assumed liabilities of approximately $2.9 million. This transaction resulted in a pre-tax gain of $138.5 million ($63.2 million net of tax) during fiscal year
2000. Results for fiscal year 2000 included operations of Mattress Discounters through August 6, 1999.

         On January 31, 2000, the Debtors sold substantially all of the assets of Guardian Products, Inc. The Debtors received $6.0 million in cash and a $5.1 million note receivable. While this transaction resulted in a pre-tax loss of $0.2 million, the sale resulted in a $3.8 million loss after income taxes as a result of the Debtors' low tax basis in their investment.

         During the second quarter ended August 31, 1999, the Debtors announced their intent to exit the Chicago, Illinois, Milwaukee, Wisconsin and Puerto
Rican markets, which were not considered to be part of the Debtors' core operations. Pursuant to this plan, the Debtors sold the assets related to 18 stores in the Chicago and Milwaukee markets (referred to throughout as The
RoomStore - Chicago) in September 1999. This transaction resulted in a pre-tax loss of $46.6 million ($28.0 million net of tax benefit) during fiscal year
2000. The Puerto Rican operations and the three John H. Smyth's Homemaker stores were classified as net assets held for sale on the February 29, 2000


                                       22

consolidated balance sheet with net assets totaling $125.9 million. The Debtors recorded a pre-tax charge of $55.2 million ($42.5 million net of tax benefit) to write down the associated assets to their estimated fair value, less costs to sell.

         On April 20, 2000, subsequent to the Debtors' fiscal year end, the sale of the Berrios division was completed. The total value of the transaction was in excess of $120.0 million, before transaction costs, of which $18.0 million was in the form of a seller's note (the "Berrios Note"). The transaction was recorded in the Debtors' first quarter ended May 31, 2000 and was not expected to have a significant effect on results of operations. Proceeds from the sale were used to pay down debt obligations.

         The Debtors had expected the disposition of the remaining assets held for sale to be completed within fiscal year 2001.

C.       ROOMSTORE
         ---------

         Pursuant to the Plan, all of the Debtors except RoomStore will be liquidated. RoomStore, which will be reorganized and emerge as a solvent entity, is a leading home furnishings and bedding retailer in the United States with net sales of $331 million in the fiscal year ended February 29, 2004 and projected net sales of approximately $347 million for the fiscal year ending February 28, 2005. RoomStore operates, in total, 64 stores (as of January 2004) primarily on the East coast (Pennsylvania, Maryland, Virginia, North Carolina and South
Carolina) and Texas (Dallas, Austin, San Antonio, El Paso, and Houston).

         RoomStore's operations are decentralized into two divisions: (i)
RoomStore East ("RSE" - 36 locations including 3 clearance centers; based in Richmond), and (ii) RoomStore West ("RSW" - 28 locations including 2 stand-alone and 4 in-store clearance centers; based in Grand Prairie, Texas). Store footprint varies from 20,000 to 50,000 square feet due to the accumulation of stores through conversions from previous formats in the east (formerly "The Hub" and select up-market "HMY Furniture" locations) with the prototype store in the 35,000 square foot range.

         RoomStore offers a wide selection of professionally coordinated home furnishings, bedding and accessories at value-oriented prices that are marketed to middle-income customers. In addition, a variety of services, such as home delivery and service repairs of furniture also are offered. RoomStore follows a format of offering home furnishings in complete room packages with store layouts, signage and merchandise tags reflecting this approach with an emphasis on the value of the package pricing and fashionable look of the merchandise.
Rather than marketing high-end name brands like Henredon or Thomasville, the product assortment is principally focused on casual groupings consistent with today's middle-income lifestyle and quality "look-alike" products with similar fashion appeal and finishes at lower than high-end name brand prices.

         This strategy has been an effective marketing tool among customers attracted not only to the convenience of one-stop shopping for a professionally designed furniture ensemble, but also appeals to the notion of value, as higher volume purchases facilitates greater discounts off of stand-alone list prices and increases the average ticket per transaction. RoomStore offers financing programs typical for the industry, including its own private label credit card


                                       23

product. RoomStore does not retain any economic interest in the sold receivables. The RoomStore private label credit card is used in approximately
50% of sales.

         During fiscal year 2002 and most of fiscal year 2003, several factors caused RoomStore to experience difficulties and weak financial performance.
Foremost, the bankruptcy filing and subsequent liquidation of the 814 HMY
Furniture stores created significant strain with vendors. For an extended period, RoomStore could not obtain certain goods timely or at all, resulting in lost sales due to out-of-stock inventory. In addition, distribution and delivery operations at RSE were fundamentally affected by the required closure of certain
HMY Furniture facilities. RSW experienced temporary sales declines during the highly promotional grand opening campaigns of new competitors in the Dallas market.

         Also, one of the major new entrants into the RSW market hired part of the senior leadership team of RSW, requiring RoomStore to attract new senior management at RSW. Finally, an extremely weak economic environment resulted in poor furniture sales across the industry, including RoomStore, particularly during the first half of calendar 2003 (fiscal year 2004).

         Notwithstanding the confluence of several major adverse events, RoomStore has continued to generate positive EBITDA in each of the last three years and has now successfully implemented a number of critical operational initiatives that position it for strong growth. Highlights include:

         Vendors: Vendor relations have improved significantly, with no major merchandise issues at present. RoomStore has initiated a vendor chargeback program for the first time since the bankruptcy filing, which will improve vendor service levels, customer satisfaction, and consequently benefit future earnings. Additional initiatives include expansion of trade credit terms (which will require emergence from bankruptcy) and better pricing to bolster margins.

         RSE Distribution: RSE closed an old and inefficient Maryland distribution center and now manages delivery to the Washington, D.C./Baltimore market through a new cross-dock facility in Jessup, Maryland. Management has focused extensively on improving the efficiency and quality of its logistics, with better operating metrics across-the-board that have translated into recent significant operating expense improvement. Key aspects include improved product packaging, delivery and follow-up policies from container to customer home that have significantly reduced customer returns.

         RSW: A new seasoned management team has been hired and CEO Curtis
Kimbrell has actively assisted in positioning RSW to compete effectively in Texas.

         Store Portfolio: In the past year, RoomStore has significantly improved its store portfolio, with RSW stores receiving significant exterior work and a store relocation (Catonsville, MD), and a major store remodel (Charlestson, SC) in RSE. Various locations have also received improved signage and lighting at various locations. RSW opened a new store in Woodlands, Texas (Houston market) during January 2004, with positive market response (and pre-grand opening sales). In May 2004, RSE closed two converted HMY Furniture locations in Fayetteville, NC and opened one new location with positive initial success.

                                       24

         RSE plans to open two new locations and RSW plans four major remodels and expansions during fiscal year 2005.

     o Strongly Positioned Franchise with a Proven Concept. RoomStore is a profitable franchise with a proven retailing concept and has demonstrated significant success in the furniture industry during the past 10 years. The retail format of offering home furnishings in complete room packages has been extremely effective among customers attracted not only to the convenience of one-stop shopping for a professionally designed furniture ensemble, but also appeals to the notion of value, as higher volume purchase facilitates greater discounts off of stand-alone list prices and increases average ticket per transaction.

     o Multiple Expansion Opportunities. RoomStore believes this retailing concept has the potential for success in a broad variety of markets across the United States. Management intends to grow the business by initially opening new stores clustered in selected existing markets
          (six stores to be added) and then by expanding into new markets.
          Management believes that new stores, requiring an average initial investment of $1 million (which includes store upgrades and new store and distribution center inventory required), will provide a payback on the investment within 24 months of operation. The plan includes sufficient distribution capacity to address the store's expansion goals.

     o Freshened Store Base Initiative. RoomStore has initiated a program to freshen its stores - mostly exteriors, but also interiors - to provide a more attractive selling environment and consolidate disparate store formats. RoomStore relocated its Catonsville, MD store with positive results (significant increase in comparable store sales) and a recently completed a major remodel of the Charleston, SC store.
          RoomStore is in the process of selecting other locations that would be good candidates either for renovation and/or relocation.

     o Third-Party Credit (Private Label) Program. RoomStore currently operates under an existing agreement with Household Bank, N.A. that was entered into during a disruptive period in the Debtors' chapter 11 cases. As such, management believes there are opportunities to improve the overall effectiveness and profitability of its private label credit program. Key areas to improve include better approval/acceptance rates, lower discount fees, sharing of portfolio yield, and better access to customer information to conduct affinity marketing.

     o Vendor Relations. RoomStore has experienced approximately 200 basis points to 300 basis points of gross margin deterioration in the past 3 years, in large part due to an inability to obtain purchase discounts with less volume (after HMY Furniture stores were liquidated). Given its weak position after the liquidation of HMY Furniture, RoomStore was not well positioned to negotiate better pricing terms with vendors. However, management now intends to seek appropriate pricing, has initiated a chargeback program for the first time for damaged merchandise, and is exploring greater purchasing opportunities directly from Asian countries.

                                       25

     o Bankruptcy Impact. RoomStore believes that it will be able to realize significant benefits from an enhanced credit profile after emerging from chapter 11. Such benefits include but are not limited to improved vendor support and credit terms, better leverage in lease negotiations for new and existing locations, lower insurance costs, reduced cash collateral requirements (letters-of-credit, lease deposits, etc.), and improved ability to recruit new employees.

     o Realization of Cost Economies. As RoomStore adds new stores and continues to experience increases in comparable stores sales, efficiencies in store costs, distribution expense and corporate overhead will be realized.

     o Experienced Management Team. RoomStore has a well-seasoned management team with more than 110 years in the furniture retailing business among its top five executives. The operating management of RoomStore has unique experience in that it is one of the few management teams in furniture retailing who have successfully executed a growth strategy for this concept. RoomStore also has key personnel with vast experience in critical areas of RoomStore's operations including merchandising, advertising, distribution, finance and store management. RoomStore has a performance based management incentive program in place to ensure the continued involvement of management and other employees throughout the organization who are critical to the success of RoomStore.

         For the fiscal year ended February 29, 2004, EBITDA was $5.6 million on net sales of $331 million. For fiscal year 2005, the RoomStore business plan reflects EBITDA of approximately $6.2 million on $347 million of net sales. On an adjusted basis, reflecting the completion of the key vendor and credit initiatives, RoomStore is projected to earn $19.5 million of EBITDA on net sales of $546.2 million during fiscal year 2009.

D.       DEBTORS' PREPETITION CAPITAL STRUCTURE
         --------------------------------------

         As of the Petition Date, the Debtors' indebtedness included: (i) approximately $98,706,000 of outstanding debt, and (ii) approximately
$475,000,000 of aggregate outstanding bond debt.

                                       26

                     IV. EVENTS DURING THE CHAPTER 11 CASES

         On August 16, 2000, the Debtors commenced their Chapter 11 Cases. A list of the Debtors that commenced Chapter 11 Cases is annexed as Exhibit A to the Plan. The Debtors continue to operate their businesses and manage their properties as debtors in possession pursuant to Bankruptcy Code Sections 1107 and 1108. Described below are certain of the important events that have occurred to date during the pendency of the Chapter 11 Cases

A.       COMMITTEES
         ----------

         1.       Appointment of Creditors' Committee
                  -----------------------------------

         On August 17, 2000, the Office of the United States Trustee for the
Eastern District of Virginia appointed the Creditors' Committee. The composition of the Creditors' Committee was amended on October 31, 2000 and subsequently, one member of the Creditors' Committee resigned. The Creditors' Committee currently consists of the following members: Wells Fargo Bank Minnesota, N.A.;
Mutual of America Capital Management; EULER American Credit Indemnity Company;
Klaussner Furniture Ind., Inc.; Action-Lane Industries; and Kroehler
Furniture/CIT Group.

         2.       Appointment and Disbanding of Equity Committee
                  ----------------------------------------------

         On September 7, 2000, the Office of the United States Trustee for the
Eastern District of Virginia appointed the Committee of Equity Security Holders
(the "Equity Committee"). The members of the Equity Committee were as follows:
Dimensional Fund Advisors; Warren S. Teitelbaum; Lee Krumbein; B&C Investments,
Inc.; and Norwick Partners. The Equity Committee was disbanded pursuant to the Notice of Disbandment of Equity Security Holders Committee, filed by the United
States Trustee for Region IV with the Bankruptcy Court on January 24, 2001.

B.       BUSINESS STABILIZATION
         ----------------------

         1.       Filing and First Day Orders
                  ---------------------------

         The Bankruptcy Court approved certain orders designed to minimize the disruption of the Debtors' business operations and to facilitate their reorganization. Certain of the orders were entered on an interim basis, all of which were entered as final relief at a later date.

         Case Administration Orders. These orders: (i) authorized joint administration of the Chapter 11 Cases; (ii) established procedures for interim compensation and reimbursement of expenses of professionals; (iii) granted the Debtors an extension of time to file their lists, schedules and statements; and
(iv) authorized certain notice procedures.

         Payments on Account of Certain Pre-Petition Claims. The Bankruptcy
Court authorized the payment of certain pre-petition: (i) wages, salaries, compensation, employee benefits and reimbursable employee expenses; and (ii) sales, use and other trust fund taxes. The Bankruptcy Court also authorized the Debtors to: (i) pay obligations to vendors arising from the post-petition delivery of merchandise ordered pre-petition, to pay pre-petition obligations to


                                       27

common carriers of the Debtors' merchandise, and to pay pre-petition customs duties and pre-petition customs broker charges; and (ii) honor certain pre-petition customer obligations and to continue customer service programs and policies.

         Business Operations. The Bankruptcy Court authorized the Debtors to:
(i) continue their workers' compensation program and liability and property insurance policies, and pay premiums in respect of such programs and policies;
(ii) maintain existing bank accounts and continue their use of existing business forms; and (iii) maintain their consolidated cash management system. The
Bankruptcy Court also approved the Debtors': (i) motion to approve investment guidelines; (ii) motion to deem utility companies adequately assured of future performance and to establish procedures for determining requests for additional adequate assurance; and (iii) motion to sell, on an interim basis, for sixty days, revolving credit receivables originated post-petition.

         Rejection Motions. The Bankruptcy Court authorized the Debtors' rejection of: (i) certain nonresidential real property leases closed by the Debtors pre-petition and establishment of procedures related thereto; and (ii) that certain Amended and Restated Master Pooling and Servicing Agreement by and among MacSaver, Heilig-Meyers and First Union National Bank.

         2.       Debtor in Possession Financing
                  ------------------------------

         Pursuant to the Orders Authorizing the Debtors to Obtain Interim and
Final Post-Petition Secured Financing with Priority Over All Other Indebtedness entered August 16, 2000 and September 27, 2000, the Debtors obtained a post-petition debtor-in-possession credit facility from Fleet Bank (the "Fleet
DIP Loan"). Subsequently, the Debtors replaced the Fleet DIP Loan with a DIP credit facility issued by The CIT Group/Business Credit, Inc. ("CIT).

         On July 26, 2001, the Court entered an order authorizing a replacement debtor-in-possession financing from CIT (the "CIT DIP Loan"). The initial term of the CIT DIP Loan was one year with an optional six-month extension. The
Debtors opted to extend the financing, which expired on January 31, 2003.
Pursuant to an order dated February 4, 2003, the Court approved a first amendment to the CIT DIP Loan, which expired on October 31, 2003. This same order further authorized the Debtors to enter into a second amendment providing for an additional three months of financing (the "Second Amendment"). The
Debtors elected to extend the financing by executing the Second Amendment, thereby extending the expiration date until January 31, 2004.

         Pursuant to an order dated January 29, 2004, the Debtors entered into a third amendment providing for additional financing from CIT, which expires on October 31, 2004 (the "Third Amendment"). The Debtors are in the process of negotiating an extension of the Third Amendment and expect to obtain an extension through the Effective Date. The Debtors used the Fleet DIP Loan from time to time while operating under chapter 11. The Debtors have not borrowed under the CIT DIP Loan; however, the Debtors have utilized letters of credit against the line.

         3.       Store Closings and Liquidation of Non-Operating Assets
                  ------------------------------------------------------

         Following the Petition Date, approximately 302 HMY Furniture stores were closed and going-out-of-business sales were completed within three months.
In the spring of calendar year 2001, approximately 115 additional stores were closed with going-out-of-business sales being completed by mid-May 2001. In


                                       28

April 2001, Heilig-Meyers announced that operations of its HMY Furniture business format would cease and commenced going-out-of-business sales in the remaining HMY Furniture stores, which were completed in June 2001. At that time, 18 locations were converted from the HMY Furniture business format to The
RoomStore business format, five of which were subsequently closed. Subsequent to the Petition Date, eight of The RoomStore locations were closed.

         Over the course of the Chapter 11 cases, the Debtors liquidated a substantial amount of non-operating assets including customer accounts receivable, real estate, leasehold interests, equipment, vehicles, and miscellaneous investments. In June 2001, the Debtors negotiated and subsequently consummated the sale of their 3-store Homemakers business. Remaining non-operating assets will be transferred to the Liquidation Trust in accordance with Sections 6.5 and 6.7 of the Plan.

         4.       Assumption and Rejection of Unexpired Leases
                  --------------------------------------------

         By order of the Bankruptcy Court dated December 14, 2000, the initial time within which the Debtors were required to assume or reject non-residential real estate leases was extended to February 9, 2001. At the request of the Debtors and for good cause shown, the Bankruptcy Court has further extended this deadline. The current deadline set by the Bankruptcy Court is the Confirmation
Date. Throughout this period the Debtors have assumed certain leases and have rejected many of their former leases. The Debtors are finalizing their analysis of appropriateness and profitability of all remaining unexpired leases and executory contracts and will make determinations regarding the assumption or rejection of such obligations on or before Confirmation.

C.       RETENTIONS
         ----------

         1.       Retention of Professionals
                  --------------------------

         The Debtors employed Willkie Farr & Gallagher, as bankruptcy counsel;
McGuire Woods, as special bankruptcy and corporate counsel; FTI/Policano &
Manzo, LLC as restructuring advisors; and Deloitte & Touche, as reorganization accountants. Later in the case the Debtors employed LeClair Ryan, as bankruptcy counsel, Bilzin Sumberg Baena Price & Axelrod, LLP, as special litigation counsel, and Capstone Corporate Recovery, LLC ("Capstone") as financial advisor.

         The Creditors' Committee employed Akin Gump Strauss Hauer & Feld, LLP as bankruptcy counsel; Houlihan Lokey Howard & Zukin Financial Advisors, Inc. as financial advisors; and BDO Seidman, LLP as reorganization accountants.

         The Equity Committee employed Hunton & Williams as bankruptcy counsel and Navigant/Penta as financial advisors. The Equity Committee was disbanded pursuant to the Notice of Disbandment of Equity Security Holders Committee, filed by the United States Trustee for Region IV with the Bankruptcy Court on January 24, 2001.

                                       29

D.       CLAIMS ISSUES
         -------------

         1.       Bar Date Orders
                  ---------------

         On May 30, 2001, the Bankruptcy Court entered an order (the "Bar Date
Order") establishing July 16, 2001 as the general deadline for filing proofs of claim on account of pre-petition claims against the Debtors (the "Bar Date").
Pursuant to the Bar Date Order, which also approved the form and manner of providing notice of the Bar Date, the Debtors, with the assistance of their claims agent, were responsible for ensuring that the claim forms and other notices were mailed out to all known potential claimants in a timely fashion.
The Debtors also caused the notice of the Bar Date to be published in: (a) the national editions of (i) The New York Times, (ii) The Wall Street Journal, (iii)
The Richmond Times Dispatch, (iv) The Dallas Morning News, (v) The Chicago
Tribune; and (b) other publications, including (i) Home Furnishings News, and
Furniture Today, as directed by the Bankruptcy Court.

         On June 23, 2003, the Bankruptcy Court entered an order (the
"Administrative Bar Date Order") establishing August 29, 2003 as the general deadline for filing proofs of claim on account of administrative claims against the Debtors incurred through and including August 29, 2003 (the "Administrative
Bar Date"). Pursuant to the Administrative Bar Date Order, which also approved the form and manner of providing notice of the Administrative Bar Date, the Debtors, with the assistance of their claims agent, were responsible for ensuring that the claim forms and other notices were mailed out to all known potential claimants in a timely fashion. The Debtors also caused the notice of the Administrative Bar Date to be published in Furniture Today, as directed by the Bankruptcy Court.

         2.       Analysis and Objections to Claims
                  ---------------------------------

         Approximately 12,500 proofs of claim were filed on or before the Bar
Date, and 1115 by the Administrative Bar Date. The Debtors are reviewing these
Claims to estimate the aggregate amount of Claims and the probable amount of distributions to be made under the Plan. The Debtors have filed objections to various of these claims including administrative claims, priority claims, secured claims and unsecured claims. The Debtors will reserve all rights to object to all Claims after the Effective Date of the Plan through the Claims
Objection Deadline and reserve all defenses, counterclaims, and rights of setoff or recoupment to such Claims.


E.       POST-PETITION LITIGATION
         ------------------------

         1.       Lender Avoidance Action
                  -----------------------

         Since the Petition Date, substantial effort and resources have been directed towards recovering certain pre-petition transfers of cash, liens and security interests to the Pre-Petition Lenders. The transactions in question occurred in connection with and following the May 25, 2000 restructuring of the Debtors' respective pre-petition credit facilities with the Pre-Petition Lenders
(the "May 25, 2000 Restructuring").

                                       30

         In connection with and following the May 25, 2000 Restructuring, the Debtors made or caused to be made the following alleged preferential cash transfers to the Pre-Petition Lenders: (a) in excess of $99,800,000, that represented proceeds from the sale of the assets and business operations of Heilig-Meyers wholly-owned subsidiaries, HMPR, Inc. and MacManufacturing, Inc.
(the "Berrios Proceeds"), and (b) approximately $60,490,000 to the Debtors'
Pre-Petition Lenders under the Credit Agreement (collectively, the "Avoidable
Cash Transfers"). In addition, the May 25, 2000 Restructuring resulted in
Heilig-Meyers, MacSaver and Furniture Company granting liens and security interests in their respective property in favor of the Pre-Petition Lenders to secure their respective pre-petition obligations (the "Avoidable Liens"). The
Debtors contend that the Avoidable Liens secured approximately $128.5 million of their respective pre-petition obligations to the Pre-Petition Lenders. On account of the Avoidable Liens, the Pre-Petition Lenders have received, among other things: (i) post-petition transfers in excess of $122 million; (ii) payment of certain of the Pre-Petition Lenders' professionals' fees and expenses; and (iii) super-priority administrative claims and replacement liens.

              a.       Discussion of Procedural Matters
                       --------------------------------

         After thoroughly examining the facts underlying these transactions, and applicable law, the Debtors and the Creditors' Committee concluded that the Avoidable Cash Transfers and Avoidable Liens, or the value thereof, were subject to avoidance pursuant to Sections 547, 548, 550, and 551 of the Bankruptcy Code
(the "Avoidance Claims"). On January 28, 2002, the Debtors executed a
Stipulation and Order (the "Assignment Stipulation") assigning to the Creditors'
Committee, for the benefit of the Debtors and their estates, any and all rights to commence and prosecute to conclusion and/or to settle any of the Avoidance
Claims, and to defend the Debtors and/or their estates against any claims brought in response to the prosecution of the Avoidance Claims. On March 15, 2002, the Bankruptcy Court issued an Order Authorizing and Approving Stipulation and Order Assigning Claims (the "Assignment Order"). The Bankruptcy Court also approved the Creditors' Committee's retention of the law firm Bilzin Sumberg
Dunn Baena Price & Axelrod LLP (the "Bilzin Firm")(3) as special counsel to prosecute the Avoidance Claims. On March 22, 2002, the Pre-Petition Lenders filed a notice of appeal with the United States District Court for the Eastern
District of Virginia ("District Court") from the Bankruptcy Court's Assignment
Order on the basis that the Bankruptcy Court failed to make appropriate factual findings in support of the Assignment Order (the "Assignment Order Appeal").

         While awaiting the District Court's ruling on the Assignment Order
Appeal, on July 29, 2002, the Creditors' Committee commenced an adversary proceeding against the Pre-Petition Lenders to recover the Avoidance Claims. The adversary proceeding was, at the time, captioned Official Committee of Unsecured
Creditors of Heilig-Meyers Company v. Wachovia Bank, N.A., et al., A.P.
No.02-6158 (Bankr. E.D. Va.). The Pre-Petition Lenders filed a motion to dismiss, arguing, among other things, that the Creditors' Committee lacked standing to file the Lender Avoidance Action and assert the Avoidance Claims.


-------
         3  Now known as BSBPA LLP.

                                       31

         On August 1, 2002, the District Court ordered that the Assignment Order be remanded to the Bankruptcy Court for the purpose of supplementing the factual record. On September 16, 2002, the Creditors' Committee submitted a Proposed
Supplemental Order Approving the Stipulation Regarding the Assignment of Claims
Against Pre-Petition Lenders to the Official Committee of Unsecured Creditors
Upon the Consent of the Debtors. On October 4, 2002, Wachovia Bank, N.A.
("Wachovia") filed its Renewed and Supplemental Objection of Wachovia Bank, N.A.
to (I) Motion for an Order Approving Stipulation Regarding Assignment of Claims and (II) Proposed Supplemental Order Approving the Stipulation Regarding the
Assignment of Claims (the "Wachovia Renewed Objection"). By the Wachovia Renewed
Objection, the Pre-Petition Lenders protested the Creditors' Committee's right to prosecute the Avoidance Claims asserting that the Bankruptcy Court lacked the authority, as a matter of law, to approve the assignment of the Avoidance Claims to the Creditors' Committee.

         Anticipating that the Pre-Petition Lenders would continue to seek appellate review of the Creditors' Committee's standing to prosecute the Avoidance Claims and in an effort to avoid additional delay, on October 21, 2002, the Creditors' Committee and the Debtors submitted a Joint Motion for Substitution of Plaintiff (the "Substitution Motion") to substitute formally the Debtors as plaintiffs in the Lender Avoidance Action. In connection therewith, the Debtors filed an application to retain the Bilzin Firm as special counsel to prosecute the Lender Avoidance Action on the same terms and conditions as previously approved by the Bankruptcy Court. Pursuant to a litigation protocol agreed to in December 2002 by the Debtors and the Creditors' Committee, the Debtors have agreed that they will not, without the prior written and affirmative consent of the Creditors' Committee, settle or release any claims, in whole or in part, asserted in the Lender Avoidance Action. In December 2002, over the objections of the Pre-Petition Lenders, the Bankruptcy Court granted the Substitution Motion and the Debtors' application to retain the Bilzin Firm and entered an order to reflect such ruling on April 1, 2003.

         On May 29, 2003, the Pre-Petition Lenders filed a motion for leave to appeal entry of the Substitution Order and several related orders necessary to accomplish the substitution, and on August 5, 2003, the District Court denied the Pre-Petition Lenders' motion for leave to appeal.

              b.       Substantive Matters
                       -------------------

         On July 23, 2003, the Debtors filed a motion for partial summary judgment with respect to the Debtors' rights, subject to a determination of insolvency, to avoid the Avoidable Cash Transfers and Avoidable Liens. On
October 29, 2003 and December 31, 2003, the Bankruptcy Court issued orders denying in part and granting in part the Debtors' partial summary judgment motion. The Bankruptcy Court ruled that the transfers of approximately $88 million of the Berrios Proceeds did not constitute preferential transfers because such funds were transferred from an escrow account created outside of the preference period. However, the Bankruptcy Court granted the Debtors' partial summary judgment motion in respect of (i) the Pre-Petition Lenders' defense that the Debtors' transfer of liens pursuant to the May 25, 2000
Documents was the subject of a contemporaneous exchange for new value given by the Pre-Petition Lenders to the Debtors under Section 547(c)(1) of the Bankruptcy Code; (ii) the Pre-Petition Lenders' defense that the transfer of liens pursuant to the May 25, 2000 Restructuring was made in the ordinary course of the business and financial affairs of the Debtors and the Pre-Petition
Lenders under Section 547(c)(2) of the Bankruptcy Code; and (iii) the


                                       32

Pre-Petition Lenders' denial that the liens transferred by Furniture Company pursuant to the May 25, 2000 Restructuring was made on account of an antecedent debt owed by Furniture Company to the Pre-Petition Lenders as required by
Section 547(b)(2) of the Bankruptcy Code. The Debtors believe that the
Bankruptcy Court's ruling that the $88 million of the Berrios Proceeds were transferred from an escrow account created outside of the preference period is incorrect as a matter of law and fact, and may appeal this ruling following entry of judgment in the Lender Avoidance Action.

         In addition to the Bankruptcy Court's rulings on the Debtor's motion for partial summary judgment, the Bankruptcy Court also granted in part the Pre-Petition Lenders' Partial Summary Judgment Motion, ruling that the
Pre-Petition Lenders had rebutted the presumption contained in Section 547 of the Bankruptcy Code that the Debtors were insolvent when the transfers to be avoided occurred. Accordingly, the Debtors bore the burden of proof at trial on the issue of whether they were insolvent as of May 25, 2000, to prevail on any of their claims to recover the Avoidable Liens or Avoidable Cash.

         From November 3, 2003 through November 18, 2003, the Bankruptcy Court conducted a trial and heard ten days of fact and expert testimony on all issues remaining to be determined in the Lender Avoidance Action. The trial was the culmination of eighteen months of intensely contested litigation that entailed extensive discovery, significant motion practice and two appeals. The trial focused primarily on the following issues: (i) whether the Debtors were insolvent as of May 25, 2000; and (ii) whether, and the extent to which, the Pre-Petition Lenders' remaining statutory affirmative defenses were applicable to the Avoidance Claims. Should the Debtors prevail on the issue of solvency and the other issues that were tried, the Debtors will be entitled to recover (i) approximately $122,234,057 in cash proceeds distributed to the Pre-Petition
Lenders on account of the Avoidable Liens; (ii) approximately $26.7 million or $70.4 million in Avoidable Cash Transfers (depending on whether the Court views the Debtors for purposes of the Lender Avoidance Action on a consolidated or independent basis); (iii) the cancellation of the Pre-Petition Lenders' lien rights to any further proceeds from the sale of the Debtors' assets; and (iv) interest payments that correspond to the preferential cash transfers, the professional and other fees that the Debtors were required to pay in respect of the Pre-Petition Lenders' post-petition collateral claims.

         If the Pre-Petition Lenders prevail on the issue of solvency, the Avoidance Claims fail as a matter of law. If the Debtors prevail on the issue of solvency, but lose on one or more of the remaining statutory defenses asserted by the Pre-Petition Lenders, the Debtors' recovery (inclusive of cash and cancellation of lien rights) could be reduced to a range of approximately $80.5 million to $155.2 million.

         The Debtors and the Pre-Petition Lenders have completed post-trial briefing, and the Bankruptcy Court has taken the trial issues under advisement.
It is expected that the Debtors and the Pre-Petition Lenders will appeal some, if not all, adverse rulings entered by the Bankruptcy Court. Appeals in the Lender Avoidance Action will be heard first by the District Court, followed by the Court of Appeals for the Fourth Circuit, and ultimately the United States
Supreme Court, should it choose to hear such appeals. Appellate remedies are unlikely to be exhausted for at least 12-18 months following entry of judgment by the Bankruptcy Court and could exceed 18 months.

                                       33

              c.       Impact of Lender Avoidance Action on Projected Recoveries
                       ---------------------------------------------------------

         Resolution of the Lender Avoidance Action will have a significant impact on distributions under the Plan. As discussed above, if the Bankruptcy
Court determines that the Debtors were insolvent on May 25, 2000, avoidance of the Avoidable Liens and Avoidable Cash Transfers is projected to result in the recovery of between $80.5 million to $198.9 million for the benefit of unsecured creditors. Further impacting the extent of the Debtors' ultimate recovery from the Lender Avoidance Action may be (i) whether the Bankruptcy Court's ruling on the Debtors' partial summary judgment motion in respect of the Berrios Proceeds will be reversed on appeal, and (ii) potential appellate challenges by the Debtors and the Pre-Petition Lenders to the Bankruptcy Court's trial judgment.

         2.       IRS Litigation
                  --------------

     The Debtors filed a Complaint for Determination of Amount of Claim,
Counterclaim Objecting to Proof of Claim; and Request for Turnover of Property of Estate on May 16, 2003 in objection to the amended proof of claim filed on or about March 6, 2001 by the Internal Revenue Service (the "IRS").

         In November 1997, the Debtors timely filed an IRS Form 3115,
Application for Change in Accounting Method for their year ended February 28, 1997, seeking approval to treat the Debtors' accounts receivable as "securities" pursuant to Section 475 of the Internal Revenue Code. 26 U.S.C. ss. 475. At all times relevant to this proceeding, the Debtors were entitled to "mark to market" their accounts receivable pursuant to Section 475. To determine the fair market value of their accounts receivable, the Debtors retained Ernst & Young LLP as valuation consultants. Prior to the filing of the Debtors' Chapter 11 petition, the Service audited the Debtors' federal income tax returns for the years ended
February 28, 1994 through February 28, 2001 (the "Audit"). The IRS made various determinations which are set forth in a "30 day letter." Specifically, the IRS determined that the Debtors valued the accounts receivable too low which resulted in too high of a Section 475 deduction. The parties' dispute, therefore, centers on the proper valuation of the Debtors' accounts receivable as of February 28, 1997, for purposes of "mark to market" calculation under
Section 475 for the Debtors taxable year ended February 28, 1997.

         On November 20, 2000, the Debtors filed a federal income tax return for the year ended February 28, 2000, claiming a $910,970.00 overpayment of tax (the
"2000 Refund"). The IRS is holding the 2000 Refund. On or about November 19,
2001, the Debtors filed an IRS Form 1139 seeking a tentative refund of $14,376,669.00 of income tax overpaid for the year ended February 28, 2001 pursuant to Internal Revenue Code Section 6411 (the "2001 Refund"). This tentative refund is unrelated to the Section 475 issue described below and is not in dispute. On or about January 11, 2002 and March 29, 2002, the IRS issued three refund checks totaling $10,481,950.61, with respect to the 2001 Refund but held back $3,894,718.39 of the 2001 Refund (the "Holdback"), pending the resolution of the Audit.

         In total, the IRS has held back from the Debtors $4,862,201.58, which includes the 2000 Refund of $967,483.19 and the 2001 Refund of $3,894,718.39.


                                       34

The decision of the Bankruptcy Court of the correct value of the Debtors' accounts receivable will determine whether any or all of the $4,862,201.58 will be turned over by the IRS to the Debtors.

         A trial was held in Bankruptcy Court on December 18, 2003 and January
16, 2004. The Debtors and the IRS completed post-trial briefing on April 29,
2004, and the Bankruptcy Court has taken the trial issues under advisement.

         3.       Rhodes Litigation
                  -----------------

         On January 13, 2004, Heilig-Meyers commenced an adversary proceeding against Rhodes Holding, Inc. ("Holdings") and Rhodes Holdings II, Inc.
("Holdings II", and with Holdings, the "Rhodes Defendants"), captioned
Heilig-Meyers Company v. Rhodes Holdings, Inc. and Rhodes Holdings II, Inc. (the
"Rhodes Litigation"). In the Rhodes Litigation, Heilig-Meyers filed a counterclaim (i) objecting to the proof of claim filed by Holdings, and (ii) requesting a determination of the Rhodes Defendants' liability (and, if applicable, Heilig-Meyers' liability) pursuant to the Rhodes Note.

         As noted above, in the Rhodes Transaction, the Debtors sold their interest in the Rhodes division. Heilig-Meyers and Holdings also executed that certain Stock Purchase Agreement dated June 15, 1999 (the "Rhodes Stock Purchase
Agreement"), pursuant to which Holdings purchased and acquired from Heilig-Meyers all of the then outstanding capital stock of Rhodes. On July 13, 1999, Heilig-Meyers and Holdings executed that certain First Amendment to Stock
Purchase Agreement (collectively with the Rhodes Stock Purchase Agreement, the
"Rhodes Amended Agreement"). Pursuant to the Rhodes Amended Agreement, among other changes, Holdings II replaced Holdings as the "Buyer," although Holdings remained a party thereto.

         On July 13, 1999, and as part of the consideration for the Rhodes
Acquisition, Holdings II executed and delivered to Heilig-Meyers the Rhodes
Note, pursuant to which Holdings II agreed, inter alia, to pay to Heilig-Meyers the principal amount of $40 million by November 15, 2004, plus interest payable at a rate of 10% per year. Wells Fargo Retail Finance, LLC ("Wells Fargo") has made certain loans to Rhodes, claims an interest in Holdings II, and asserts certain rights against Heilig-Meyers in connection with an intercreditor agreement.

         On or about July 16, 2001, Holdings filed a proof of claim in the Debtors' cases asserting a secured claim by virtue of an alleged setoff right against amounts due under the Rhodes Note with Holdings II (the "Rhodes Claim").
The Rhodes Claim asserts three separate theories of liability and alleges that under the Rhodes Amended Agreement: (a) Heilig-Meyers agreed to indemnify
Holdings and its affiliate "from and against all of the damages, losses and other Adverse Consequences resulting from, arising out of, relating to or caused by the Debtors' breaches of its representations, warranties and covenants under the Agreement;" and (b) Holdings has the right "to recoup all or any part of any damages . . . against the principal amount outstanding under the [Rhodes Note]."

         The Debtors believe that the Rhodes Note is a valuable asset of the Debtors' estates and dispute the Rhodes Claim. In an effort to avoid the expenses and uncertainties of litigation, Wells Fargo, the Debtors and Rhodes
(the "Rhodes Settlement Parties") entered into a settlement to compromise and resolve the Rhodes Litigation (the "Rhodes Settlement"), which was approved by the Bankruptcy Court on August 25, 2004. Pursuant to the Rhodes Settlement: (a)
Holdings II executed a consent judgment in the amount of $48,119,947.00; and (b)


                                       35

the Debtors and Holdings II executed an allonge (the "Allonge") to the Rhodes
Note (i) reducing the principal amount thereof to $20 million; (ii) providing that the Rhodes Note as amended by the Allonge (the "Amended Rhodes Note") shall be due on March 15, 2005; and (iii) providing that interest shall accrue on the unpaid principal amount of the Amended Rhodes Note beginning on March 15, 2005 at a rate per annum equal to 10% until paid in full.

         4.       Other Preference Litigation
                  ---------------------------

The Debtors filed 741 avoidance actions other than the Lender Avoidance Action.
To date, the Debtors have resolved 316 avoidance actions totaling $1,970,267.81 in avoided tranfers. The Bankruptcy Court also has entered 66 default judgments totaling $4,674,499.83 in avoided transfers.

F.       COLLATERAL CAP
         --------------

         Pursuant to the Security Agreement dated as of May 25, 2000 that the Debtors entered into with Wachovia Bank (the "Security Agreement"), as agent for
(i) certain bank lenders identified as Wachovia Bank, N.A., Bank of America, N.A., First Union National Bank, Crestar Bank, SunTrust Bank, The Fuji Bank
Limited, The First National Bank of Chicago, Credit Lyonnais New York Branch
(the "Lender Group"), (ii) The Prudential Insurance Company of America and other holders of the Prudential Notes, (iii) Wachovia Bank, N.A. as note holder and Wachovia Capital Markets, Inc., as certificate holder, under the Wachovia Lease
Financing, and (iv) First Union National Bank, as holder of the Holder
Certificate issued by HM Holdings Trust 1988-1 under the FUNB Lease Financing
(the "Bank Group"), Wachovia Bank received security interests in substantially all of the Debtors' assets (excluding inventory, certain accounts receivable, and certain real estate), as well as mortgages on substantially all of the Debtors' real estate. However, the Security Agreement also stated that the "Grantors and the Collateral Agent, on behalf of the Senior Creditors, hereby acknowledge and agree that the security interest created hereby in the Collateral constitutes continuing collateral security for all of the Secured
Obligations, whether now existing or hereafter arising," thus limiting the security interests granted to Wachovia Bank to the "Secured Obligations." The
Debtors and Creditors' Committee believe that (i) the maximum amount of claims secured by the Collateral (as defined in the Security Agreement) is $128.5 million (the "Collateral Cap"), and (ii) since the Petition Date, the
Pre-Petition Lenders have received in excess of $122 million in cash, in addition to other transfers, and therefore, the Debtors and, therefore, the Debtors and the Creditors' Committee believe that any Allowed Secured Claim held by the Pre-Petition Lenders has been paid in full.

G.       POST-EFFECTIVE DATE FINANCING
         -----------------------------

         Reorganized RoomStore expects to enter into the New Credit Facility in order to obtain the funds necessary to (i) satisfy the Debtors' funding requirements under the Plan and (ii) allow RoomStore to conduct Reorganized
RoomStore's post-reorganization operations. Documents evidencing the New Credit
Facility, or commitment letters with respect thereto, shall be filed by the


                                       36

Debtors with the Bankruptcy Court no later than the Confirmation Date. In the Confirmation Order, the Bankruptcy Court shall approve the New Credit Facility in substantially the form filed with the Bankruptcy Court and authorize
Reorganized RoomStore to execute the same together with such other documents as the New Credit Facility lenders may reasonably require in order to effectuate the treatment afforded to such parties under the New Credit Facility.

                                       37

                   V. SUMMARY OF JOINT PLAN OF REORGANIZATION

         THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR
IMPLEMENTATION OF THE PLAN, AND OF THE CLASSIFICATION AND TREATMENT OF CLAIMS
AND EQUITY INTERESTS UNDER THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY
REFERENCE TO THE PLAN, WHICH ACCOMPANIES THIS DISCLOSURE STATEMENT, TO OTHER
EXHIBITS ATTACHED HERETO, AND TO THE PLAN SUPPLEMENT.

         THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES
OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN.
THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE
PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR
DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH
DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

         THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN CONTROL THE
ACTUAL TREATMENT OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS UNDER THE
PLAN AND WILL, UPON THE EFFECTIVE DATE, BE BINDING UPON HOLDERS OF CLAIMS
AGAINST AND EQUITY INTERESTS IN THE DEBTORS, THE LIQUIDATION TRUST, AND OTHER
PARTIES IN INTEREST.

         THE DEBTORS AND THE CREDITORS' COMMITTEE INTEND TO SEEK SUBSTANTIVE
CONSOLIDATION OF THE DEBTORS' ESTATES, AND THE PLAN REPRESENTS A COMPROMISE AND
SETTLEMENT OF ISSUES REGARDING SUBSTANTIVE CONSOLIDATION RAISED BY THE HOLDERS
OF FUNDED DEBT UNSECURED CLAIMS, HEILIG UNSECURED CLAIMS, AND ROOMSTORE
UNSECURED CLAIMS BY MAKING A SPECIAL PROVISION IN THE TREATMENT OF THE HOLDERS
OF FUNDED DEBT UNSECURED CLAIMS AND HOLDERS OF ROOMSTORE UNSECURED CLAIMS TO
TAKE INTO ACCOUNT, AMONG OTHER THINGS, THE ALLEGED RELIANCE OF SUCH CLAIMS IN
EXTENDING CREDIT TO MACSAVER AND ROOMSTORE. IF SUCH SUBSTANTIVE CONSOLIDATION IS
AUTHORIZED AND ORDERED BY THE COURT, ALL ALLOWED CLAIMS OF THE DEBTORS OR THEIR
ESTATES SHALL BE (EXCEPT AS SET FORTH IN THE PLAN) SATISFIED FROM THE COMBINED
CASH AND OTHER PROPERTY OF THE DEBTORS AND THE COMBINED ESTATE. ALL INTERCOMPANY
CLAIMS WILL BE ELIMINATED AS THE RESULT OF THE SUBSTANTIVE CONSOLIDATION.

         The Plan provides that on the Effective Date, Reorganized RoomStore shall issue 1,000 shares of New RoomStore Common Stock to the Liquidation Trust.
Such shares of New RoomStore Common Stock shall represent 100% of the shares of New RoomStore Common Stock issued and outstanding on the Effective Date.

                                       38

         The shares of New RoomStore Common Stock issued to the Liquidation
Trust shall be held by the Liquidation Trustee for the benefit of the holders of Allowed Unsecured Claims in accordance with the terms and subject to the conditions set forth in the Trust Agreement.

A.       RATIONALE FOR PLAN TREATMENT OF CLAIMS
         --------------------------------------

         The terms of the Plan are the result of discussions among the Debtors and the Creditors' Committee and incorporate a compromise and settlement of whether the estates of each of the Debtors should be treated separately for purposes of making payments to holders of Claims, which compromise and settlement is the subject of a separate motion filed with the Bankruptcy Court
(the "Settlement Motion"). The Debtors, the holders of Funded Debt Unsecured
Claims, the holders of Heilig Unsecured Claims and holders of RoomStore
Unsecured Claims have differing views of the ultimate result of litigation over this issue in the event that the Plan is not confirmed and such claims are pursued to judgment. Resolution of this issue is critical to any reorganization of the Debtors and, if not resolved through compromise and settlement, the Debtors and Creditors' Committee believe that substantial delay and expense pending judicial determination of the issue will result.

         The Plan substantively consolidates the Debtors' estates. The Plan also represents a compromise and settlement of issues regarding substantive consolidation raised by the holders of Funded Debt Unsecured Claims, holders of Heilig Unsecured Claims and holders of RoomStore Unsecured Claims and makes special provisions in the treatment of the holders of Funded Debt Unsecured
Claims and holders of RoomStore Unsecured Claims to take into account, among other things, the reliance of such Claims in extending credit to MacSaver and RoomStore, respectively.

         Statements as to the rationale underlying the treatment of Claims under the Plan are not intended to, and shall not, waive, compromise or limit any rights, claims or causes of action in the event the Plan is not confirmed. The distributions contemplated by the Plan derive, in part, from the compromise and settlement of substantive consolidation among the Debtors, the holders of Funded
Debt Unsecured Claims, holders of Heilig Unsecured Claims and the holders of RoomStore Unsecured Claims without the necessity for a final judicial determination thereof. The Debtors and the Creditors' Committee cannot assure that an ultimate judicial determination of the compromised issues would not result in treatment which is more or less favorable to any particular creditor.

         The proposed treatment for the various Classes and the compromise and settlement embodied in the Plan gives due consideration to the strengths and weaknesses of potential litigation arguments made by the holders of Funded Debt
Unsecured Claims, holders of RoomStore Unsecured Claims and holders of Heilig
Unsecured Claims, and with respect to such disputes, the distribution to any particular creditor is no better than the best possible judicial determination in favor of such creditor while being no less than the worst possible outcome if such disputes were resolved by judicial determination. Accordingly, the Debtors and the Creditors' Committee, as described in detail in the Settlement Motion, believe that the compromise embodied in the Plan is within the range of likely results in the event the issue of substantive consolidation was pursued to judgment. The Debtors and the Creditors' Committee also believe that the


                                       39

compromise and settlement adequately addresses the probability of success in litigation, the complexity, expense, and likely duration of litigation, and is fair and equitable to the Debtors, their creditors, and other parties in interest and, thus, satisfy the requirements of Bankruptcy Rule 9019 and the standards enunciated in Protective Comm. for Indep. Stockholders of TMT Trailer
Ferry, Inc. v. Anderson, 390 U.S. 414, 424 (1968).

         1.       Substantive Consolidation
                  -------------------------

         Substantive consolidation is an equitable remedy that a bankruptcy court may be asked to apply in chapter 11 cases of affiliated debtors.
Substantive consolidation involves the pooling of the assets and liabilities of the affected debtors. All of the debtors in the substantively consolidated group are treated as if they were a single corporate and economic entity.
Consequently, a creditor of one of the substantively consolidated debtors is treated as a creditor of the substantively consolidated group of debtors, and issues of individual corporate ownership of property and individual corporate liability on obligations are ignored.

         Substantive consolidation of two or more debtors' estates generally results in (i) the deemed consolidation of the assets and liabilities of the debtors; (ii) the deemed elimination of intercompany claims, subsidiary equity or ownership interests, multiple and duplicative creditor claims, joint and several liability claims and guarantees; and (iii) the payment of allowed claims from a common fund.

         It is well established that Bankruptcy Code Section 105(a) empowers a bankruptcy court to authorize substantive consolidation. The United States Court of Appeals for the Fourth Circuit, however, has not yet adopted a test for substantive consolidation. In In re Vecco Construction Industries, Inc., 4 B.R.
407 (Bankr. E.D. Va. 1980), the court reviewed the following factors to determine the appropriateness of substantive consolidation:

     (1)  the presence or absence of consolidated financial statements;

     (2) the unity of interests and ownership between the various corporate entities;

     (3)  the existence of parent and inter-corporate guarantees on loans;

     (4) the degree of difficulty in segregating and ascertaining individual assets and liabilities;

     (5) the existence of transfers of assets without formal observance of corporate formalities;

     (6)  the commingling of assets and business functions; and

     (7)  the profitability of consolidation at a single physical location.

         Other circuits have also adopted tests to determine the appropriateness of substantive consolidation, which could impact decisions in the Fourth Circuit regarding substantive consolidation. For example, the United States Court of Appeals for the Second Circuit has articulated a test for evaluating a request for substantive consolidation, which test has also been adopted by the United
States Court of Appeals for the Ninth Circuit, which considers "(i) whether


                                       40

creditors dealt with the entities as a single economic unit and did not rely on their separate identity in extending credit . . . or (ii) whether the affairs of the debtors are so entangled that consolidation will benefit all creditors."
United Sav. Bank v. Augie/Restivo Baking Co. (In re Augie/Restivo Baking Co.),
860 F.2d 515, 518 (2d Cir. 1988). If either factor is satisfied, substantive consolidation is appropriate. With respect to the second factor, entanglement of the debtors "can justify substantive consolidation only where `the time and expense necessary even to attempt to unscramble [the commingled affairs is] so substantial as to threaten the realization of any net assets of all the creditors,' . . . or where no accurate identification and allocation of assets is possible. In such circumstances, all creditors are better off with substantive consolidation." Id. at 519.

         The United States Court of Appeals for the District of Columbia and the
Eleventh Circuits have adopted a two-part test known as the Auto-Train test. See
Eastgroup Props. v. S. Motel Ass'n, Ltd., 935 F.2d 245, 249 (11th Cir. 1991);
Drabkin v. Midland-Ross Corp. (In re Auto-Train Corp., Inc.) 810 F.2d 270 (D.C.
Cir. 1987). The Auto-Train test involves a three-part burden-shifting test to ensure that "consolidation yields benefits offsetting the harm it inflicts to objecting creditors." Auto-Train, 810 F.2d at 276 (citing In re Snider Bros.,
Inc., 18 B.R. 230, 237-38 (Bankr. D. Mass 1982)). Under this test, a proponent of substantive consolidation first must show: (i) a substantial identity between the entities to be consolidated; and (ii) the necessity of substantive consolidation to avoid some harm or to achieve some benefit. See id.

         When this prima facie showing is made, "a presumption arises `that creditors have not relied solely on the credit of one of the entities involved.'" Eastgroup, 935 F.2d at 249 (quoting In re Lewellyn, 26 B.R. 246,
251-52 (Bankr. S.D. Iowa 1982)). The burden then shifts to the objecting creditor to show that: (i) it has relied upon the separate credit of one of the entities to be consolidated; and (ii) it will be unfairly prejudiced by substantive consolidation. See id. (citing Auto-Train, 810 F.2d at 276).
Finally, if the objecting creditor makes the required showing, the court may order consolidation only if it determines that the demonstrated benefits of substantive consolidation "heavily" outweigh the harm. Auto-Train, 810 F.2d at 276.

              a.       The Substantive Consolidation of the Debtors
                       --------------------------------------------

         The Plan provides for the substantive consolidation of the Debtors.
There are compelling reasons to substantively consolidate the Debtors in this manner, relating to the legal structure and operational history of the Debtors, and the information available from the Debtors' accounting system.

         For example, the following factors, among others, support substantive consolidation of the Debtors:

     o Heilig-Meyers, as the parent corporation, allocated resources among its operating subsidiaries to maximize profitability and economic value on a consolidated basis, including merchandising and advertising, inventory ordering, warehousing, management and distribution, credit operations management, store operations management and store operations support for all debtors except
          RoomStore;

     o    Heilig-Meyers owns 100% of the stock of the Debtor Subsidiaries;

                                       41

     o Heilig-Meyers guaranteed the debt obligations of MacSaver and significant lease obligations of Furniture Company;

     o Heilig-Meyers guaranteed or assumed certain lease obligations of RoomStore;

     o if financial information was requested by a RoomStore vendor, only consolidated financial statements of the Debtors would be provided;

     o    Heilig-Meyers provided RoomStore with its financing;

     o    Heilig-Meyers paid RoomStore employees;

     o RoomStore directors and officers were the same as Heilig-Meyers directors and officers;

     o    all treasury functions were managed centrally by Heilig-Meyers;

     o MacSaver existed for the purpose of providing financing to Heilig-Meyers by buying installment sales contracts from Furniture
          Company and selling a portion to MacSaver Funding, its wholly owned subsidiary. MacSaver Funding would in turn transfer the contracts to the Heilig Meyers Master Trust, which would sell undivided certificates in the majority of the installment contracts to third parties, generating cash for Heilig-Meyers; and

     o    intercompany transactions were not invoiced or formally documented.

              b.       Compromise and Settlement of Certain Substantive
                       ------------------------------------------------
                       Consolidation Issues
                       --------------------

         The Debtors and holders of Heilig Unsecured Claims contend that the Debtors should be substantively consolidated. The holders of Funded Debt
Unsecured Claims and the holders of RoomStore Unsecured Claims believe that all of the Debtors should not be substantively consolidated. Rather, the holders of Funded Debt Unsecured Claims assert that they relied on the separate credit of MacSaver in extending credit to MacSaver and, therefore, MacSaver should not be consolidated with the other Debtors. The holders of RoomStore Unsecured Claims assert that they relied on the separate credit of RoomStore in extending credit to RoomStore and, therefore, RoomStore should not be substantively consolidated with the other Debtors. The Plan embodies a settlement and compromise of the issues relating to, among other things, substantive consolidation and the alleged reliance of the holders of Funded Debt Unsecured Claims in extending credit to MacSaver and of the holders of RoomStore Unsecured Claims in extending credit to RoomStore.

         The Debtors and the Creditors' Committee believe that litigation of the issues raised by the holders of Funded Debt Unsecured Claims, the holders of Heilig Unsecured Claims and the holders of RoomStore Unsecured Claims would be complex and protracted and that during the time it would take to pursue the litigation to judgment, a reconciliation of these issues would still not be achieved. In addition, the delay and expense resulting from such litigation is


                                       42

likely to reduce the recoveries to all creditors, even if certain issues were not resolved as proposed in the Plan. The Debtors and Creditors' Committee believe that there would be significant damage to Reorganized RoomStore and creditor recoveries as a result of extended litigation regarding these issues.

         In light of the foregoing, the Debtors, holders of Funded Debt
Unsecured Claims, holders of Heilig Unsecured Claims and holders of RoomStore
Unsecured Claims have agreed to a compromise and settlement under which the holders of Funded Debt Unsecured Claims will receive their Pro Rata share of approximately 59.35% (subject to adjustment in the event actual claims vary from estimated levels) of the beneficial interests in the Liquidation Trust based on, among other things, their alleged separate reliance on MacSaver in extending credit, and holders of RoomStore Unsecured Claims will receive their Pro Rata share of approximately 21% (subject to adjustment in the event actual claims vary from estimated levels) of the shares of New RoomStore Common Stock held in the Liquidation Trust based on their alleged separate reliance on RoomStore in extending credit. Holders of Allowed Claims in Class 5(b) will receive a recovery percentage estimated to be 1.5x greater than the recovery percentage of holders of Allowed Claims in Class 5(c) due to, among other things, the settlement of substantive consolidation, guarantees, and the MacSaver intercompany claim.

         Capstone (on behalf of the Debtors) and Houlihan Lokey (on behalf of the Creditors' Committee) have been engaged in significant efforts to analyze the information from the Debtors' books and records to determine what recoveries would be available to different creditors under a variety of assumptions, which the Debtors and the Creditors' Committee, including holders of Funded Debt
Unsecured Claims and RoomStore Unsecured Claims, reviewed.

         Consequently, the Creditors' Committee and the Debtors believe that the settlement with the holders of Funded Debt Unsecured Claims, Heilig Unsecured
Claims and holders of RoomStore Unsecured Claims is fair and represents the exercise of the Debtors' sound business judgment, is in the best interests of the Debtors' creditors and within the range of reasonableness required by Bankruptcy Rule 9019.

         2.       Effectuation of Substantive Consolidation
                  -----------------------------------------

         Entry of the Confirmation Order shall constitute the approval, pursuant to Bankruptcy Code Section 105(a), as of the Effective Date, of the substantive consolidation of the Debtors' Chapter 11 Estates for all purposes related to the Plan, including voting, confirmation, distributions, and Claim determinations.
On and after the Effective Date: (i) all assets and liabilities of the Debtors shall be treated as though they were merged; (ii) no distributions shall be made under the Plan on account of any Claim held by one Debtor against another
Debtor; (iii) no distributions shall be made under the Plan on account of an Equity Interest held by a Debtor in any other Debtor; (iv) all guarantees of the Debtors of the obligations of any other Debtor shall be eliminated so that any Claim against any Debtor and any guarantee thereof executed by any Debtors and any joint or several liability of any of the Debtors shall be one obligation of the Debtors; and (v) each and every Claim filed or to be filed in the Chapter 11
Cases of any of the Debtors shall be deemed filed against the Debtors, and shall be one Claim against and obligation of the Debtors.

                                       43

         The substantive consolidation effected pursuant to the Plan shall not (other than for purposes related to funding distributions under the Plan and as set forth above in this section) affect: (i) the legal and organizational structure of the Debtors; (ii) pre and post-Petition Date guarantees, Liens, and security interests that are required to be maintained (A) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed or (B) pursuant to the Plan; (iii) defenses to any Cause of Action or requirements for any third party to establish mutuality in order to assert a right of setoff; and (iv) distributions out of any insurance policies or proceeds of such policies.

         3.       Plan Treatment of Intercompany Claims
                  -------------------------------------

         On the Effective Date, all Intercompany Claims between and among the Debtors shall be eliminated by either offset, the contribution or distribution of such Claims, or otherwise (as determined by the Debtors and the Creditors'
Committee).

         4.       Influences on Recovery to Holders of Unsecured Claims
                  -----------------------------------------------------

         Certain issues may affect recoveries to holders of Unsecured Claims:
(i) the Debtors' success in the Lender Avoidance Action; (ii) the total amount of Allowed Administrative Claims; (iii) whether any Allowed Secured Claim held by the Pre-Petition Banks is capped at $128.5 million; (iv) whether the Pre-Petition Banks have received payment in full on account of any Allowed
Secured Claim they may hold; (v) the Master Trust Claims; (vi) the recovery on assets held by the Liquidation Trust; and (vii) the claims base overall.

B.       CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS
         ----------------------------------------------------

         The Plan classifies Claims and Interests in accordance with the Bankruptcy Code. Claims against and Interests in the Debtors are divided into Classes according to their seniority and other criteria. If the Plan is confirmed by the Bankruptcy Court and consummated, the holders of Claims in Classes 1, 2(a), 2(b), 2(c), 3 and 4 will receive Distributions of Cash (and holders of Claims in Classes 2(a), 2(b) and 2(c) may also receive a Pro Rata share of the Bank Group Secured Notes), the holders of Claims in Class 5(a) will receive Pro Rata Distributions of .008065% of the shares New RoomStore Common
Stock for every $10,000 of RoomStore Unsecured Claims, holders of Claims in Class 5(b) will receive Pro Rata Distributions of the Class 5(b) Trust
Allocation (subject to adjustment to the extent additional cash or notes are required to be paid or issued to satisfy fully the Wachovia Secured Claims, Prudential Notes Secured Claims, or Synthetic Lease Secured Claims), holders of
Claims in Class 5(c) will receive Pro Rata Distributions of the Class 5(c) Trust
Allocation (subject to adjustment to the extent additional cash or notes are required to be paid or issued to satisfy fully the Wachovia Secured Claims, Prudential Notes Secured Claims, or Synthetic Lease Secured Claims), and holders of Claims and Interests in Classes 6(a), 6(b) and 7 will receive no Distributions or any property under the Plan.

         In all cases, the treatment of any Claim may be modified as agreed upon in writing between the holder of such Claim and the Liquidating Trustee, subject, if necessary, to the approval of the Bankruptcy Court after notice and a hearing.

                                       44

         The treatment of any Claim or Interest under the Plan will be in full satisfaction, settlement, release and discharge of and in exchange for such Claim or Interest. All Distributions or other transfers to be made to holders of Allowed Claims will be made by the Liquidating Trustee in accordance with the terms of the Plan.

         1.       Treatment of Unclassified Claims
                  --------------------------------

              a.  Administrative Expense Claims
                  -----------------------------

         Administrative Expense Claim are Claims for costs and expenses of administration allowed under Bankruptcy Code Sections 503(b), 507(b) or
1114(e)(2), including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the respective Estates and operating the businesses of the Debtors, such as wages, salaries, commissions for services, and payments for inventories, leased equipment and premises, post-petition real and personal ad valorem taxes and post-petition financing expenses; (b) compensation for legal, financial advisory, accounting, and other services and reimbursement of expenses awarded or allowed under Sections 330(a) or 331 of the Bankruptcy Code; (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, 28 U.S.C, ss.ss. 1911-1930; (d)
Claims for reclamation allowed in accordance with Section 546(c)(2) of the Bankruptcy Code and section 2-702 of the Uniform Commercial Code; and (e) Claims for substantial contribution pursuant to Section 503(b)(3)(B) of the Bankruptcy
Code as approved by the Bankruptcy Court. The Debtors estimate that Allowed
Administrative Claims payable on the Effective Date, exclusive of compensation and reimbursement of expenses paid to professionals retained in the Chapter 11
Cases, will be approximately $11 million to $16 million.

         Except to the extent that a holder of an Allowed Administrative Claim agrees to different treatment, the Debtors or the Liquidation Trust, as the case may be, shall pay to each holder of an Allowed Administrative Claim Cash in an amount equal to such Allowed Administrative Claim on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date or (ii) the first
Periodic Distribution Date occurring after the later of (x) the date a Disputed
Administrative Claim becomes an Allowed Administrative Claim or (y) the date a Disputed Administrative Claim becomes payable pursuant to any agreement between the Liquidation Trustee and the holder of such Disputed Administrative Claim;
provided, however, that Allowed Administrative Claims with respect to liabilities incurred by RoomStore in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.
Notwithstanding any provision contained in this Plan to the contrary, all Indenture Trustee Fees shall be paid in Cash on the Effective Date by the Debtors or the Liquidation Trust, as the case may be, as Administrative Claims, without the need for application to, or approval of, any court.

                  (i)      Costs and Expenses of Preserving the Estate
                           -------------------------------------------

         The Debtors have generally paid post-petition expenses arising in the ordinary course of business, including vendor Claims, real estate lease payments, and employee wages. Except for the operating expenses of RoomStore, the Debtors estimate that the remaining Administrative Expense Claims for expenses arising in the ordinary course of business will aggregate as much as approximately $2.9 million to be paid on the Effective Date.

                                       45

         The Debtors have not taken any borrowing under the CIT DIP Loan, its post-petition financing credit facility with CIT, and Debtors have paid for any of the costs and fees of that facility. Therefore, the Debtors do not expect to have any Administrative Expense Claims to satisfy in connection with the CIT DIP facility. If, however, any such Claims do exist such Claims outstanding as of the Effective Date shall be Allowed Administrative Expense Claims and shall be paid in full on the Effective Date in Cash.

                  (ii)     Statutory Fees
                           --------------

         Pursuant to 28 U.S.C. ss.1930, the Debtors are required to pay quarterly fees to the United States Trustee, calculated according to the total disbursements during each quarter. The Debtors have timely paid all United
States Trustee fees and will continue to do so under the Plan until the Chapter
11 Cases are closed pursuant to a final decree, or the Chapter 11 Cases, or any of them, are converted or dismissed by order of the Bankruptcy Court. The aggregate amount of these fees and expenses through June 2004 is approximately
$168,750.

                  (iii)    Reclamation Claims
                           ------------------

         Under Section 546(c)(2) of the Bankruptcy Code and section 2-702 of the Uniform Commercial Code, a vendor that asserts a reclamation claim (a
"Reclamation Claim") within certain statutory deadlines may be entitled to an Administrative Claim. Numerous vendors asserted Reclamation Claims in these
Chapter 11 Cases, and after reconciling these Reclamation Claims, the Debtors estimate that Reclamation Claims will aggregate $7,586,490. The Allowed
Reclamation Claims will be treated as Administrative Expense Claims under the Plan and will be paid in the manner provided for all Administrative Expense
Claims under the Plan.

                  (iv)     Cure Payments
                           -------------

         Pursuant to Section 365 of the Bankruptcy Code, the Debtors may not assume executory contracts and unexpired leases if there has been a default unless the Debtors cure, or provide adequate assurance of promptly curing, such defaults. The Debtors anticipate that on or before the Confirmation Date, Reorganized RoomStore will assume a number of unexpired leases and that certain
"cure payments" will have to be paid in connection with and at the time of the approval of those lease assumptions. The Debtors estimate that cure payments, included in Administrative Expense Claims will aggregate approximately $500,000.

                  (v)      Professional Fees
                           -----------------

         Professional Claims are requests for compensation and reimbursement of expenses by Professionals in these Chapter 11 Cases. Pursuant to the Professional Fee Order, Professionals receive payments of 80% of their fees and 100% of the expenses from the Debtors on a monthly basis. The Bankruptcy Court has already approved, on an interim basis, the payment of many of the Professional Claims for most Professionals, and the Debtors have made such payments. The Debtors expect additional Professional Claims will be incurred prior to the Effective Date and paid as Administrative Expense Claims. The estimated aggregate of Professional Claims will be included in the Plan
Supplement.

                                       46

                  (vi)     "Substantial Contribution" Claims
                           ---------------------------------

         The definition of Administrative Expense Claims described above includes Claims arising under Section 503(b) of the Bankruptcy Code, which provides for payment of compensation or reimbursement of expenses to creditors and other entities making a "substantial contribution" to a chapter 11 case (and to attorneys for and other professional advisors to such entities) ("Substantial
Contribution Claims"). The amounts, if any, that such entities will seek or may seek for "substantial contribution" compensation or reimbursement are not known by the Debtors at this time. Requests for compensation or reimbursement in respect of any Substantial Contribution Claims must be approved by the Bankruptcy Court after notice and a hearing at which the Debtors and other parties in interest may participate and, if appropriate, object to the allowance of any such compensation or reimbursement. The estimated aggregate of Substantial Contribution Claims will be included in the Plan Supplement.

              b.  Priority Tax Claims
                  -------------------

         Priority Tax Claims are Claims of governmental units for taxes entitled to priority in payment under Bankruptcy Code Sections 502(i) and 507(a)(8).
Currently, the Debtors estimate that the aggregate of Priority Tax Claims is approximately $3.5 million to $8.5 million. To the extent the aggregate of Priority Tax Claims exceeds $3.5 million, the Debtors dispute such claims.

         Except to the extent that a holder of an Allowed Priority Tax Claim agrees to different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Debtors or the Liquidation Trust, as the case may be, (i) deferred, periodic Cash payments made quarterly on the first Business Day of the first month following the Effective Date that is at least ninety (90) days subsequent to the Effective Date, over a period not exceeding six years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on 90 day United States Treasuries on the Effective Date, (ii) such other treatment agreed to by the Allowed Priority Tax Claimholder and the Liquidation Trustee, or (iii) payment in full in Cash.

         2.       Treatment of Classified Claims
                  ------------------------------

              a.  Class 1 - Other Priority Claims
                  -------------------------------

              Other Priority Claims are Claims that are entitled to priority pursuant to Bankruptcy Code Sections 507(a)(3), 507(a)(4), or 507(a)(6). Claims in Class 1 include: (i) pre-petition wages, salaries, or commissions, including vacation, severance, and sick leave pay earned by an individual within ninety days before the Petition Date, up to a maximum of $4,300 for each individual;
(ii) pre-petition contributions to any employee benefit plans arising from services rendered within 180 days prior to the commencement of the Chapter 11
Cases, but only for each such plan to the extent of (a) the number of employees covered by such plan multiplied by $4,300, less (b) the aggregate amount paid to such employees from the Estates for wages, salaries or commissions during the 90


                                       47

days prior to the Petition Date; and (iii) allowed unsecured claims of individuals, up to a maximum of $2,100 for each individual, arising from pre-petition deposits of money in connection with the purchase, lease, or rental of property, or the purchase of services, for the personal, family, or household use of such individuals, up to a maximum of $2,100 for each individual.

              The Debtors estimate that the aggregate amount of Allowed Claims in Class 1 shall not exceed $1 million.

              Except to the extent that a holder of an Allowed Other Priority
Claim agrees to different treatment, the Debtors or the Liquidation Trust, as the case may be, shall pay to each holder of an Allowed Other Priority Claim
Cash in an amount equal to such Allowed Other Priority Claim on the later of (i) the Effective Date and (ii) the first Periodic Distribution Date occurring after the later of (x) the date a Disputed Other Priority Claim becomes an Allowed
Other Priority Claim or (y) the date a Disputed Other Priority Claim becomes payable pursuant to any agreement between the Liquidation Trustee and the holder of such Other Priority Claim.

              Class 1 is unimpaired, and holders of Claims in Class 1 are not entitled to vote to accept or reject the Plan.

              b.  Class 2(a) - Wachovia Secured Claims
                  ------------------------------------

              Wachovia Secured Claims are those Claims arising under that certain Credit Agreement dated as of July 18, 1995, as amended, supplemented or otherwise modified prior to the Petition Date, by and between MacSaver, as borrower, Heilig-Meyers, as guarantor, Wachovia Bank, N.A., as administrative agent, Bank of America, N.A., as documentation agent, Crestar Bank, as co-agent, First Union National Bank, as co-agent, and the other lenders identified therein.

              Pursuant to the Plan, on or before the Effective Date, the Debtors will have provided to Wachovia Bank, N.A., as administrative or collateral agent for the holders of the Wachovia Secured Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Wachovia Secured Claim (i)
Cash equal to the amount of the Allowed Wachovia Secured Claim, provided, however, to the extent the holders of the Allowed Wachovia Secured Claims shall not have received Cash equal to the total amount of such Allowed Wachovia
Secured Claims, such holders shall also receive their Pro Rata share of the Bank
Group Secured Notes, or (ii) such less favorable treatment as to which the Debtors, the Creditors' Committee and Wachovia Bank, N.A., as administrative or collateral agent for the holders of the Wachovia Secured Claim, shall have agreed in writing. To the extent the Bankruptcy Court finds that the Allowed
Wachovia Secured Claims have been satisfied in full on or before the Effective
Date, holders of Allowed Wachovia Secured Claims shall not receive any distribution on account of such Allowed Wachovia Secured Claim pursuant to the Plan.

              Class 2(a) is not impaired and is deemed to have accepted the Plan and, therefore, is not entitled to vote.

              c.  Class 2(b) - Prudential Notes Secured Claims
                  --------------------------------------------

              Prudential Notes Secured Claims are those Secured Claims arising under that certain Note Agreement dated as of January 13, 1995, as amended, supplemented or otherwise modified prior to the Petition Date, by and between


                                       48

MacSaver, the The Prudential Insurance Company of America and Pruco Life
Insurance Company, pursuant to which MacSaver issued and Heilig-Meyers guaranteed the Prudential Notes.

              Pursuant to the Plan, on or before the Effective Date, the Debtors will have paid to the holders of (or the collateral agent for) the Prudential
Notes Secured Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Prudential Notes Secured Claim (i) Cash equal to the amount of the Allowed Prudential Notes Secured Claim, provided, however, to the extent the holders of the Allowed Prudential Notes Secured Claims shall not have received Cash equal to the total amount of such Allowed Prudential Notes Secured
Claims, such holders shall also receive their Pro Rata share of the Bank Group
Secured Notes, or (ii) such less favorable treatment as to which the Debtors, the Creditors' Committee and the holders of (or the collateral agent for) the Prudential Notes Secured Claim, shall have agreed in writing. To the extent the Bankruptcy Court finds that the Allowed Prudential Notes Secured Claims have been satisfied in full on or before the Effective Date, holders of Allowed
Prudential Notes Secured Claims shall not receive any distribution on account of such Allowed Prudential Notes Secured Claim pursuant to the Plan.

              Class 2(b) is not impaired and is deemed to have accepted the Plan and, therefore, is not entitled to vote.

              d.  Class 2(c) - Synthetic Lease Secured Claims
                  -------------------------------------------

         Synthetic Lease Secured Claims are those Secured Claims against
Furniture Company and Heilig-Meyers arising under (a) that certain $12 million
Tax Ownership Operating Lease in respect of certain properties located in Mount
Sterling, Kentucky and Athens, Texas pursuant to the terms of, among other documents: (i) that certain Lease Agreement dated January 31, 1996, among State
Street Bank and Trust Company, as owner-trustee and lessor, Arthur J. MacDonald, as trustee, and Furniture Company, as lessee, and (ii) that certain
Participation and Credit Agreement dated as of January 31, 1996, among Furniture
Company, State Street Bank and Trust Company, as owner-trustee, Wachovia Bank,
N.A., as note holder and agent, and Wachovia Securities, Inc. as certificate holder, in each case as amended and modified; (b) that certain $40 million Tax
Ownership Operating Lease in respect of certain properties in Hesperia, California and Richmond, Virginia pursuant to the terms of, among other documents: (i) that certain Lease Agreement dated as of August 1, 1996 among State Street Bank and Trust Company, as owner-trustee and lessor, and Furniture
Company as lessee, and (ii) that certain Participation and Credit Agreement dated as of August 1, 1996, among Furniture Store, State Street Bank and Trust
Company, as owner-trustee, Wachovia Bank, N.A. as note holder and agent, and Wachovia Securities, Inc. as certificate holder, in each case as amended and modified; and (c) that certain $46.6 million lease arrangement pursuant to the terms of, among other documents, that certain Lease Agreement dated as of August
5, 1998, between First Security Bank, National Association, as owner-trustee under the HM Realty Trust 1998-1, as lessor, and Furniture Company, as lessee, as amended and modified.

         Pursuant to the Plan, on or before the Effective Date, the Debtors will have paid to the holders of (or the collateral agent for) the Synthetic Lease
Secured Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Synthetic Lease Secured Claim (i) Cash equal to the amount of the Allowed Synthetic Lease Secured Claim, provided, however, to the extent the holders of the Allowed Synthetic Lease Secured Claims shall not have received


                                       49

Cash equal to the total amount of such Allowed Synthetic Lease Secured Claims, such holders shall also receive their Pro Rata share of the Bank Group Secured
Notes, or (ii) such less favorable treatment as to which the Debtors, the Creditors' Committee and the holders of (or the collateral agent for ) the Synthetic Lease Secured Claim, shall have agreed in writing. To the extent the Bankruptcy Court finds that the Allowed Synthetic Lease Secured Claims have been satisfied in full on or before the Effective Date, holders of Allowed Synthetic
Lease Secured Claims shall not receive any distribution on account of such Allowed Synthetic Lease Secured Claim pursuant to the Plan.

              Class 2(c) is not impaired and is deemed to have accepted the Plan and, therefore, is not entitled to vote.

              e.  Class 3 - Bondholder Secured Claims
                  -----------------------------------

         Class 3 consists of the Bondholder Secured Claims that may exist against a particular Debtor.

         Nothing about the terms or implementation of the Plan shall modify or adversely affect any of the rights that the holder(s) of the Bondholder Secured
Claims may have against the Pre-Petition Lenders in respect of such holders' claims that they have lien rights in and/or to the collateral proceeds received
(or to be received) by the Pre-Petition Lenders on an equal and ratable basis with the Pre-Petition Lenders pursuant to section 1008 of the Indentures, and/or other applicable law.

         Class 3 is not impaired and is deemed to have accepted the Plan and, therefore, is not entitled to vote.

              f.  Class 4 - Other Secured Claims
                  ------------------------------

         Other Secured Claims include any Secured Claim other than a Wachovia
Secured Claim, Prudential Notes Secured Claim, Bondholder Secured Claim or
Synthetic Lease Secured Claim. Other Secured Claims include Claims secured by liens junior in priority to existing liens, whether by operation of law, contract or otherwise, but solely to the extent of the value, as of the Effective Date, or such other date as is established by the Bankruptcy Court, of such Claimholder's interest in property of the Estates after giving effect to all security interests or liens senior in priority. The Debtors estimate that the aggregate amount of Other Secured Claims is approximately $1 million.

         Pursuant to the Plan, except to the extent that the holder of an Allowed Other Secured Claim agrees to different treatment, the Debtors or the Liquidation Trust, as the case may be, shall pay to each holder of an Allowed
Other Secured Claim Cash in an amount equal to such Allowed Other Secured Claim on the later of (i) the Effective Date and (ii) first Periodic Distribution Date occurring after the later of (x) the date a Disputed Other Secured Claim becomes an Allowed Other Secured Claim or (y) the date a Disputed Other Secured Claim becomes payable pursuant to any agreement between the Liquidation Trustee and the holder of such Other Secured Claim.

                                       50

         Class 4 is not impaired and is deemed to have accepted the Plan and, therefore, is not entitled to vote.

              g.  Class 5(a) - RoomStore Unsecured Claims
                  ---------------------------------------

         RoomStore Unsecured Claims include any Unsecured Claim that is against RoomStore.

         Pursuant to the Plan, with respect to all Allowed RoomStore Unsecured
Claims, on the Initial Distribution Date and, with respect to all Disputed
RoomStore Unsecured Claims that shall become Allowed RoomStore Unsecured Claims, on the first Periodic Distribution Date occurring after the later of (i) the date any such Disputed RoomStore Unsecured Claim becomes an Allowed RoomStore
Unsecured Claim or (ii) the date a Disputed RoomStore Unsecured Claim becomes payable pursuant to any agreement between the Liquidation Trustee and the holder of such RoomStore Unsecured Claim, such Claimholder shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed RoomStore Unsecured Claim, (x) a Distribution of such Claimholder's Pro
Rata share of .008065% of the shares of New RoomStore Common Stock for every $10,000 of RoomStore Unsecured Claims held in the Liquidation Trust, or (y) such less favorable treatment as to which the Liquidation Trustee and such Claimholder shall have agreed in writing

         The Debtors estimate that the aggregate amount of the Class 5(a) Claims is approximately $26 million.

         Class 5(a) is impaired by the Plan. Each holder of an Allowed Class
5(a) Claim is entitled to vote to accept or reject the Plan.

              h.  Class 5(b) - Funded Debt Unsecured Claims
                  -----------------------------------------

         Funded Debt Unsecured Claims include any Unsecured Claim arising from the Wachovia Credit Agreement, Prudential Notes Agreement, and/or Indentures.

         Pursuant to the Plan, with respect to all Allowed Funded Debt Unsecured
Claims, on the Initial Distribution Date and, with respect to all Disputed
Funded Debt Unsecured Claims that shall become Allowed Funded Debt Unsecured
Claims, on the first Periodic Distribution Date occurring after the later of (i) the date any such Disputed Funded Debt Unsecured Claim becomes an Allowed Funded
Debt Unsecured Claim or (ii) the date a Disputed Funded Debt Unsecured Claim becomes payable pursuant to any agreement between the Liquidation Trustee and the holder of such Funded Debt Unsecured Claim, such Claimholder shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Funded Debt Unsecured Claim, (x) a Distribution of such
Claimholder's Pro Rata share of the Class 5(b) Trust Allocation (subject to adjustment to the extent additional cash or notes are required to be paid or issued to fully satisfy the Wachovia Secured Claims, Prudential Notes Secured
Claims, or Synthetic Lease Secured Claims), or (y) such less favorable treatment as to which the Liquidation Trustee and such Claimholder shall have agreed in writing.

         Upon the revesting of any Cash in the Liquidation Trust to the Funded
Debt Unsecured Claims Reserve for the benefit of Funded Debt Unsecured Creditors pursuant to Sections 2.1, 4.1 and/or 4.6 of the Plan, the Liquidation Trustee shall distribute such Cash, less (i) any Cash reserved by the Liquidation
Trustee in accordance with the terms and subject to the conditions set forth in the Plan and in the Trust Agreement, (ii) Cash reserved to pay the liabilities,


                                       51

costs and expenses of the Liquidation Trust, as set forth in the Trust
Agreement, and (iii) Cash reserved for the Funded Debt Unsecured Claims, Pro
Rata to the holders of Allowed Funded Debt Unsecured Claims. Any such
Distribution shall be made on the first Periodic Distribution Date following the date of any such revesting.

         The Debtors estimate that the aggregate amount of the Class 5(b) Claims is approximately $528 million to $656 million.

         Class 5(b) is impaired by the Plan. Each holder of an Allowed Class
5(b) Claim is entitled to vote to accept or reject the Plan.

              i.  Class 5(c) - Heilig Unsecured Claims
                  ------------------------------------

         Heilig Unsecured Claims include any Unsecured Claim against
Heilig-Meyers, Furniture Company, Heilig-Meyers Furniture West, Inc., and HMY
Star, Inc.

         Pursuant to the Plan, with respect to all Allowed Heilig Unsecured
Claims, on the Initial Distribution Date and, with respect to all Disputed
Heilig Unsecured Claims that shall become Allowed Heilig Unsecured Claims, on the first Periodic Distribution Date occurring after the later of (i) the date any such Disputed Heilig Unsecured Claim becomes an Allowed Heilig Unsecured
Claim or (ii) the date a Disputed Heilig Unsecured Claim becomes payable pursuant to any agreement between the Liquidation Trustee and the holder of such Heilig Unsecured Claim, such Claimholder shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Heilig
Unsecured Claim, (x) a Distribution of such Claimholder's Pro Rata share of the
Class 5(c) Trust Allocation (subject to adjustment to the extent additional cash or notes are required to be paid or issued to fully satisfy the Wachovia Secured
Claims, Prudential Notes Secured Claims, or Synthetic Lease Secured Claims), or
(y) such less favorable treatment as to which the Liquidation Trustee and such Claimholder shall have agreed in writing.

         Upon the revesting of any Cash in the Liquidation Trust in the Heilig
Unsecured Claims Reserve for the benefit of the holder of Heilig Unsecured
Claims pursuant to Sections 2.1, 4.1, and/or 4.6 of the Plan, the Liquidation
Trustee shall distribute such Cash, less (i) any Cash reserved by the Liquidation Trustee in accordance with the terms and subject to the conditions set forth in the Plan and in the Trust Agreement, (ii) Cash reserved to pay the liabilities, costs and expenses of the Liquidation Trust, as set forth in the Trust Agreement, and (iii) Cash reserved for the Heilig Unsecured Claims, Pro
Rata to the holders of Allowed Heilig Unsecured Claims. Any such Distribution shall be made on the first Periodic Distribution Date following the date of any such revesting.

         The Debtors estimate that the aggregate amount of the Class 5(c) Claims is estimated to be up to approximately $500 million. The Master Trust Trustee, as trustee on behalf of the Heilig-Meyers Master Trust (the "Master Trust"), has filed the Master Trust Claim, which is a $1 billion unsecured claim that has not been included in this estimate and which claim the Debtors will oppose vigorously.

                                       52

         Class 5(c) is impaired by the Plan. Each holder of an Allowed Class
5(c) Claim is entitled to vote to accept or reject the Plan.

              j.  Class 6 - Securities Claims
                  ---------------------------

         Class 6 consists of two separate subclasses for the Subordinated
Securities Claims. Pursuant to the Plan, Class 6 is Impaired and is deemed to have rejected the Plan and, therefore, is not entitled to vote. Each subclass is deemed to be a separate Class for all purposes under the Bankruptcy Code.

                  (1)      Class 6(a) - Subordinated Debt Securities Claims
                           ------------------------------------------------

         Class 6(a) consists of all Subordinated Debt Securities Claims that may exist against a particular Debtor. A Subordinated Debt Securities Claim is a Claim subject to subordination under Section 510(b) of the Bankruptcy Code that arises from the rescission of a purchase or sale of a debt Security of any Debtor (including, but not limited to, the Unsecured Notes and the Prudential
Notes), or for damages arising from the purchase or sale of such a debt
Security, or for reimbursement, indemnification, or contribution allowed under
Section 502 of the Bankruptcy Code on account of such Claim.

                  (2)      Class 6(b) - Subordinated Equity Securities Claims
                           --------------------------------------------------

         Class 6(b) consists of all Subordinated Equity Securities Claims that may exist against a particular Debtor. A Subordinated Equity Securities Claim is a Claim subject to subordination under Section 510(b) of the Bankruptcy Code that arises from the rescission of a purchase or sale of an equity Security of any Debtor (including, but not limited to, Old Common Stock), or for damages arising from the purchase or sale of such an equity Security, or for reimbursement, indemnification, or contribution allowed under Section 502 of the Bankruptcy Code on account of such Claim.

              k.  Class 7 - Old Common Stock
                  ---------------------------

         Class 7 consists of shares of Heilig-Meyers common stock that were authorized, issued and outstanding prior to the Effective Date. Old Common Stock
Interests shall be cancelled, released, and extinguished and holders of such Interests will not receive any distributions under the Plan.

C.       MEANS FOR IMPLEMENTATION OF THE PLAN
         ------------------------------------

         1.       Substantive Consolidation
                  -------------------------

         A separate motion seeking approval of the substantive consolidation of the Debtors' Chapter 11 Estates shall be filed, and the Confirmation Order shall constitute the approval, pursuant to Bankruptcy Section 105(a), as of the Effective Date, of the substantive consolidation of the Debtors' Chapter 11
Estates for all purposes related to the Plan, including voting, confirmation, distributions, and Claim determinations. The substantive consolidation of the Debtors' Chapter 11 Estates shall have the following effects: (a) all assets of the Debtors' Chapter 11 Estates shall be treated as though they were assets of a consolidated Chapter 11 Estate; (b) no distributions shall be made under the Plan on account of Claims held by any Debtor against another Debtor; (c) no distributions shall be made under the Plan on account of any Interests held by any Debtor in another Debtor; (d) all guaranties by any Debtor of the


                                       53

obligations of any other Debtor and any liability (whether primary or secondary, or individual or joint and several) of the Debtors shall be deemed to be one obligation of the consolidated Estate; and (e) each and every Claim filed, to be filed, or deemed to have been filed in the Cases against any Debtor shall be deemed filed against the consolidated Estate, and shall be deemed to be one
Claim against, and the liability of, the consolidated Estate. Any provision contained in the Plan to the contrary notwithstanding, on the Effective Date, Reorganized RoomStore shall be the sole and exclusive owner of the RoomStore
Assets and of all rights, titles and interests therein and thereto.

         2.       Debtor Intercompany Claims
                  --------------------------

         On the Effective Date, all Intercompany Claims between and among the Debtors shall be eliminated by either offset, the contribution or distribution of such Claims, or otherwise (as determined by the Debtors).

         3.       Cancellation of Existing Securities and Agreements
                  --------------------------------------------------

         On the Effective Date, except as otherwise specifically provided for herein, (a) the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors (or any Debtor) or ownership Interest in the Debtors, and all options, warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed, contractual, legal, equitable or otherwise) to acquire any of the foregoing that shall be authorized, issued and outstanding immediately prior to the Effective Date shall be cancelled without any further action on the part of the Bankruptcy Court or any other Person, and (b) the obligations of or Claims against the Debtors and Interests in the Debtors under, relating, or pertaining to any agreements, indenture, certificates of designation, bylaws, or certificate or articles of incorporation or similar document governing the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of or ownership Interest in the Debtors, as the case may be, that shall be authorized, issued and outstanding immediately prior to the Effective
Date shall be released and discharged without any further action on the part of the Bankruptcy Court or any other Person; provided, however, that the Indentures shall continue in effect solely for purposes of (i) allowing the Indenture
Trustee to make distributions on account of such Claims under the Plan as provided in Article VIII of the Plan, (ii) preserving for the Indenture Trustee any rights, including indemnification rights, it may have with respect to the Claimholders under such Indentures, (iii) permitting the Indenture Trustee to maintain any rights or liens it may have for fees, costs, and expenses under such Indentures; provided, further, that the preceding provision shall not affect the discharge of Claims against or Interests in the Debtors under the Bankruptcy Code, the Confirmation Order, or this Plan, or result in any expense or liability to the Liquidation Trustee or Reorganized RoomStore, and (iv) preserving for the Indenture Trustee any rights it may have against the Pre-Petition Lenders with respect to Section 1008 of the Indentures. The Debtors shall not have any obligations to the Indenture Trustee (or to any Liquidation
Trustee that may replace the Indenture Trustee) for any fees, costs, or expenses


                                       54

except as expressly provided in Sections 2.1 and 8.6 of the Plan; provided, however, that nothing herein shall preclude the Indenture Trustee (or any Liquidation Trustee that may replace the Indenture Trustee) from being paid or reimbursed for prepetition or postpetition fees, costs, and expenses from the distributions being made by the Indenture Trustee (or any Liquidation Trustee that may replace the Indenture Trustee) pursuant to such Indentures in accordance with the provisions set forth therein, all without application to or approval by the Bankruptcy Court.

         4.       Liquidation and Dissolution
                  ---------------------------

         With the exception of RoomStore, each of the Debtors shall be deemed to have been liquidated as of the Effective Date. All Interests in each Debtor shall automatically be canceled and extinguished as of the Effective Date without the need for any further action by the Bankruptcy Court or any Entity.

         Notwithstanding the foregoing, on the Effective Date or soon as reasonably practicable thereafter, the Liquidation Trustee, on behalf of each of the Debtors, other than RoomStore, shall: (i) file its certificate of dissolution, together with all other necessary corporate documents, to effect its dissolution under the applicable laws of its state of incorporation, and
(ii) complete and file its final federal, state, and local tax returns, and pursuant to Section 505(b) of the Bankruptcy Code, request an expedited determination of any unpaid tax liability of such Debtor or its Estate for any tax incurred during the administration of such Debtor's Chapter 11 Case, as determined under applicable tax laws. The filing by the Liquidation Trustee for each such Debtor of its articles or certificate of dissolution shall be authorized and approved in all respects without further action under applicable law, regulation, order, or rule including, without limitation, any action by the stockholders or the board of directors of such Debtor.

         On the Effective Date, each Debtor, other than RoomStore, shall assign, transfer, and distribute to (a) Reorganized RoomStore any RoomStore Assets that it owns and (b) the Liquidation Trust (i) all other assets, properties, or interests; and (ii) all of its books and records relating to clause (b)(i) of section 6.5(c) of the Plan or section 6.5(c) of the Plan. For purposes of this section, books and records include computer generated or computer maintained books and records and computer data, as well as electronically generated or maintained books and records or data, along with books and records of any Debtor, other than RoomStore, maintained by or in the possession of third parties, wherever located.

         5.       The Liquidation Trust
                  ---------------------

              a.  Establishment of the Liquidation Trust
                  --------------------------------------

         Without any further action of the Debtors' directors or shareholders, on the Effective Date, the Trust Agreement shall become effective. The
Liquidation Trustee shall accept the Liquidation Trust and sign the Trust
Agreement on the Effective Date, and the Liquidation Trust will then be deemed created and effective.

              b.  Vesting of Trust Assets
                  -----------------------

                                       55

         On the Effective Date, the Debtors shall transfer and shall be deemed to have transferred to the Liquidation Trust, for and on behalf of the holders of beneficial interests in the Liquidation Trust, the Trust Assets, including but not limited to the Estate Actions.

              c.  Beneficial Interests
                  --------------------

         The beneficial interests in the Liquidation Trust shall be uncertificated and shall be non-transferable except upon death of the holder of beneficial interests or by operation of law. Holders of beneficial interests shall have no voting rights with respect to such beneficial interests. The
Liquidation Trust shall have a term of 3 years from the Effective Date, without prejudice to the rights of the Liquidation Trust Committee to extend such term conditioned upon the Liquidation Trust not then becoming subject to the Exchange
Act. Subject to the consent of the Liquidation Trust Committee, which consent shall not be unreasonably withheld, the terms of the Liquidation Trust may be amended by the Debtors and the Creditors' Committee prior to the Effective Date, or the Liquidation Trustee after the Effective Date to the extent necessary to ensure that the Liquidation Trust will not become subject to the Exchange Act.
Any extension of the term of the Liquidation Trust must be approved by the Bankruptcy Court, after notice and hearing, at least three months prior to the beginning of any such extended term.

         THE BENEFICIAL INTERESTS IN THE LIQUIDATION TRUST SHALL NOT BE
CERTIFICATED AND SHALL NOT BE TRANSFERABLE, EXCEPT UPON THE DEATH OF THE HOLDER
OF THE BENEFICIAL INTEREST OR BY OPERATION OF LAW. IN ADDITION, HOLDERS OF
BENEFICIAL INTERESTS SHALL HAVE NO VOTING RIGHTS WITH RESPECT TO SUCH BENEFICIAL
INTERESTS.

         IT IS ANTICIPATED THAT THERE WILL BE NO DISTRIBUTIONS OF NEW ROOMSTORE
COMMON STOCK OR AVAILABLE CASH, IF ANY, TO THE HOLDERS OF ALLOWED UNSECURED
CLAIMS PRIOR TO THE INITIAL DISTRIBUTION DATE. ACCORDINGLY, BECAUSE THE
BENEFICIAL INTERESTS IN THE LIQUIDATION TRUST WILL NOT BE TRANSFERABLE, EXCEPT
UPON THE DEATH OF THE HOLDER THEREOF OR BY OPERATION OF LAW, IT IS ANTICIPATED
THAT THE HOLDERS OF ALLOWED UNSECURED CLAIMS WILL NOT REALIZE ANY RECOVERY WITH
RESPECT TO SUCH CLAIMS - OR RECEIVE ANY FORM OF FREELY TRADABLE AND CERTIFICATED
SECURITY IN CONNECTION WITH SUCH RECOVERY - PRIOR TO THE INITIAL DISTRIBUTION
DATE.

              d.  Intended Tax Treatment of the Liquidation Trust
                  -----------------------------------------------

         For federal income tax purposes, it is intended that the Liquidation
Trust be classified as a liquidating trust under Section 301.7701-4 of the Treasury regulations and that such trust is owned by its beneficiaries.
Accordingly, for federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a distribution of an undivided interest in each of the Trust Assets and then contributed such interests to the Liquidation Trust.

         6.       The Liquidation Trustee
                  -----------------------

              a.  Appointment of the Liquidation Trustee
                  --------------------------------------

                                       56

         The Liquidation Trustee shall be designated by the Creditors'
Committee. The Person so designated by the Creditors' Committee shall become the Liquidation Trustee upon the Bankruptcy Court entering an order approving the Person designated by the Creditors' Committee after consideration of the same and any objections thereto at the Confirmation Hearing. The Liquidation Trustee shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Trust Agreement, including the right to vote as holder of the stock of Reorganized RoomStore, and shall be entitled to reasonable compensation, indemnification and reimbursement of costs and expenses as set forth therein without further application to or order of the Bankruptcy
Court.

              b.  Administration of Trust Assets by the Liquidation Trustee
                  ---------------------------------------------------------

         The Liquidation Trustee shall have the rights and obligations set forth in the Trust Agreement, a copy which will be filed as part of the Plan
Supplement.

              c.  Establishment of the Reserves
                  -----------------------------

         On the Effective Date (if not funded prior to such time), the Liquidation Trustee (a) shall use Cash held by the Liquidation Trust to establish the Administrative Claims Reserve, Other Priority Claims Reserve and the Other Secured Claims Reserve, which shall be maintained by the Liquidation
Trustee in accordance with Article VI of the Plan; (b) shall use .008065% of the shares of New RoomStore Common Stock for every $10,000 of RoomStore Unsecured
Claims (subject to adjustment to the extent additional cash or notes are required to be paid or issued to fully satisfy the Wachovia Secured Claims, Prudential Notes Secured Claims, or Synthetic Lease Secured Claims) to establish the RoomStore Unsecured Claims Reserve; and (c) shall use the Available Cash and the Available New RoomStore Common Stock held by the Liquidation Trustee to establish the Heilig Unsecured Claims Reserve and Funded Debt Unsecured Claims
Reserve, as provided in the Trust Agreement, which Reserves shall be maintained by the Liquidation Trustee in accordance with Article VI of the Plan.

              d.  Payment of the Expenses Incurred by the Liquidation Trustee
                  -----------------------------------------------------------

         All costs and expenses associated with the administration of the Liquidation Trust shall be the responsibility of and paid by the Liquidation
Trust. Notwithstanding the foregoing, Reorganized RoomStore shall cooperate with the Liquidation Trustee in administering the Trust Assets and shall afford reasonable access during normal business hours, upon reasonable notice, to personnel and books and records of Reorganized RoomStore to representatives of the Liquidation Trust to enable the Liquidation Trustee to perform the Liquidation Trustee's tasks under the Trust Agreement and the Plan. Reorganized
RoomStore shall not be entitled to compensation or reimbursement (including reimbursement for professional fees) with respect to fulfilling its obligations as set forth in Section 6.9 of the Plan.

              e.  Retention of Professionals
                  --------------------------

         The Liquidation Trustee may retain such law firms, accounting firms, experts, advisors, financial advisors, consultants, investigators, appraisers, auctioneers or other professionals as it may deem necessary (collectively, the "Trustee Professionals"), in its sole discretion, to aid in the performance of its responsibilities pursuant to the terms of the Plan including, without limitation, the liquidation and distribution of Trust Assets. The Trustee


                                       57

Professionals shall continue to prepare monthly statements in the same manner and in the same detail as required pursuant to the Professional Fee Order, and the Trustee Professionals shall serve such statements on the Liquidation Trustee and each member of the Liquidation Trust Committee. In the event two or more members of the Liquidation Trust Committee object to the reasonableness of such fees and expenses, the matter shall be submitted to the Bankruptcy Court for approval of the reasonableness of such fees and expenses.

              f.  Tax Administrative Matters
                  --------------------------

         The Liquidation Trustee shall be responsible for filing all federal, state and local tax returns for the Liquidation Trust. The Liquidation Trustee shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions made by the Liquidation Trustee shall be subject to any such withholding and reporting requirements. The Liquidation Trustee shall provide to holders of beneficial interests in the Liquidation Trust copies of all annual, periodic and other reports and statements specified in the Trust Agreement, with such copies to be made available on an internet website to be maintained by the Liquidation
Trustee and notice of which shall be given by the Liquidation Trustee to such beneficial interest holders.

              g.  Valuation of Trust Assets
                  -------------------------

         The Liquidation Trustee shall be responsible for obtaining a valuation of the assets held by the Liquidation Trust within 90 days of the Effective Date and providing notice of such valuation to the holders of Allowed Claims.

         7.       The Liquidation Trust Committee
                  -------------------------------

              a.  Appointment of the Liquidation Trust Committee
                  ----------------------------------------------

         The Liquidation Trust Committee shall be composed of three (3) members, each of which shall be designated by the Creditors' Committee. The Liquidation
Trust Committee shall adopt such bylaws as it may deem appropriate, provided, however, that any such bylaws shall not contain terms inconsistent with the terms of the Plan or the Trust Agreement. The Liquidation Trustee shall consult regularly with the Liquidation Trust Committee when carrying out the purpose and intent of the Liquidation Trust. Members of the Liquidation Trust Committee shall have and perform all of the duties, responsibilities, rights and obligations and shall have the oversight over the activities of the Liquidation
Trustee set forth in the Trust Agreement and shall be entitled to reasonable compensation, indemnification and reimbursement of costs and expenses as set forth therein without further application to or order of the Bankruptcy Court.
In no event, however, shall any member of the Liquidation Trust Committee or his or her agents, representatives, professionals or employees exercise any management or control over the business, assets, affairs or operations of Reorganized RoomStore or any of its subsidiaries.

              b.  Replacement of Members
                  ----------------------

         In the case of an inability or unwillingness of any member of the Liquidation Trust Committee to serve, such member shall be replaced by designation of the remaining members of the Liquidation Trust Committee. If any


                                       58

position on the Liquidation Trust Committee remains vacant for more than thirty
(30) days, such vacancy shall be filled within fifteen (15) days thereafter by the designation of the Liquidation Trustee without the requirement of a vote by the other members of the Liquidation Trust Committee.

              c.  Discharge
                  ---------

         Upon the certification by the Liquidation Trustee that all assets transferred into the Liquidation Trust have been distributed, abandoned or otherwise disposed of, the members of the Liquidation Trust Committee shall resign their positions, whereupon they shall be discharged from further duties and responsibilities hereunder and the Trust Agreement.

              d.  Removal and Replacement of the Liquidation Trustee
                  --------------------------------------------------

         The Liquidation Trust Committee may remove the Liquidation Trustee with or without cause. In the event of the resignation or removal of the Liquidation
Trustee, the Liquidation Trust Committee shall, by majority vote, designate a person to serve as successor Liquidation Trustee. In the event the Liquidation
Trust Committee is unwilling or unable to designate any such successor, the Bankruptcy Court shall make such designation.

         8.       New RoomStore Common Stock
                  --------------------------

         On the Effective Date, Reorganized RoomStore shall issue 1,000 shares of New RoomStore Common Stock to the Liquidation Trust. Such shares of New
RoomStore Common Stock shall represent 100% of the shares of New RoomStore
Common Stock issued and outstanding on the Effective Date.

         The shares of New RoomStore Common Stock issued to the Liquidation
Trust shall be held by the Liquidation Trustee for the benefit of the holders of Allowed Unsecured Claims in accordance with the terms and subject to the conditions set forth in the Trust Agreement.

         9.       Conversion of New RoomStore Common Stock into Cash or Other
                  -----------------------------------------------------------
                  Marketable Securities
                  ----------------------


         It is anticipated that the New RoomStore Common Stock held by the Liquidation Trust will be distributed by the Liquidation Trust to the holders of Allowed RoomStore Unsecured Claims, Allowed Funded Debt Unsecured Claims and
Allowed Heilig Unsecured Claims in accordance with the terms and subject to the conditions set forth in the Plan and the Trust Agreement. However, the Liquidation Trust Committee shall be authorized to instruct the Liquidation
Trustee:

                  (a) to convert the New RoomStore Common Stock, in full or in part, into Cash or the marketable and freely-tradable securities of a successor corporation (through (i) the merger or consolidation of Reorganized RoomStore with any such successor corporation, (ii) the sale or other disposition of shares of New RoomStore Common Stock, (iii) the sale or other disposition of all or substantially all of the assets of


                                       59

                  Reorganized RoomStore and its subsidiaries and the subsequent liquidation of Reorganized RoomStore and its subsidiaries, or
                  (iv) the consummation of one or more other transactions entered into for the purpose of monetizing the New RoomStore
                  Common Stock or the assets of Reorganized RoomStore and its subsidiaries) in accordance with such terms and conditions as the Liquidation Trust Committee, in the exercise of its sole discretion, shall deem appropriate;

                  (b) to distribute the proceeds thereof such that holders of
                  (i) Allowed RoomStore Unsecured Claims receive a Pro Rata share of the proceeds derived from .008065% of the shares of New RoomStore Common Stock for every $10,000 of RoomStore
                  Unsecured Claims (subject to adjustment to the extent additional cash or notes are required to be paid or issued to fully satisfy the Wachovia Secured Claims, Prudential Notes
                  Secured Claims, or Synthetic Lease Secured Claims), (ii)
                  Allowed Funded Debt Unsecured Claims receive a Pro Rata share of the proceeds resulting from the Class 5(b) Trust
                  Allocation; and (iii) Allowed Heilig Unsecured Claims receive a Pro Rata share of the proceeds resulting from the Class 5(c)
                  Trust Allocation; and

                  (c) to apply any such proceeds that shall remain after completing such Distribution to the RoomStore Unsecured Claims
                  Reserve, Funded Debt Unsecured Claims Reserve and/or Heilig
                  Unsecured Claims Reserve, as appropriate, pursuant to the Trust Agreement.

         10.      Reorganized RoomStore, Organizational Matters
                  ---------------------------------------------

              a.  Continued Corporate Existence of Reorganized RoomStore
                  ------------------------------------------------------

         RoomStore shall continue to exist after the Effective Date as Reorganized RoomStore as a separate corporate entity with all the powers of a corporation under the applicable law of the jurisdiction in which it is incorporated and pursuant to the certificate of incorporation and bylaws in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws are amended and restated pursuant to the Plan, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date.

              b.  Corporate Action
                  ----------------

         Each of the matters provided for under the Plan involving corporate action to be taken by or required of RoomStore shall, as of the Effective Date, be deemed to have occurred and be effective as provided in the Plan, and shall be authorized and approved in all respects without any requirement of further action by the stockholders, creditors, or members of the board of directors of RoomStore.

              c.  Certificate of Incorporation and Bylaws
                  ---------------------------------------

                                       60

         On the Effective Date, the certificate of incorporation and bylaws of RoomStore shall be amended and restated as necessary to satisfy the provisions of the Plan and the Bankruptcy Code. The amended and restated certificate of incorporation of Reorganized RoomStore shall, among other things, authorize
1,000 shares of New RoomStore Common Stock, one cent par value per share, and prohibit the issuance of non-voting equity securities consistent with the requirements of Section 1123(a) of the Bankruptcy Code. The form of certificate of incorporation of Reorganized RoomStore, as so amended and restated, and the form of bylaws of Reorganized RoomStore, as so amended and restated shall be filed as part of the Plan Supplement.

              d.  Vesting of RoomStore Assets
                  ---------------------------

         On the Effective Date, the RoomStore Assets shall be deemed transferred to Reorganized RoomStore free and clear of any obligation to resolve or pay any Claims, except those Administrative Claims of HMY RoomStore, Inc. arising from the operation of the RoomStore business post-petition.

         11.      Reorganized RoomStore: Directors and Officers
                  ---------------------------------------------

              a.  Appointment of Directors
                  ------------------------

         On the Effective Date, the term of office of the current members of the Debtors' board of directors shall expire. The Plan Supplement shall detail the number of directors of the initial board of directors of Reorganized RoomStore, each of whom shall be selected by the Creditors' Committee. The Persons designated to serve as members of such initial board of directors shall be identified in the Plan Supplement. After the Effective Date, the composition of Reorganized RoomStore's board of directors shall be subject to the provisions of the amended and restated certificate of incorporation and bylaws of Reorganized
RoomStore. The board of directors of RoomStore shall have responsibility for the management, control and operation of Reorganized RoomStore on and after the Effective Date.

              b.  Appointment of Officers
                  -----------------------

         The existing senior officers of RoomStore shall continue to serve in such capacities with Reorganized RoomStore after the Effective Date, subject to the terms of any applicable employment agreements and the rights of Reorganized
RoomStore's board of directors to dismiss such officers with or without cause.

         12.      Effectuating Documents, Further Transactions
                  --------------------------------------------

         The Chairman of the Board of Directors, the Chief Executive Officer, or any other officer of RoomStore or Reorganized RoomStore, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary or Assistant
Secretary of RoomStore or Reorganized RoomStore, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

                                       61

         13.      Reorganized RoomStore: Issuance of New Securities, Executive
                  ------------------------------------------------------------
                  Incentive Program
                  -----------------

              a.  Exemption from Registration
                  ---------------------------

         On the Effective Date, Reorganized RoomStore shall issue the New
RoomStore Common Stock in accordance with the provisions of Section 6.6 of the Plan. Commencing on the Effective Date and continuing until the termination of the Liquidation Trust, the Liquidation Trust shall issue beneficial interests in the Liquidation Trust to holders of Allowed Claims in exchange for their interests in the Trust Assets. Except as otherwise directed by the Liquidating
Trust Committee to convert the New RoomStore Common Stock to Cash pursuant to
Section 6.11 of the Plan, on the Initial Distribution Date, the Liquidating
Trust shall make Distributions of New RoomStore Common Stock to holders of Allowed Unsecured Claims in discharge of and in exchange for such Allowed
Unsecured Claims. The issuance of the New RoomStore Common Stock in accordance with the provisions of Section 6.6 of the Plan, the issuance of the beneficial interests in the Liquidation Trust to the holders of Allowed Unsecured Claims in exchange for their interests in the Liquidating Trust, and the Distribution by the Liquidation Trust of the New RoomStore Common Stock to the holders of Allowed Unsecured Claims, in discharge of and in exchange for such Allowed
Unsecured Claims, shall be exempt from the registration requirements of the Securities Act and the registration and qualification requirements of all applicable state securities laws pursuant to the exemption afforded by Section
1145(a) of the Bankruptcy Code.

              b.  Future Registration
                  -------------------

         Commencing on or before the Initial Distribution Date with respect to the Distribution of New RoomStore Common Stock to the holders of Allowed
Unsecured Claims in accordance with the Plan, Reorganized RoomStore shall use all commercially reasonable efforts to list the New RoomStore Common Stock on either the New York Stock Exchange or the NASDAQ Stock Market as Reorganized
RoomStore may determine in its discretion reasonably exercised, or, if the New
RoomStore Common Stock is not approved for listing on either exchange, on a national securities exchange or for quotation on a national automated interdealer quotation system as promptly as practicable, but shall have no liability if it is unable to do so.

              c.  Executive Incentive Program
                  ---------------------------

         RoomStore's basic compensation program for executive officers consists of base salary ("Base Salary") and pay for performance ("Incentive Bonus"). Base salaries for senior executives are based upon a combination of factors including past individual performance, competitive salary levels, and the individual's potential for making significant contributions to RoomStore's future performance. Incentive bonuses are annual bonus awards based upon individual performance and actual operating results compared to planned operating results.

         RoomStore believes that stock options, restricted stock, or other equity-based compensation programs are an important performance-based component of senior executive compensation and will motivate senior executives and other


                                       62

key employees to contribute to the long-term growth of shareholder value. The terms of Reorganized RoomStore's equity incentive plan will be described more fully in the Plan Supplement.

         14.      Reorganized RoomStore: Post Effective-Date Financing
                  ----------------------------------------------------

         Reorganized RoomStore expects to enter into the New Credit Facility to obtain the funds necessary to (i) satisfy the Debtors' funding requirements under the Plan and (ii) allow RoomStore to conduct Reorganized RoomStore's post-reorganization operations. Documents evidencing the New Credit Facility, or commitment letters with respect thereto, shall be filed by the Debtors with the Bankruptcy Court no later than the Confirmation Date. In the Confirmation Order, the Bankruptcy Court shall approve the New Credit Facility in substantially the form filed with the Bankruptcy Court and authorize the Liquidation Trust and Reorganized RoomStore, as applicable, to execute the same together with such other documents as the New Credit Facility lenders may reasonably require to effectuate the treatment afforded to such parties under the New Credit Facility.

15. Fractional SharesNo fractional shares of New RoomStore Common Stock or Cash in lieu thereof shall be distributed. For purposes of Distribution, fractional shares of New RoomStore Common Stock shall be rounded down to the next whole number or zero, as applicable, and no Cash will be distributed in lieu thereof.
As a result of this rounding, less than all shares of New RoomStore Common Stock specified in the Plan may actually be issued under the Plan.

         16.      Funding of the Liquidation Trust
                  --------------------------------

         On the Effective Date, the Debtors shall transfer to the Liquidation
Trust, in the form of an irrevocable contribution to the Liquidation Trust, (i) sufficient Cash to fund the Administrative Claims Reserve, Priority Tax Claims,
Other Priority Claims Reserve and the Other Secured Claims Reserve and (ii) the greater of $3,750,000 or all remaining Cash held by the Debtors, except for $100,000 which shall be transferred to Reorganized RoomStore, which Cash shall be used to pay the costs and expenses of the Liquidation Trust, including the costs and expenses incurred in connection with the prosecution or settlement of the Estate Actions and the costs and expenses incurred by the Liquidation
Trustee and the members of the Liquidation Trust Committee in the performance of their respective duties under the Trust Agreement. Additionally, on the Effective Date, unless otherwise liquidated, the Liquidation Trust shall, as may be necessary for funding the costs and expenses of the Liquidation Trust, (i) sell the Berrios Note to Reorganized RoomStore and receive, in return, Cash in the amount of $5 million and a note issued by RoomStore in the aggregate face amount of $9 million, which note shall bear interest at a market rate of interest per annum, or (ii) other assets to be determined. In the event that these funds are insufficient to: (i) fully fund the Administrative Claims
Reserve, Priority Tax Claims, Other Priority Claims Reserve and the Other
Secured Claims Reserve; and (ii) to pay the costs and expenses of the Liquidation Trust, including the costs and expenses incurred in connection with the prosecution or settlement of the Estate Actions and the costs and expenses incurred by the Liquidation Trustee and the members of the Liquidation Trust
Committee in the performance of their respective duties under the Trust
Agreement, the Liquidation Trustee may, at any time or from time to time, require Reorganized RoomStore to make an additional irrevocable capital contribution, which shall not exceed $3,500,000 in aggregate.

                                       63

         17.      Request to the Securities and Exchange Commission Division of
                  -------------------------------------------------------------
                  Corporation Finance
                  -------------------

         The Debtors and the Creditors' Committee shall formally request that the SEC's Division of Corporation Finance , in the case of paragraphs (a)-(d) below, and that the Commission's Division of Investment Management, in the case of paragraph (e) below, confirm that, in the circumstances described herein, neither will recommend enforcement action to the SEC if:

     a) all of the common stock of RoomStore is issued by RoomStore to the Liquidation Trust in connection with the consummation of the Plan for the benefit of holders of Allowed Unsecured Claims, and is subsequently distributed by the Liquidation Trust to the Trust
          Beneficiaries without registration under the Securities Act of 1933
          (the "1933 Act"), as amended;

     b) the Liquidation Trust does not register the beneficial interests in the Liquidation Trust under the 1933 Act;

     c) the Liquidation Trust does not register and report with respect to the New RoomStore Common Stock or the beneficial interests in the Liquidation Trust under Sections 12(g) and 13 of the Securities
          Exchange Act of 1934, as amended;

     d) the Liquidation Trust is not qualified under the Trust Indenture Act of 1939, as amended; and e) the Liquidation Trust does not register under the Investment Company Act of 1940, as amended.

         18.      Operations of the Debtors Between the Confirmation Date and
                  -----------------------------------------------------------
                  the Effective Date
                  ------------------

         Pursuant to the Plan, the Debtors shall continue to operate as debtors in possession during the period from the Confirmation Date through and until the Effective Date.

         19.      Exclusivity
                  -----------

         Subject to further order of the Bankruptcy Court, the Debtors and the Creditors' Committee shall, pursuant to Section 1121 of the Bankruptcy Code, retain the exclusive right to amend the Plan and solicit acceptances until the Effective Date.

         20.      Creditors' Committee
                  --------------------

         Effective on the Effective Date, the Creditors' Committee shall dissolve automatically, whereupon its members, Professionals, and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except with respect to applications for Professional Claims and claims for substantial contribution.

D.       unexpired leases and executory contracts
         ----------------------------------------

         1.       Assumption/Rejection of Contracts and Leases
                  --------------------------------------------

                                       64

         Each executory contract and unexpired lease to which any of the Debtors are a party shall be deemed automatically rejected as of the Effective Date, unless such executory contract or unexpired lease (a) shall have been previously assumed by the Debtors, (b) is the subject of a motion to assume filed, or a notice of assumption served pursuant to order of the Bankruptcy Court, on or before the Confirmation Date, or (c) is listed on the schedule of to-be-assumed contracts and leases in the Plan Supplement. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections and assumptions, pursuant to Section 365 of the Bankruptcy Code.

         2.       Payments Related to Assumption of Executory Contracts and
                  ---------------------------------------------------------
                  Unexpired Leases
                  ----------------

         The provisions (if any) of each executory contract and unexpired lease to be assumed and Reinstated under the Plan that are or may be in default shall be satisfied solely by Cure. Any Person claiming that a monetary Cure amount is due in connection with the assumption of any executory contract or unexpired lease as contemplated by Section 365(b) of the Bankruptcy Code must file a monetary Cure claim with the Bankruptcy Court asserting all alleged amounts accrued through the Effective Date, if any (the "Cure Claim"), no later than thirty (30) days after the Effective Date (the "Cure Claim Submission
Deadline"). Any party failing to submit a Cure Claim by the Cure Claim
Submission Deadline shall be forever barred from asserting, collecting, or seeking to collect any amounts relating thereto against the Debtors, the Liquidation Trust, or Reorganized RoomStore except to the extent such amounts are otherwise included in the Debtors' Schedules. The Liquidation Trustee and Reorganized RoomStore shall have ninety (90) days from the Cure Claim Submission
Deadline (the "Cure Claim Objection Deadline") to file objections to Cure
Claims. Any Disputed Cure Claims, if not resolved consensually by the parties, shall be resolved by the Bankruptcy Court or, at the mutual election of the parties, in any non-Bankruptcy forum. Disputed Cure Claims shall be set for status at subsequent hearings following the Cure Claim Objection Deadline with separate evidentiary hearings to be set by the Bankruptcy Court as needed. If the Debtors do not dispute a Cure Claim, then the Liquidation Trust or Reorganized RoomStore, as applicable, shall pay the Cure Claim, if any, to the claimant within twenty (20) days of the Cure Claim Objection Deadline. In the event of a dispute regarding (a) the nature or the amount of any Cure, (b) the ability of the Liquidation Trustee, Reorganized RoomStore or any assignee to provide "adequate assurance of future performance" (within the meaning of Section 365(b) of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, any such Cure shall be paid by the Liquidation Trust or Reorganized RoomStore, as applicable, as soon as reasonably practicable after such agreement or Final Order (but in no event any later than twenty (20) days thereafter). The Plan Supplement will list any and all executory contracts and unexpired leases to be assumed by the Liquidation Trust.

         3.       Rejection Damages Bar Date
                  --------------------------

         If the rejection by the Debtors (pursuant to the Plan or otherwise) of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against the Debtors, the Liquidation Trust, Reorganized RoomStore, or such entities' properties unless a proof of claim is filed with the Claims Agent and served upon the Liquidation


                                       65

Trustee within thirty (30) days after service of the earlier of (a) notice of the Confirmation Order or (b) other notice that the executory contract or unexpired lease has been rejected.

E.       DISTRIBUTIONS UNDER THE PLAN
         ----------------------------

         1.       Time of Distributions
                  ---------------------

         Except as otherwise provided for in the Plan or ordered by the Bankruptcy Court, distributions under the Plan shall be made on or as soon as practicable after the Effective Date.

         2.       No Interest on Claims
                  ---------------------

         Unless otherwise specifically provided for in the Plan or the Confirmation Order, Post-Petition Interest shall not accrue or be paid on Claims, and no Claimholder shall be entitled to interest accruing on or after the Petition Date on any Claim, right, or Interest. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed
Claim in respect of the period from the Effective Date to the date a final distribution is made when and if such Disputed Claim becomes an Allowed Claim.

         3.       Liquidation Trustee
                  -------------------

         Except as otherwise provided in the Plan or the Confirmation Order, the Liquidation Trustee shall make all distributions required under the Plan except with respect to a holder of a Claim whose distribution is governed by an Indenture, which distributions shall be deposited with the Indenture Trustee, who shall deliver such distributions to the holders of Claims in accordance with the provisions of the Plan and the terms of the Indenture; provided, however, that if the Indenture Trustee is unable to make such distributions, the Liquidation Trustee shall make such distributions.

         4.       Surrender of Securities or Instruments
                  --------------------------------------

         On or before the Initial Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing either a Claim, including, without limitation, a Claim on account of an Indenture (as to each, a "Certificate"), shall surrender such Certificate to the Liquidation Trustee, or, with respect to indebtedness that is governed by the Indenture, the Indenture
Trustee, and such Certificate shall be cancelled. No distribution of property under the Plan shall be made to or on behalf of any such holder unless and until such Certificate is received by the Liquidation Trustee or the Indenture Trustee or the unavailability of such Certificate is reasonably established to the satisfaction of the Liquidation Trustee (or the Indenture Trustee). Any holder who fails to surrender or cause to be surrendered such Certificate, or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Liquidation Trustee or the Indenture Trustee prior to the second anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims in respect of such Certificate and shall not participate in any Distribution hereunder, and all property in respect of such forfeited
Distribution, including any dividends or interest attributable thereto, shall revert to the Liquidation Trust notwithstanding any federal or state escheat laws to the contrary. Following any such reversion, the Liquidation Trustee shall distribute such property such that: (i) holders of Allowed Funded Debt
Unsecured Claims shall receive a Pro Rata share of the property resulting from


                                       66

the Class 5(b) Trust Allocation and any property that shall remain after such Distribution shall be applied to the Funded Debt Unsecured Claims Reserve; (ii) holders of Allowed Heilig Unsecured Claims shall receive a Pro Rata share of the property resulting from the Class 5(c) Trust Allocation and any property that shall remain after such Distribution shall be applied to the Heilig Unsecured
Claims Reserve; and (iii) holders of Allowed RoomStore Unsecured Creditors shall receive a Pro Rata share of such property that is included in .008065% of the shares of New RoomStore Common Stock for every $10,000 of RoomStore Unsecured
Claims (subject to adjustment to the extent additional cash or notes are required to be paid or issued to fully satisfy the Wachovia Secured Claims, Prudential Notes Secured Claims, or Synthetic Lease Secured Claims) and any property that shall remain after such Distribution shall be applied to the RoomStore Unsecured Claims Reserve. Any such Distribution shall be made on the first Periodic Distribution Date following the date of any such reversion.

         5.       Distribution Instructions
                  -------------------------

         Prior to any distribution on account of any Claim pursuant to an Indenture, the Indenture Trustee shall (a) inform the Liquidation Trustee as to the amount of properly surrendered Claims pursuant thereto and (b) instruct the Liquidation Trustee, in a form and manner that the Liquidation Trustee reasonably determines to be acceptable, of the names of such Claimholders who have properly surrendered Certificates.

         6.       Services of Indenture Trustee
                  -----------------------------

         The services, with respect to consummation of the Plan, of the Indenture Trustee under the Indentures shall be as set forth in the Plan, and the Liquidation Trustee shall reimburse the Indenture Trustee in the ordinary course for reasonable and necessary services performed by it as contemplated by, and in accordance with, the Plan, without the need for the filing of an application with, or approval by, the Bankruptcy Court.

         7.       Record Date for Distributions to Holders of Claims
                  --------------------------------------------------

         At the close of business on the Record Date, the transfer ledgers respecting each of the Claims shall be closed, and there shall be no further changes in such record holders. Neither the Liquidation Trustee nor the Indenture Trustee shall have any obligation to recognize any transfer of Claims occurring after the Record Date. The Liquidation Trustee and the Indenture
Trustee shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders of Claims stated on such transfer ledgers as of the close of business on the Record Date.

         8.       Claims Administration Responsibility
                  ------------------------------------

         The Liquidation Trustee will retain responsibility for administering, disputing, objecting to, compromising, or otherwise resolving and making distributions to all Claims against the Debtors.

                                       67

         9.       Delivery of Distributions
                  -------------------------

         Distributions to Allowed Claimholders shall be made by the Liquidation
Trustee: (a) at the addresses set forth on the proofs of claim filed by such Claimholders (or at the last known addresses of such Claimholders if no proof of claim or interest is filed or if the Debtors have been notified in writing of a change of address); (b) at the addresses set forth in any written notices of address changes delivered to the Liquidation Trustee after the date of any related proof of claim; (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Liquidation Trustee has not received a written notice of a change of address; or (d) in the case of a Claimholder whose Claim is governed by an Indenture and is administered by the Indenture Trustee, at the addresses contained in the official records of the Indenture Trustee. If any Claimholder's distribution is returned as undeliverable, no further distributions to such Claimholder shall be made unless and until the Liquidation
Trustee or the Indenture Trustee is notified of such Claimholder's then current address, at which time all missed distributions shall be made to such Claimholder without interest. Amounts in respect of undeliverable distributions shall be returned to the Liquidation Trust until such distributions are claimed.
All claims for undeliverable distributions shall be made on or before the second anniversary of the Effective Date. After such date, all unclaimed property shall revert to the Liquidation Trust. Upon such reversion, the claim of any Claimholder, or their successors, with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary. Following any such reversion, the Liquidation Trustee shall distribute such property such that: (i) holders of Allowed Funded Debt Unsecured
Claims shall receive a Pro Rata share of the property resulting from the Class
5(b) Trust Allocation and any property that shall remain after such Distribution shall be applied to the Funded Debt Unsecured Claims Reserve; (ii) holders of Allowed Heilig Unsecured Claims shall receive a Pro Rata share of the property resulting from the Class 5(c) Trust Allocation and any property that shall remain after such Distribution shall be applied to the Heilig Unsecured Claims
Reserve; and (iii) holders of Allowed RoomStore Unsecured Creditors shall receive a Pro Rata share of such property that is included in .008065% of the shares of New RoomStore Common Stock for every $10,000 of RoomStore Unsecured
Claims (subject to adjustment to the extent additional cash or notes are required to be paid or issued to fully satisfy the Wachovia Secured Claims, Prudential Notes Secured Claims, or Synthetic Lease Secured Claims) and any property that shall remain after such Distribution shall be applied to the RoomStore Unsecured Claims Reserve. Any such Distribution shall be made on the first Periodic Distribution Date following the date of any such reversion.

         10.      Procedures for Treating and Resolving Disputed and Contingent
                  -------------------------------------------------------------
                  Claims
                  ------

              a.  No Distribution Pending Allowance
                  ---------------------------------

         No payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed
Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim. All objections to Claims must be filed and served on the holders of each such Claim on or before the Claims Objection Deadline.

                                       68

              b.  Claims Reserve
                  --------------

         In addition to the Administrative Claim Reserve, the Other Priority
Claims Reserve and the Other Secured Claims Reserve, the Liquidation Trustee shall withhold a separate (i) RoomStore Unsecured Claims Reserve, (ii) Funded
Debt Unsecured Claims Reserve, and (iii) Heilig Unsecured Claims Reserve, from the property to be distributed to holders of Allowed Unsecured Claims. The
Liquidation Trustee will place in the Funded Debt and Heilig Unsecured Claims
Reserve, respectively, any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the property withheld in the Funded Debt and Heilig Unsecured Claims Reserve, respectively, to the extent that such property continues to be withheld in the Funded Debt and Heilig
Unsecured Claims Reserve at the time such distributions are made or such obligations arise. In addition, the Liquidation Trustee will place in the RoomStore Unsecured Claims Reserve any dividends, payments, or other distributions made on account of, as well as any obligations arising from the property withheld in the RoomStore Unsecured Claims Reserve, to the extent that such property continues to be withheld in the RoomStore Unsecured Claims Reserve at the time such distributions are made or such obligations arise. Nothing in the Plan or the Disclosure Statement will be deemed to entitle the Claimholder of a Disputed Claim to Post-Petition Interest on such Claim.

              c.  Distributions After Allowance
                  -----------------------------

         Payments and distributions from the Reserve to each respective
Claimholder on account of a Disputed Claim, to the extent that it ultimately becomes an Allowed Claim, will be made in accordance with provisions of the Plan that govern distributions to such Claimholders. On the first Periodic
Distribution Date following the date when a Disputed Claim becomes an Allowed
Claim, the Liquidation Trustee will distribute to the Claimholder any property held in a Reserve that would have been distributed on the dates distributions were previously made to Claimholders had such Allowed Claim been an Allowed
Claim on such dates. After a Final Order has been entered, or other final resolution has been reached with respect to all Disputed Claims, any remaining property held in the Reserve will be distributed to the Liquidation Trust in accordance with the other provisions of the Plan. All Distributions made under
Section 8.10(c) of the Plan on account of an Allowed Claim will be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed
Claim had been an Allowed Claim on the dates Distributions were previously made to Allowed Claimholders included in the applicable class.

              d.  Estimation
                  ----------

         At any time (a) prior to the Effective Date, the Debtors or the Creditors' Committee, and (b) subsequent to the Effective Date, the Liquidating
Trustee, may request that the Bankruptcy Court estimate any Disputed Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether the Debtors, Creditors' Committee or the Liquidating Trust have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall have jurisdiction to estimate any Claim at any time during litigation concerning any objection to such Claim, including during the pendency of any appeal relating to any such objection. If the Bankruptcy
Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation


                                       69

on the Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the Claim, the Creditors' Committee or the Liquidating Trustee, as applicable, may elect to pursue supplemental proceedings to object to the ultimate allowance of the Claim. All of the aforementioned
Claims objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims that have been estimated may subsequently be compromised, settled, withdrawn, or resolved (a) prior to the Confirmation Date, by any mechanism approved by the Bankruptcy Court, and subsequent to the Confirmation Date, without further orders of the Bankruptcy Court.

         11.      Minimum Distributions
                  ---------------------

         The Liquidation Trustee shall not have any obligation to make a distribution on account of an Allowed Claim from any Distribution Reserve or otherwise if (a) the aggregate amount of all distributions authorized to be made from such Distribution Reserve or otherwise on the Periodic Distribution Date in question is or has a value less than [o], or (b) if the amount to be distributed to the specific holder of the Allowed Claim on the particular Periodic
Distribution Date does not constitute a final distribution to such holder and is or has a value less than $50.

         12.      Lost, Stolen, Mutilated or Destroyed Instrument or Security
                  -----------------------------------------------------------

         Any holder of an Allowed Claim evidenced by instruments, securities or other documentation canceled pursuant to Section 6.4 of the Plan that has been lost, stolen, mutilated, or destroyed, shall in lieu of surrendering such instrument, security or documentation: (a) deliver to the Liquidation Trust (or, in the case of the Unsecured Notes, the Indenture Trustee) (i) an affidavit of loss reasonably satisfactory to the Liquidation Trust (or, in the case of the Unsecured Notes, the Indenture Trustee) setting forth the unavailability of such instrument, security, or other documentation and (ii) such additional security or indemnity as may reasonably be requested by the Liquidation Trust (or, in the case of the Unsecured Notes, the Indenture Trustee) to hold the Liquidation
Trust (or, in the case of the Unsecured Notes, the Indenture Trustee) harmless from any damages, liabilities, or costs incurred in treating such Entity as a holder of an Allowed Claim and (b) satisfy any other requirement under the Indenture or any other relevant document. Upon compliance with section 8.12 of the Plan by a holder of an Allowed Claim evidenced by such instrument, security, or other documentation, such holder shall, for all purposes under the Plan, be deemed to have surrendered such instrument, security, or other documentation.

F.       EFFECT OF THE PLAN ON CLAIMS AND INTERESTS
         ------------------------------------------

         1.       Vesting of Assets
                  -----------------

         On the Effective Date, all property (other than the RoomStore Assets) comprising the Estates (including but not limited to the Estate Actions) shall vest in the Liquidation Trust and the RoomStore Assets shall vest in Reorganized
RoomStore in accordance with Sections 6.5, 6.7 and 6.12 of the Plan, all of which property shall so vest free and clear of all liens, charges, encumbrances, rights and Claims of creditors and Interests of equity security holders (other than as expressly provided in the Plan). As of the Effective Date, Reorganized
RoomStore may operate its business, and the Liquidation Trust and Reorganized


                                       70

RoomStore may use, acquire, and dispose of property without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy
Rules, other than those restrictions expressly imposed by the Plan and Confirmation Order.

         2.       Discharge of the Liquidation Trust and RoomStore
                  ------------------------------------------------

         Pursuant to Section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in the Plan or in the Confirmation Order, the Distributions and rights that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date), of all Claims, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, rights, and Interests, including, but not limited to, demands and liabilities that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in Sections
502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not (i) a proof of claim or interest based upon such debt, right, or Interest is filed or deemed filed under Section 501 of the Bankruptcy Code, (ii) a Claim or Interest based upon such debt, right, or Interest is allowed under Section 502 of the Bankruptcy Code, or (iii) the holder of such a Claim, right, or Interest accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all liabilities of and Interests in the Debtors, the Liquidation Trust and RoomStore, subject to the Effective Date occurring.

         3.       Compromises and Settlements
                  ---------------------------

         Pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle various Claims (a) against them and (b) that they have against other
Persons. The Debtors and the Creditors' Committee, as joint proponents of the Plan, expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle
Claims against the Debtors and claims that the Debtors may have against other
Persons up to and including the Effective Date. After the Effective Date, such right shall pass to the Liquidation Trustee as contemplated in Section 6.9 of the Plan.

         4.       Release of Certain Parties
                  --------------------------

         As of the Confirmation Date, but subject to the Effective Date, and except as otherwise expressly provided in the Plan, the Liquidation Trust and RoomStore will be deemed to have released the Released Parties, from any and all claims (as such term is defined in Section 101(5) of the Bankruptcy Code), obligations, rights, Causes of Action, and liabilities which the Debtors or the Estates are entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or occurrence in any way relating to the Debtors, these Chapter 11 Cases, or the Plan, provided, however, that no Person shall enjoy the benefit of this provision if any claim or objection has been asserted in writing prior to the Confirmation Date.

                                       71

         5.       Setoffs
                  -------

         The Liquidation Trustee may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against such Claimholder; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Estates of any such claim that they may have against such Claimholder.

         6.       Exculpation and Limitation of Liability
                  ---------------------------------------

         Except as otherwise specifically provided in the Plan and Plan
Supplement, the Debtors, the Liquidation Trustee, the Liquidation Trust
Committee, the members of the Liquidation Trust Committee, Reorganized
RoomStore, the Creditors' Committee, the members of the Creditors' Committee in their capacities as such, and any of such parties' respective present officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties' successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, Cause of Action, or liability to one another or to any Claimholder or Interestholder, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the filing the Chapter 11 Cases, negotiation and filing of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, except for their fraud, gross negligence or willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan provided, however, that no Person shall enjoy the benefit of this provision if any claim or objection has been asserted in writing prior to the Confirmation
Date.

         7.       Injunction
                  ----------

         The Confirmation Order shall provide that satisfaction, release, and discharge pursuant to Article X of the Plan shall also act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim or Cause of Action satisfied, released, or discharged under the Plan to the fullest extent permissible under applicable law, including, without limitation, to the extent provided for or authorized by Sections 524 and 1141 of the Bankruptcy Code.

         8.       Release by Holders of Claims or Interests
                  -----------------------------------------

         As of the Effective Date, in consideration for the distributions provided under the Plan and other contracts, instruments, releases, agreements or documents to be entered into, or delivered in connection with, the Plan, each Claimholder, Interestholder and other party in interest, including the Creditors' Committee and the Liquidation Trust, and their respective agents, employees, representatives, financial advisors, attorneys and Affiliates, and their successors and assigns, to the fullest extent permissible under applicable law, as such law may be extended subsequent to the Effective Date, will be deemed to forever release, waive and discharge any and all claims (as such term in defined in Section 101(5) of the Bankruptcy Code), obligations, rights, causes of action, and liabilities, whether known or unknown, foreseen or


                                       72

unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or occurrence taking place on, or prior to, the Effective Date in any way relating to the Debtors, these Chapter 11 Cases, or the Plan that such entity has, had or may have against [o].

         9.       Release by Debtors
                  ------------------

         As of the Effective Date, the Debtors, their Estates, the Liquidation
Trustee and Reorganized RoomStore, to the fullest extent permissible under applicable law, as such law may be extended subsequent to the Effective Date, will be deemed to forever release, waive and discharge any and all claims (as defined in Section 101(5) of the Bankruptcy Code), obligations, rights, Causes of Action, and liabilities, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, against the Released Parties based in whole or in part upon any act or omission, transaction, or occurrence taking place on, or prior to, the Effective Date in any way relating to the Debtors, these Chapter
11 Cases, or the Plan provided, however, that no Person shall enjoy the benefit of this provision if any claim or objection has been asserted in writing prior to the Confirmation Date.

         10.      Release of Directors and Officers
                  ---------------------------------

         As of the Effective Date, the Released Directors and Officers, excluding Reorganized RoomStore, to the fullest extent permissible under applicable law, will be forever released from all obligations, rights, Causes of Action, and liabilities, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or occurrence which occurred in each director's and officer's capacity as director or officer of each of the Debtors, excluding
Reorganized RoomStore, and which occurred on, or prior to, the Effective Date;
provided, however, that no Person shall enjoy the benefit of this provision if any claim or objection has been asserted in writing prior to the Confirmation
Date.

G.       CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE PLAN
         -------------------------------------------------

         1.       Conditions to Confirmation
                  --------------------------

         The following are conditions precedent to confirmation of the Plan that may be satisfied or waived in accordance with Section 11.3 of the Plan:

         (a) The Bankruptcy Court shall have approved a disclosure statement with respect to the Plan in form and substance reasonably acceptable to the Debtors and the Creditors' Committee.

         (b) The Confirmation Order shall be in form and substance reasonably acceptable to the Debtors and the Creditors' Committee.

         (c) The Liquidation Trustee and RoomStore shall have received a binding, unconditional (except for a customary "market-out," "material adverse change" or other similar conditions, conditions relating to the issuance of and/or subscriptions to any high yield securities that are


                                       73

         to be issued as a part of the New Credit Facility and for conditions relating to the occurrence of the Effective Date) commitment for the New Credit Facility on terms and conditions reasonably satisfactory to the Debtors and the Creditors' Committee.

         (d) The Bankruptcy Court shall have entered an order, which may be the Confirmation Order, determining that (i) the aggregate amount of Allowed Claims in Class 2(a), Class 2(b) and Class 2(c) does not exceed
         $128.5 million and (ii) the Allowed Claims in Class 2(a), Class 2(b) and Class 2(c), if any, were satisfied in full or by the Bank Group
         Secured Notes prior to the Confirmation Hearing.

         2.       Conditions to Consummation
                  --------------------------

         The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with
Section 11.3 of the Plan:

         (a) The Bankruptcy Court shall have entered one or more orders (which may include the Confirmation Order) authorizing the rejection of unexpired leases and executory contracts by the Debtors as contemplated by Section 7.1 of the Plan.

         (b) Reorganized RoomStore shall have entered into the New Credit
         Facility (which shall be in a form and substance reasonably acceptable to RoomStore and the Creditors' Committee) and all conditions precedent to the consummation thereof (other than the occurrence of the Effective
         Date of the Plan) shall have been waived or satisfied in accordance with the terms thereof and the lenders under the New Credit Facility shall be ready to fund the amounts required to be funded thereby under the Plan.

         (c) The Confirmation Order in form and substance reasonably acceptable to the Debtors and the Creditors' Committee shall have been entered by the Bankruptcy Court and shall be a Final Order, and no request for revocation of the Confirmation Order under Section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.

         (d) The Confirmation Date shall have occurred and the Confirmation
         Order shall, among other things, provide that:

            (i) the provisions of the Confirmation Order and the Plan are nonseverable and mutually dependent;

            (ii) all executory contracts or unexpired leases assumed by the Debtors during the Chapter 11 Cases or under the Plan shall be assigned and transferred to, and remain in full force and effect for the benefit of, RoomStore, notwithstanding any provision in such contract or lease (including those described in Sections 365(b)(2) and 365(f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables or requires termination of such contract or lease;

                                       74

            (iii) the transfers of property by the Debtors: (A) to the Liquidation Trust and Reorganized RoomStore (1) are or shall be legal, valid, and effective transfers of property, (2) shall vest in the Liquidation Trust or Reorganized RoomStore, as applicable, with good title to such property free and clear of all liens, charges, Claims, encumbrances, or Interests, except as expressly provided in the Plan or Confirmation Order, (3) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable non-bankruptcy law, and (4) do not and shall not subject the Liquidation Trust or Reorganized RoomStore to any liability by reason of such transfer under the Bankruptcy Code or under applicable non-bankruptcy law, including, without limitation, any laws affecting successor or transferee liability; and (B) to Claimholders under the Plan are for good consideration and value and are in the ordinary course of the Debtors' businesses;

            (iv) except as expressly provided in the Plan or the Confirmation
            Order, the Liquidation Trust and Reorganized RoomStore are discharged effective upon the Effective Date from any "debt" (as that term is defined in Section 101(12) of the Bankruptcy Code), and the Liquidation Trust and Reorganized RoomStore's liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, or that arose from any agreement of the Debtors entered into or obligation of the Debtors incurred before the Effective
            Date, or from any conduct of the Debtors prior to the Effective
            Date, or that otherwise arose before the Effective Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

            (v) the Plan does not provide for the liquidation of all or substantially all of the property of the Debtors and its confirmation is not likely to be followed by the liquidation of Reorganized RoomStore or the need for further financial reorganization;

            (vi) all Old Common Stock Interests are terminated effective upon the Effective Date;

            (vii) the New RoomStore Common Stock (including the offer of New
            RoomStore Common Stock through any warrant, option, right to subscribe, or conversion privilege or the sale of the New RoomStore
            Common Stock upon exercise of such warrant, option, right to subscribe, or conversion privilege) and the beneficial interests in the Liquidation Trust to be issued under the Plan in exchange for Claims against the Debtors are exempt from registration under the


                                       75

            Securities Act and exempt from registration and qualification under all applicable state securities laws, pursuant to, and to the extent provided by, Section 1145 of the Bankruptcy Code; and

            (viii) the Liquidation Trust and Reorganized RoomStore shall have sufficient Cash to establish the Reserves and make all distributions required under the Plan.

         In the event that the foregoing conditions are not satisfied or waived, as provided in Section 11.3 of the Plan, then the Confirmation Order shall be vacated and the Plan shall be of no further force or effect.

         3.       Waiver of Conditions to Confirmation or Consummation
                  ----------------------------------------------------

         The conditions set forth in Sections 11.1 and 11.2 of the Plan may be waived by, collectively, the Debtors and the Creditors' Committee in their discretion without any notice to parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Debtors or the Creditors' Committee in their discretion regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors or the Creditors' Committee). The failure of the Debtors or the Creditors' Committee to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

H.       RETENTION OF JURISDICTION
         -------------------------

         Pursuant to Sections 105(a) and 1142 of the Bankruptcy Code and except as provided in the Plan, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan, including, among other, the following matters:

         (a) to hear and determine pending motions for (i) the assumption or rejection or (ii) the assumption and assignment of executory contracts or unexpired leases to which the Debtors are a party or with respect to which the Debtors may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure, if any, required to be paid;

         (b) to adjudicate any and all adversary proceedings, applications, and contested matters that may be commenced or maintained pursuant to the Chapter 11 Cases or the Plan, proceedings to adjudicate the allowance of Disputed Claims, and all controversies and issues arising from or relating to any of the foregoing;

         (c) to adjudicate any and all disputes arising from the distribution of Cash, New RoomStore Common Stock and other property, if any;

         (d) to adjudicate any and all disputes arising from the distribution of Trust Assets by the Liquidation Trust;

         (e) to ensure that distributions to Allowed Claimholders are accomplished as provided in the Plan;

                                       76

         (f) to hear and determine any and all objections to the allowance of Claims and the estimation of Claims, both before and after the Confirmation Date, including any objections to the classification of any Claim, and to allow or disallow any Claim, in whole or in part;

         (g) to enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

         (h) to issue orders in aid of execution, implementation, or consummation of the Plan;

         (i) to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation
         Order;

         (j) to hear and determine all applications for compensation and reimbursement of Professional Claims under the Plan or under Sections
         330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code;

         (k) to determine requests for the payment of Claims entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including compensation of and reimbursement of expenses of parties entitled thereto;

         (l) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, including disputes arising under and all agreements, documents, or instruments executed in connection with the Plan;

         (m) to hear and determine all suits or adversary proceedings to recover assets of the Debtors and property of their Estates, wherever located;

         (n) to hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy
         Code;

         (o) to hear any other matter not inconsistent with the Bankruptcy Code;

         (p) to hear and determine all disputes involving the existence, nature, or scope of the discharges provided in the Plan, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

         (q) to enter a final decree closing the Chapter 11 Cases; and

         (r) to enforce all orders previously entered by the Bankruptcy Court.

         Unless otherwise specifically provided in the Plan or in a prior order of the Bankruptcy Court, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine disputes concerning Claims, Interests, and any motions to


                                       77

compromise or settle such disputes. The Bankruptcy Court shall not have exclusive jurisdiction with respect to Estate Actions held by the Liquidation
Trust.

I.       MISCELLANEOUS PROVISIONS
         ------------------------

         1.       Binding Effect
                  --------------

         The Plan shall be binding upon and inure to the benefit of the Debtors, the Liquidation Trust, Reorganized RoomStore, all present and former
Claimholders, all present and former Interestholders, other parties in interest and their respective heirs, successors, and assigns.

         2.       Modification and Amendments
                  ---------------------------

         The Debtors and the Creditors' Committee may alter, amend, or modify the Plan or any Exhibits thereto under Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Hearing. After the Confirmation Date and prior to substantial consummation of the Plan as defined in Section 1101(2) of the Bankruptcy Code, the Debtors and the Creditors' Committee may, under Section
1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan.

         3.       Allocation of Plan Distributions Between Principal and
                  ------------------------------------------------------
                  Interest
                  --------

         To the extent that any Allowed Claim entitled to a distribution under the Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for United States federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest.

         4.       Revocation, Withdrawal, or Non-Consummation
                  -------------------------------------------

              a.  Right to Revoke or Withdraw
                  ---------------------------

         Each of the Debtors and the Creditors' Committee reserve the right to revoke or withdraw the Plan at any time prior to the Effective Date.

              b.  Effect of Withdrawal, Revocation, or Non-Consummation
                  -----------------------------------------------------

         If either the Debtors or the Creditors' Committee revokes or withdraws the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then the Plan, any settlement, or compromise embodied in the Plan, the assumption or rejection of executory contracts or unexpired leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be null and void. In such event, nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall be deemed to constitute a waiver or release of any Claims by or against or


                                       78

Interests in the Debtors or any other Person, to prejudice in any manner the rights of the Debtors, the Creditors' Committee, or any other Person in any further proceedings involving the Debtors, or to constitute an admission of any sort by the Debtors, the Creditors' Committee, or any other Person.

         5.       Severability of Plan Provisions
                  -------------------------------

         If, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be illegal, impermissible, invalid, void or unenforceable, or otherwise to constitute grounds for denying confirmation of the Plan, the Bankruptcy Court shall, with the consent of the Debtors and the Creditors' Committee, have the power to interpret, modify or delete such term or provision (or portions thereof) to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be operative as interpreted, modified or deleted. Notwithstanding any such interpretation, modification or deletion, the remainder of the terms and provisions of the Plan shall in no way be affected, impaired or invalidated by such interpretation, modification or deletion.

         6.       Notices
                  -------

         Any notice required or permitted to be provided to the Debtors or the Creditors' Committee under the Plan shall be in writing and served by (a) certified mail, return receipt requested, (b) hand delivery, or (c) overnight delivery service, to be addressed as follows:

                           If to the Debtors:

                           LeClair Ryan, A Professional Corporation
                           707 East Main Street
                           11th Floor
                           Richmond, Virginia 23219
                           (804) 783-2003
                           Attn:    Bruce H. Matson, Esq.

                           If to the Creditors' Committee:

                           Akin Gump Strauss Hauer & Feld LLP
                           590 Madison Avenue
                           New York, New York 10022
                           (212) 872-1000
                           Attn:    Michael Stamer, Esq.

         7.       Term of Injunctions or Stays
                  ----------------------------

         Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under Section 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until the Effective Date.

                                       79

         8. Governing LawUnless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Virginia shall govern the construction and implementation of the Plan, any agreements, documents, and instruments executed in connection with the Plan, and corporate governance matters.

         9. No Waiver or EstoppelEach Claimholder or Interestholder shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors and/or their counsel, the Creditors' Committee and/or its counsel, or any other Person, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court prior to the Confirmation Date.

         10.      Plan Supplement
                  ---------------

         The Reorganized RoomStore certificate of incorporation, the Reorganized
RoomStore by-laws, identification of the Liquidation Trustee, identification of the Liquidation Trust Committee members, the board of directors of Reorganized
RoomStore, and the management of Reorganized RoomStore, the New Credit Facility, and any other appropriate documents shall be contained in the Plan Supplement, to be filed with the Clerk of the Bankruptcy Court prior to the Confirmation
Hearing 10 days prior to the last date on which holders of Claims can vote to accept or reject the Plan; provided, however, that the Debtors may amend each of the documents contained in the Plan Supplement, subject to Section 5.5 of the Plan, through and including the Effective Date in a manner consistent with the Plan and Disclosure Statement. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy
Court during normal court hours. Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with the Plan.

                                       80

                  VI. CONFIRMATION AND CONSUMMATION PROCEDURE

         Under the Bankruptcy Code, the following steps must be taken to confirm the Plan:

A.       SOLICITATION OF VOTES
         ---------------------

         In accordance with Bankruptcy Code Sections 1126 and 1129, the Claims in Classes 5(a), 5(b) and 5(c) of the Plan are impaired, and the holders of Allowed Claims in each of these Classes are entitled to vote to accept or reject the Plan. Claims in Classes 1, 2(a), 2(b), 2(c), 3 and 4 of the Plan are unimpaired, and the holders of Allowed Claims in each of these Classes are conclusively presumed to have accepted the Plan, and the solicitation of acceptances with respect to such Classes is not required under Bankruptcy Code
Section 1126(f). The holders of Claims and Interests in Classes 6(a), 6(b) and
7of the Plan will not receive any distribution under the Plan and are conclusively presumed to have rejected the Plan.

         As to the classes of claims entitled to vote on a plan, the Bankruptcy
Code defines acceptance of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than on-half in number of the claims of that class that have timely voted to accept or reject a plan.

         A vote may be disregarded if the Bankruptcy Code determines, after notice and a hearing, that acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

         Any creditor in an impaired Class (i) whose Claim has been listed by the Debtors in the Schedules filed with the Bankruptcy Court (provided that such claim has not been scheduled as disputed, contingent or unliquidated) or (ii) who filed a proof of claim on or before the Bar Date or any proof of claim filed within any other applicable period of limitations or with leave of the Bankruptcy Court, which Claim is not the subject of an objection or request for estimation, is entitled to vote on the Plan. For a discussion of the procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, see the Disclosure Statement Order.

B.       VOTING REQUIREMENTS
         -------------------

         Pursuant to the Bankruptcy Code, only classes of Claims against or holders of Interests in a debtor that are "impaired" under the terms of a plan of reorganization are entitled to vote to accept or reject a plan. A class is "impaired" if the legal, equitable, or contractual rights attaching to the claims or interests of that class are modified, other than by curing defaults and reinstating maturity. Classes of Claims and Interests that are not impaired are not entitled to vote on the Plan and are conclusively presumed to have accepted the Plan. In addition, Classes of Claims and Interests that receive no distributions under the Plan are not entitled to vote on the Plan and are deemed to have rejected the Plan unless such Class otherwise indicates acceptance. The classification of Claims and Interests is summarized, together with an indication of whether each Class of Claims or Interests is impaired or unimpaired, in Article III, Section 3.1 of the Plan, "Classification of Claims and Interests."

         Pursuant to Section 502 of the Bankruptcy Code and Bankruptcy Rule
3018, the Bankruptcy Court may estimate and temporarily allow a Claim for voting or other purposes. By order of the Bankruptcy Court, certain vote tabulation


                                       81

rules have been approved that temporarily allow or disallow certain Claims for voting purposes only. These tabulation rules are described in the solicitation materials provided with your Ballot.

         VOTING ON THE PLAN BY EACH HOLDER OF AN IMPAIRED CLAIM ENTITLED TO VOTE
ON THE PLAN IS IMPORTANT. IF YOU HOLD CLAIMS IN MORE THAN ONE CLASS OR HAVE MORE
THAN ONE CLASSIFIED CLAIM IN A CLASS, YOU MAY RECEIVE MORE THAN ONE BALLOT. YOU
SHOULD COMPLETE, SIGN, AND RETURN EACH BALLOT YOU RECEIVE.

         PLEASE CAREFULLY FOLLOW ALL OF THE INSTRUCTIONS CONTAINED ON THE BALLOT
PROVIDED TO YOU. ALL BALLOTS MUST BE COMPLETED AND RETURNED IN ACCORDANCE WITH
THE INSTRUCTIONS PROVIDED.

         TO BE COUNTED, YOUR BALLOT MUST BE ACTUALLY RECEIVED BY 5:00 P.M.,
EASTERN STANDARD TIME ON _________, 2004 AT THE ADDRESS SET FORTH ON THE
PREADDRESSED ENVELOPE PROVIDED TO YOU. IT IS OF THE UTMOST IMPORTANCE TO THE
DEBTORS THAT YOU VOTE PROMPTLY TO ACCEPT THE PLAN.

         THE DEBTORS BELIEVE THAT THE PLAN IS IN THE BEST INTERESTS OF CREDITORS
AND INTEREST HOLDERS. ALL CREDITORS ENTITLED TO VOTE ARE URGED TO VOTE IN FAVOR
OF THE PLAN BY NO LATER THAN 5:00 P.M., EASTERN STANDARD TIME ON THE VOTING
DEADLINE.

         VOTES CANNOT BE TRANSMITTED ORALLY. ACCORDINGLY, YOU MUST RETURN YOUR
SIGNED AND COMPLETED BALLOT PROMPTLY IN ORDER TO BE COUNTED.

         IF ANY OF THE CLASSES OF HOLDERS OF IMPAIRED CLAIMS VOTE TO REJECT THE
PLAN, THE DEBTORS MAY SEEK TO SATISFY THE REQUIREMENTS FOR CONFIRMATION OF THE
PLAN UNDER THE CRAMDOWN PROVISIONS OF SECTION 1129(b) OF THE BANKRUPTCY CODE
AND, IF REQUIRED, MAY AMEND THE PLAN TO CONFORM TO THE STANDARDS OF SUCH
SECTION.

C.       THE CONFIRMATION HEARING
         ------------------------

         The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect of the Plan has been scheduled for ____________, 2004 at _____ (Eastern Standard Time) before the Honorable Douglas O. Tice, Jr., United States Bankruptcy Judge for the
Eastern District of Virginia, Richmond Division, in Courtroom No. 335, 3rd
Floor, 1100 East Main Street, Richmond, Virginia. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation
Hearing.

         At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the applicable requirements of Section 1129 of the Bankruptcy
Code are met. Among the requirements for Confirmation are that the Plan: (a) is accepted by the requisite holders of Claims and Interests in impaired Classes of such Debtor or, if not so accepted, is "fair and equitable" and "does not


                                       82

discriminate unfairly" as to the nonaccepting Class; (b) is in the "best interests" of each holder of a Claim or Interest in each impaired Class under the Plan for such Debtor; (c) is feasible; and (d) complies with the applicable provisions of the Bankruptcy Code.

         IF THE BANKRUPTCY COURT CONFIRMS THE PLAN, ALL CLAIMS AGAINST THE
DEBTORS WILL BE SATISFIED UNDER THE TERMS OF THE PLAN, AND AFTER THE PLAN
BECOMES EFFECTIVE, ALL SUCH CLAIMS WILL BE FOREVER DISCHARGED AND RELEASED.

         Any objection to Confirmation must be made in writing and must specify in detail the name and address of the objector, all grounds for the objection, and the amount of the Claim or Interest held by the objecting party. Any
Creditor which objects to the terms of the Plan must File a written objection to the Plan and must serve such written objection upon counsel for Debtors, LeClair
Ryan, a Professional Corporation, Attn: Bruce H. Matson, Esq., 707 East Main
Street, Suite 1100, Richmond, Virginia 23219; counsel for the Creditors'
Committee, Akin Gump Strauss Hauer & Feld, LLP, Attn: Michael S. Stamer, Esq.,
590 Madison Avenue, New York, New York 10022; counsel to the Pre-Petition
Lenders, Moore & Van Allen, Attn: David Walls, Esq., 100 North Tryon Street,
Charlotte, NC 28202-4003, and Kutak Rock LLP, Attn: Kevin Huennekens, Esq., 1111
E. Main Street, Suite 800, Richmond, Virginia 23219. Such written objections must be filed with the Bankruptcy Court and received by such parties by ________________, 2004. Any objection which is not in writing or which is not filed and served prior to this deadline will be overruled.

D.       CONFIRMATION
         ------------

         1.       General
                  -------

         The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the requirements of chapter 11 of the Bankruptcy Code and that the disclosures in this Disclosure Statement concerning the Plan have been adequate and have included information concerning all Distributions made or promised by the Debtors and Creditors' Committee in connection with the Plan and the Chapter 11 Cases.

         Among the other requirements for confirmation of the Plan are that the Plan (i) is accepted by all Impaired Classes of Claims and Interests and Claims or, if rejected by an Impaired Class, that the Plan "does not discriminate unfairly" and is "fair and equitable" as to such Class, (ii) is feasible, and
(iii) is in the "best interests" of creditors and stockholders that are Impaired under the Plan.

         2.       Confirmation Requirements
                  -------------------------

         To confirm the Plan, the Bankruptcy Code requires that the Bankruptcy
Court make a series of findings concerning the Plan and the Debtors, including that:

     o    the Plan has classified Claims and Interests in a permissible manner;

     o    the Plan complies with the applicable provisions of the Bankruptcy
          Code;



                                       83

     o    the Debtors comply with the applicable provisions of the Bankruptcy
          Code;

     o the Debtors and the Creditors' Committee, as proponents of the Plan, have proposed the Plan in good faith and not by any means forbidden by law;

     o the disclosure required by Section 1125 of the Bankruptcy Code has been made;

     o the Plan has been accepted by the requisite votes of creditors and equity interest holders (except to the extent that cramdown is available under Section 1129(b) of the Bankruptcy Code);

     o the Plan is feasible and Confirmation will not likely be followed by the liquidation or the need for further financial reorganization of the Debtors or RoomStore;

     o the Plan is in the "best interests" of all holders of Claims or Interests in an impaired Class by providing to creditors or interest holders on account of such Claims or Interests property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain in a chapter 7 liquidation, unless each holder of a Claim or Interest in such Class has accepted the Plan;

     o all fees and expenses payable under 28 U.S.C.ss.1930, as determined by the Bankruptcy Court at the Confirmation Hearing, have been paid or the Plan provides for the payment of such fees on the Effective Date;

     o the Plan provides for the continuation after the Effective Date of all retiree benefits, as defined in Section 1114 of the Bankruptcy Code, at the level established at any time prior to Confirmation pursuant to Sections 1114(e)(1)(B) or 1114(g) of the Bankruptcy Code, for the duration of the period that the applicable Debtor has obligated itself to provide such benefits; and

     o the disclosures required under Section 1129(a)(5) concerning the identity and affiliations of persons who will serve as officers, directors, and voting trustees of RoomStore have been made.

         The Debtors and Creditors' Committee believe that all of these requirements have been satisfied and urge all Creditors to support the Plan.

              a.  Classification of Claims and Interests
                  --------------------------------------

         The Debtors have classified Claims and Interests. Such classification will govern how Creditors and holders of Interests will be treated under the Plan.

              b.  Compliance with Applicable Provisions of the Bankruptcy Code
                  ------------------------------------------------------------

         The Bankruptcy Code requires that the Plan and the Debtors and Creditors' Committee comply with the applicable provisions of the Bankruptcy
Code. The Debtors and Creditors' Committee have considered each of these issues in the development of the Plan and believe that the Plan complies with all


                                       84

provisions of the Bankruptcy Code. In addition, the Debtors and Creditors'
Committee have also complied with such provisions during the bankruptcy process and have proposed and solicited the Plan in good faith and not by any means forbidden by law.

              c.  Required Disclosures
                  --------------------

         The Bankruptcy Court approved the Disclosure Statement as providing
"adequate information" as defined by Section 1125 of the Bankruptcy Code.

              d.  Acceptance of the Plan
                  ----------------------

         A plan is accepted by an impaired class of claims if holders of at least two-thirds in dollar amount and a majority in number of claims of that class vote to accept the plan. Only those holders of claims who actually vote
(and are entitled to vote) to accept or to reject a plan count in this tabulation. In addition to this voting requirement, Section 1129 of the Bankruptcy Code requires that a plan be accepted by each holder of a claim or interest in an impaired class or that the plan otherwise be found by the Bankruptcy Court to be in the best interests of each holder of a claim or interest in an impaired class.

         The Bankruptcy Code contains provisions for confirmation of a plan even if it is not accepted by all impaired classes, as long as at least one impaired class of claims has accepted it. These so-called "cramdown" provisions are set forth in Section 1129(b) of the Bankruptcy Code. As indicated above, the Plan may be confirmed under the cramdown provisions if, in addition to satisfying the other requirements of Section 1129 of the Bankruptcy Code, it (a) is "fair and equitable" and (b) "does not discriminate unfairly" with respect to each Class of Claims or Interests that is impaired under, and has not accepted, the Plan.

         The "fair and equitable" standard requires, among other things, that unless a dissenting Class of Unsecured Claims or a Class of Interests receives full compensation for its Allowed Claims or Allowed Interests, no holder of Allowed Claims or Interests in any junior Class may receive or retain any property on account of such Claims or Interests. With respect to a dissenting
Class of Secured Claims, the "fair and equitable" standard requires, among other things, that holders either (i) retain their liens and receive deferred cash payments with a value as of the Effective Date equal to the value of their interest in property of the applicable Estate or (ii) receive the indubitable equivalent of their Secured Claims. The "fair and equitable" standard has also been interpreted to prohibit any Class senior to a dissenting Class from receiving under a plan more than 100% of its Allowed Claims or Allowed
Interests. The Debtors believe that, if necessary, the Plan may be crammed down over the dissent of certain Classes of Claims, in view of the treatment proposed for such Classes. If necessary and appropriate, the Debtors intend to modify the Plan to permit cramdown of dissenting Classes of Claims.

         The requirement that the Plan not "discriminate unfairly" means, among other things, that a dissenting Class must be treated substantially equally with respect to other Classes of equal rank. The Debtors do not believe that the Plan unfairly discriminates against any class that may not accept or otherwise consent to the Plan.

                                       85

              e.  Feasibility
                  -----------

         Section 1129(a)(11) of the Bankruptcy Code requires that Confirmation not be likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors (unless such liquidation or reorganization is proposed in the Plan). For purposes of determining whether the Plan meets this requirement, the Debtors and Creditors'
Committee have analyzed their ability to meet their respective obligations under the Plan. As part of this analysis, Capstone has prepared projected financial information (the "Projections"), attached hereto as Exhibit D. Based upon the Projections, the Debtors and Creditors' Committee believe that the Plan meets the feasibility requirements of the Bankruptcy Code.

              f.  Best Interest of Creditors
                  --------------------------

         Notwithstanding acceptance of the Plan by each impaired Class, to confirm the Plan, the Bankruptcy Court must determine that the Plan is in the best interests of each holder of a Claim or Interest in any such impaired Class who has not voted to accept the Plan. Accordingly, if an Impaired Class does not unanimously accept the Plan, the "best interests" test requires that the Bankruptcy Court find that the Plan provides to each member of such impaired
Class a recovery on account of the member's Claim or Interest that has a value, as of the Effective Date, at least equal to the value of the distribution that each such member would receive if the applicable Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

         To estimate what members of each impaired Class of Claims or Interests would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy
Code, the Bankruptcy Court must first determine the aggregate dollar amount that would be available if each of the Chapter 11 Cases were converted to a chapter 7 case under the Bankruptcy Code and each of the respective Debtor's assets were liquidated by a chapter 7 trustee (the "Liquidation Value"). The Liquidation
Value of a Debtor would consist of the net proceeds from the disposition of the assets of the Debtor, augmented by any cash held by the Debtor.

         Capstone has performed a hypothetical liquidation analysis, attached hereto as Exhibit C, to compare what holders of Claims would receive under the Plan to what holders of Claims would receive under a chapter 7 liquidation.
Based on the liquidation analysis set forth in this Disclosure Statement, the Debtors believe that holders of Claims will receive greater value as of the Effective Date under the Plan than such holders would receive under a chapter 7 liquidation.

              g.  Payment of Fees
                  ---------------

         The Debtors have paid all fees to the United States Trustee, and the Plan provides for the payment of all future fees.

              h.  Retiree Benefits
                  ----------------

                                       86

         The Plan provides for the continuation of all retiree benefits of the Debtors required by the Bankruptcy Code.

              i.  Officers and Directors of Reorganized RoomStores
                  ------------------------------------------------

         Upon filing of the Plan Supplement, the Debtors will have disclosed the identity of the officers and directors of Reorganized RoomStore.

                                       87

                                 VII. VALUATION

         HOLDERS OF CLAIMS AGAINST THE DEBTORS SHOULD READ AND CONSIDER
CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET
FORTH IN THIS DISCLOSURE STATEMENT AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH
OR INCORPORATED BY REFERENCE, PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN.
THESE FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS
INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION

A.       OVERVIEW
         --------

         Capstone estimates the reorganization equity value of RoomStore to be approximately $60 million (sometimes referred to as the "Reorganization Value") as of March 1, 2005, which is the assumed Effective Date. This Reorganization
Value reflects, among other factors discussed below, current financial market conditions and the inherent uncertainty today as to the achievement of the projections set forth below (the "Projections").

         This Reorganization Value does not include a contingency for the potential payment of $3.5 million to the Liquidation Trust which is described in
Section V.C.16. Should any portion of this payment be made, the Reorganization
Value would be reduced by an equal amount.

         The Reorganization Value reflects a number of assumptions, including a successful reorganization of the Debtors' businesses and finances in a timely manner, the forecasts reflected in the Projections, the performance targets established, the utilization of projected operating losses to offset certain one-time gains, the amount of available cash, market conditions, and the Plan becoming effective in accordance with its terms on a basis consistent with the estimates and other assumptions discussed herein.

         In preparing the estimated Reorganization Value, Capstone: (a) analyzed certain historical financial information of the Debtors for recent years and interim periods; (b) analyzed certain internal financial and operating data of the Debtors and assisted in developing financial projections relating to their businesses and prospects; (c) met with certain members of senior management of the Debtors to discuss the Debtors' operations and future prospects; (d) analyzed publicly available financial data and considered the market values of public companies that Capstone deemed generally comparable to the operating businesses of the Debtors; (e) analyzed the financial terms, to the extent publicly available, of certain acquisitions of companies that Capstone believes were comparable to the operating businesses of the Debtors; (f) considered certain economic and industry information relevant to the Debtors' operating businesses; (g) visited certain of the Debtors' facilities; and (h) considered certain analyses prepared by other firms retained by the Debtors and conducted such other analyses as Capstone deemed appropriate. Although Capstone conducted an analysis of the Debtors' businesses, operating assets and liabilities, and business plans, Capstone assumed and relied on the accuracy and completeness of all: (i) financial and other information furnished to it by the Debtors and by other firms retained by the Debtors and (ii) publicly available information. No independent evaluations or appraisals of the Debtors' assets were sought or were obtained in connection therewith.

                                       88

         The estimates of the Reorganization Value prepared by Capstone assume that Reorganized RoomStore continues as the owner and operator of the businesses and assets. Such estimates were developed solely for purposes of formulation and negotiation of the Plan and analysis of implied relative recoveries to creditors thereunder. Such estimates reflect computations of the estimated Reorganization
Value of RoomStore through the application of various valuation techniques and do not purport to reflect or constitute appraisals, values that might be realized if assets were to be sold, or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different from the amounts set forth herein.
The value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. As a result, the estimate of Reorganization Value set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. Because such estimates are inherently subject to uncertainties, neither the Debtors, Capstone, nor any other person assumes responsibility for their accuracy. Depending on the results of the Debtors' operations or changes in the financial markets, Capstone's valuation analysis as of the Effective Date may differ from that disclosed herein.

         In addition, the valuation of newly-issued securities is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates; conditions in the financial markets; the anticipated initial securities holding period of pre-petition creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis; and other factors that generally influence the prices of securities. Actual market prices of such securities also may be affected by the Chapter 11 Cases or by other factors not possible to predict.
Accordingly, the Reorganization Value estimated by Capstone does not necessarily reflect, and should not be construed as reflecting, values that will be attained in the public or private markets. The Reorganization Value ascribed in the analysis does not purport to be an estimate of the post-reorganization market trading value. Such trading value may be materially different from the reorganization equity value ranges associated with Capstone's valuation analysis. Indeed, there can be no assurance that a trading market will develop for the New RoomStore Common Stock.

         Furthermore, in the event that the actual distributions to Claimholders in these Chapter 11 Cases differ from those assumed by the Debtors in their recovery analysis, the actual recoveries realized by holders of Claims in the impaired Classes could be significantly higher or lower than estimated by the Debtors herein.

B.       VALUATION METHODOLOGY
         ---------------------

         The following describes the valuation methodologies considered by Capstone in arriving at its estimation of the Reorganization Value of Reorganized RoomStore. Capstone performed certain procedures, including each of the financial analyses below, and refined the assumptions with the management of the Debtors on which such Projections were based. Capstone's estimate of Reorganization Value must be considered as a whole and selecting just one methodology or portions of the analysis, without considering the analysis as a whole, could create a misleading or incomplete conclusion as to enterprise value.

                                       89

         1.       Publicly Traded Company Analysis
                  --------------------------------

         A publicly traded company analysis estimates value based on a comparison of the target company's financial statistics with the financial statistics of public companies that are generally similar to the target company.
The analysis establishes a benchmark for asset valuation by deriving the value of "comparable" assets, standardized using common variables such as revenue, gross margin, earnings before interest and taxes ("EBIT") and earnings before interest, taxes, depreciation and amortization ("EBITDA"). The analysis includes a financial comparison of each company's income statement, balance sheet, and cash flow statement. In addition, each company's performance, profitability, margins, leverage and business trends are also considered. Based on these analyses, a number of financial multiples and ratios are calculated to gauge each company's relative performance and valuation.

         A key factor to this approach is the selection of companies with relatively similar business and operational characteristics to the target company. Criteria for selecting comparable companies for the analysis include, among other relevant characteristics, similar lines of business, business risks, growth prospects, maturity of businesses, market presence, size, and scale of operations. The selection of truly comparable companies is often difficult and subject to limitations due to sample size and the availability of meaningful market-based information. However, the underlying concept is to develop a premise for relative value, which, when coupled with other approaches, presents a foundation for determining firm value.

         2.       Discounted Cash Flow Analysis
                  -----------------------------

         The discounted cash flow ("DCF") valuation methodology values an asset or business at the present value of the expected future cash flows to be generated by that asset or business. The DCF methodology is a "forward looking" approach that discounts the expected future cash flows by a theoretical or observed discount rate determined by calculating the average cost of debt and equity based on the expected attributes of the Reorganized RoomStore. This approach has two components: the present value of the projected un-levered after tax-free cash flows for fiscal years 2006 through 2009 and the present value of the terminal value determined as a multiple of 2009 EBITDA.

         As the estimated cash flows, estimated discount rate and expected capital structure of Reorganized RoomStore are used to derive a potential value, an analysis of the results of such an estimate is not purely mathematical, but instead involves complex considerations and judgments concerning potential variances in the projected financial and operating characteristics of Reorganized RoomStore, as well as other factors that could affect the future prospects and cost of capital considerations for Reorganized RoomStore.

         3.       Precedent Transactions Analysis
                  -------------------------------

         Precedent transactions analysis estimates value by examining public merger and acquisition transactions. An analysis of a company's transaction value as a multiple of various operating statistics provides industry-wide valuation multiples for companies in generally similar lines of business to the Debtors. Transaction multiples are calculated based on the purchase price
(including any debt assumed) paid to acquire companies that are comparable to


                                       90

the Debtors. The derived multiples are then applied to Reorganized RoomStore's key operating statistics to determine the total enterprise value or value to a potential strategic buyer.

         The summary set forth above does not purport to be a complete description of the analyses considered by Capstone. The preparation of an estimate involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods in the particular circumstances and, therefore, such an estimate is not readily susceptible to summary description. In performing its analyses, Capstone and the Debtors made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by Capstone are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

                                       91

                   VIII. CERTAIN RISK FACTORS TO BE CONSIDERED

         HOLDERS OF CLAIMS AGAINST THE DEBTORS SHOULD READ AND CONSIDER
CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET
FORTH IN THIS DISCLOSURE STATEMENT AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH
OR INCORPORATED BY REFERENCE, PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN.
THESE FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS
INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A.       COMPETITIVE INDUSTRY CONDITIONS
         -------------------------------

         The retail industry is highly competitive. Among the issues affecting all companies in this industry include competition from similar companies, changes in consumer behavior, and seasonality.

         Although RoomStore has attempted to develop a niche within the retail market, Reorganized RoomStore will compete with a number of other retailers, including large chains and small family-owned businesses. The market that Reorganized RoomStore will compete in, defined by geography and by types of merchandise, will include many other companies that will offer similar merchandise at similar prices.

         In addition to the fact that many companies will be appealing to the same customers that Reorganized RoomStore will be appealing to, the trends and styles of these customers may change, and Reorganized RoomStore must be able to anticipate and respond to these changes. Reorganized RoomStore cannot guarantee that it can accurately predict and adjust to such changes.

         The changes in consumer behavior are also affected by economic changes and also by weather patterns. Any economic downturn will negatively affect
Reorganized RoomStore's business, for a slowdown in economic activity will make consumers less likely to spend money on goods sold by companies such as RoomStore.

B.       TREATMENT OF CLAIMS
         -------------------

         The information in this Disclosure Statement is based upon a preliminary review of the Claims filed on or before the Bar Date and the Schedules. Upon the passage of all applicable Bar Dates and the completion of a detailed analysis of the proofs of Claim, the actual amount of Claims may differ from the current estimates. Further, the amounts of Disputed Claims that ultimately are allowed by the Bankruptcy Court may be significantly more or less than the estimated amount of such Claims. The actual ultimate aggregate amount of Allowed Secured and/or Allowed Unsecured Claims may differ significantly from the estimates set forth in this Disclosure Statement. Accordingly, the amount of the distributions of New RoomStore Common Stock and Available Cash, if any, that ultimately will be received by a particular holder of an Allowed Unsecured Claim may be adversely or favorably affected by the aggregate amount of Claims ultimately allowed in each Class.

                                       92

C.       DILUTION
         --------

         Some Disputed Claims may be material, and, if so, the total amount of all Claims, including Disputed Claims, may be materially in excess of the total amount of Allowed Claims assumed in the development of the Plan. The actual aggregate amount of Allowed Claims in any Class may differ significantly from the estimates set forth in the Plan. Accordingly, the amount of distributions of New RoomStore Common Stock and Available Cash, if any, that ultimately will be received by any particular holder of an Allowed Unsecured Claim may be adversely affected by the aggregate amount of Claims ultimately Allowed in that Class. In addition, the amount of any Disputed Claim that ultimately is allowed by the Bankruptcy Court may be significantly less than the amount of the Disputed Claim asserted by the holder thereof.

D.       DIVIDEND POLICIES
         -----------------

         Reorganized RoomStore does not anticipate paying any dividends on the New RoomStore Common Stock in the foreseeable future. In addition, covenants in certain debt instruments to which Reorganized RoomStore will be a party may restrict the ability of Reorganized RoomStore to pay dividends and may restrict certain other payments. In particular, it is anticipated that the agreement for the New Credit Facility may include a covenant prohibiting RoomStore from paying any dividends or making any other distributions to stockholders. Certain institutional investors may only invest in dividend-paying equity securities or may operate under other restrictions that may prohibit or limit their ability to hold the New RoomStore Common Stock.

E.       MARKET CONDITIONS FOR NEW ROOMSTORE COMMON STOCK
         ------------------------------------------------

         No established market exists for the New RoomStore Common Stock. There can be no assurance that an active market for such securities will develop or, if any such market does develop, that it will continue to exist or as to the degree of price volatility in any such market that does develop. Moreover, certain recipients of the New RoomStore Common Stock may prefer to liquidate their investment rather than to hold it on a long-term basis. Accordingly, it is anticipated that the market for the New RoomStore Common Stock will be volatile, at least for an initial period after the Effective Date. Moreover, although the Plan was developed based upon an assumed Reorganization Value of $60 million of the New RoomStore Common Stock, such valuation may not support an estimate of the prices at which the New RoomStore Common Stock may trade in the market, and RoomStore has not attempted to make any such estimate in connection with the development of the Plan. In addition, the market price of the New RoomStore
Common Stock may be subject to significant fluctuations in response to numerous factors, including variations in Reorganized RoomStore's annual or quarterly financial results or those of its competitors, changes by financial analysts in their estimates of the future earnings of Reorganized RoomStore, conditions in the economy in general or in the retail industry in particular, or unfavorable publicity. The stock market also has, from time to time, experienced significant price and volume fluctuations that have been unrelated to the operating performance of companies with publicly-traded securities. No assurance can be given as to the market prices for New RoomStore Common Stock that will prevail following the Effective Date. There is no assurance as to the level of liquidity, the ability of creditors to sell the shares of New RoomStore Common
Stock, or the price at which the shares of New RoomStore Common Stock may be sold in a trading market.

                                       93

F.       DELAY IN THE DISTRIBUTION OF ANY RECOVERY TO THE HOLDERS OF ALLOWED
         -------------------------------------------------------------------
         UNSECURED CLAIMS
         ----------------

         Commencing on the Effective Date and continuing until the termination of the Liquidation Trust, the Liquidation Trust shall issue beneficial interests in the Liquidation Trust to the holders of Allowed Claims in exchange for their interests in the Trust Assets. The beneficial interests in the Liquidation Trust shall not be certificated and shall not be transferable, except upon the death of the holder of the beneficial interest or by operation of law. In addition, holders of beneficial interests shall have no voting rights with respect to such beneficial interests. It is anticipated that there will be no distributions of New RoomStore Common Stock or available Cash, if any, to the holders of Allowed
Unsecured Claims prior to the Initial Distribution Date. Accordingly, because the beneficial interests in the Liquidation Trust will not be transferable, except upon the death of the holder thereof or by operation of law, it is anticipated that the holders of Allowed Unsecured Claims will not realize any recovery with respect to such Claims - or receive any form of freely transferable and certificated security in connection with such recovery - prior to the Initial Distribution Date.

G.       VARIANCES FROM PROJECTIONS
         --------------------------

         The Projections included herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ materially from the Projections include, but are not limited to, Reorganized RoomStore's ability to operate its business consistent with the Projections, comply with the covenants of its post-petition financing agreements, attract and retain key executives, attract and retain customers and maintain its existing vendors.

H.       REORGANIZED ROOMSTORE PERSONNEL
         -------------------------------

         RoomStore currently employs a small number of key officers who manage the business and operations. This team will remain in management positions at Reorganized RoomStore, and Reorganized RoomStore and its board of directors is, and for the foreseeable future will be, dependent on the expertise and management abilities of those officers. The loss by Reorganized RoomStore of one or more of these principal officers without a satisfactory replacement or the failure of one or more to perform their duties, could have a material adverse effect on Reorganized RoomStore's business and operations results.

                                       94

                IX. SECURITIES LAW CONSIDERATIONS UNDER THE PLAN

A.       APPLICABILITY OF CERTAIN FEDERAL AND STATE SECURITIES LAWS
         ----------------------------------------------------------

         No registration statement will be filed under the Securities Act or any state securities laws with respect to the offer and distribution under the Plan of the beneficial interests in the Liquidation Trust or New RoomStore Common
Stock. The Debtors believe that the provisions of Section 1145(a)(1) of the Bankruptcy Code exempt the offer and distribution of such securities under the Plan from federal and state securities registration requirements.

B.       BANKRUPTCY CODE EXEMPTIONS FROM REGISTRATION REQUIREMENTS
         ---------------------------------------------------------

         1.       Initial Distribution of Securities
                  ----------------------------------

         Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities
Act and state securities laws if the following three principal requirements are satisfied: (a) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, an affiliate participating in a joint plan with the debtor, or a successor to the debtor under the plan;
(b) the recipients of the securities must hold a pre-petition or administrative expense claim against the debtor or an interest in the debtor; and (c) the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtor or principally in such exchange and partly for cash or property. The Debtors believe that the initial distribution of the New RoomStore
Common Stock to the Liquidation Trust and the subsequent distribution of the shares of New RoomStore Common Stock by the Liquidation Trust to the holders of Allowed Unsecured Claims in accordance with the terms and subject to the conditions set forth in the Plan and Trust Agreement (and the distribution of beneficial interests in the Liquidation Trust to the beneficiaries of the Liquidation Trust in accordance with the terms and subject to the conditions set forth in the Plan and Trust Agreement) satisfy the requirements of Section
1145(a)(1) of the Bankruptcy Code and, therefore, are exempt from registration under the Securities Act and state securities laws.

         2.       Subsequent Transfers of Securities
                  ----------------------------------

         In general, following the distribution of the New RoomStore Common
Stock by the Liquidation Trust to the holders of Allowed Unsecured Claims, all resales and subsequent transactions in the New RoomStore Common Stock distributed under the Plan will be exempt from registration under the Securities
Act pursuant to section 4(l) of the Securities Act, unless the holder thereof is deemed to be an "underwriter" with respect to such securities, an "affiliate" of the issuer of such securities or a "dealer." Section 1145(b) of the Bankruptcy
Code defines four types of "underwriters":

         a. persons who purchase a claim against, an interest in, or a claim for administrative expense against the debtor with a view to distributing any security received in exchange for such a claim or interest
         ("accumulators");

         b. persons who offer to sell securities offered under a plan for the holders of such securities ("distributors");

                                       95

         c. persons who offer to buy securities from the holders of such securities, if the offer to buy is (i) with a view to distributing such securities and (ii) made under a distribution agreement; and

         d. a person who is an "issuer" with respect to the securities, as the term "issuer" is defined in section 2(11) of the Securities Act.

         Under section 2(11) of the Securities Act, an "issuer" includes any "affiliate" of the issuer, which means any person directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with the issuer. Under section 2(12) of the Securities Act, a "dealer" is any person who engages in part or in whole, directly or indirectly, as agent, broker, or principal in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another person. Whether or not any particular person would be deemed to be an "underwriter" or an "affiliate" with respect to any security to be issued pursuant to the Plan or to be a "dealer" would depend upon various facts and circumstances applicable to that person.
Accordingly, the Debtors express no view as to whether any person would be deemed to be an "underwriter" or an "affiliate" with respect to any security to be issued pursuant to the Plan or to be a "dealer."

         In connection with prior bankruptcy cases, the staff of the SEC has taken the position that resales by accumulators and distributors of securities distributed under a plan of reorganization are exempt from registration under the Securities Act if effected in "ordinary trading transactions." The staff of the SEC has indicated in this context that a transaction may be considered an "ordinary trading transaction" if it is made on an exchange or in the over-the-counter market and does not involve any of the following factors:

              a. either (i) concerted action by the recipients of securities issued under a plan in connection with the sale of such securities or (ii) concerted action by distributors on behalf of one or more such recipients in connection with such sales;

              b. the use of informational documents concerning the offering of the securities prepared or used to assist in the resale of such securities, other than a Bankruptcy Court-approved disclosure statement and supplements thereto and documents filed with the SEC pursuant to the Exchange Act; or

              c. the payment of special compensation to brokers and dealers in connection with the sale of such securities designed as a special incentive to the resale of such securities (other than the compensation that would be paid pursuant to arms' length negotiations between a seller and a broker or dealer, each acting unilaterally, not greater than the compensation that would be paid for a routine similar-sized sale of similar securities of a similar issuer).

         The Debtors have not sought the views of the SEC on this matter and, therefore, no assurance can be given regarding the proper application of the "ordinary trading transaction" exemption described above. Any persons intending to rely on such exemption are urged to consult their own counsel as to the applicability thereof to any particular circumstances.

                                       96

         In addition, Rule 144 provides an exemption from registration under the Securities Act for certain limited public resales of unrestricted securities by "affiliates" of the issuer of such securities. Rule 144 allows a holder of unrestricted securities that is an affiliate of the issuer of such securities to sell, without registration, within any three-month period a number of shares of such unrestricted securities that does not exceed the greater of 1% of the number of outstanding securities in question or the average weekly trading volume in the securities in question during the four calendar weeks preceding the date on which notice of such sale was filed pursuant to Rule 144, subject to the satisfaction of certain other requirements of Rule 144 regarding the manner of sale, notice requirements, and the availability of current public information regarding the issuer. The Debtors believe that, pursuant to Section 1145(c) of the Bankruptcy Code, the New RoomStore Common Stock to be issued pursuant to the Plan will be unrestricted securities for purposes of Rule 144.

         GIVEN THE COMPLEX NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON
MAY BE AN UNDERWRITER, THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT
OF ANY PERSON TO TRADE IN THE NEW ROOMSTORE COMMON STOCK TO BE DISTRIBUTED
PURSUANT TO THE PLAN. THE DEBTORS RECOMMEND THAT HOLDERS OF CLAIMS CONSULT THEIR
OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

C.       SUBSEQUENT TRANSFERS UNDER STATE LAW
         ------------------------------------

         State securities laws generally provide registration exemptions for subsequent transfers by a bona fide owner for the owner's own account and subsequent transfers to institutional or accredited investors. Such exemptions generally are expected to be available for subsequent transfers of the New
RoomStore Common Stock.

D.       CERTAIN TRANSACTIONS BY STOCKBROKERS
         ------------------------------------

         Under Section 1145(a)(4) of the Bankruptcy Code, stockbrokers effecting transactions in the New RoomStore Common Stock prior to the expiration of forty days after the first date on which such securities were bona fide offered to the public by Reorganized RoomStore or by or through an underwriter are required to deliver to the purchaser of such securities a copy of this Disclosure Statement
(and supplements hereto, if any, if ordered by the Bankruptcy Court) at or before the time of delivery of such securities to such purchaser. In connection with prior bankruptcy cases, the staff of the SEC has taken so-called
"no-action" positions with respect to noncompliance by stockbrokers with such requirement in circumstances in which the debtor was, and the reorganized debtor was to continue to be, subject to and in compliance with the periodic reporting requirements of the Exchange Act. The views of the SEC on this matter, however, have not been sought by the Debtors and, therefore, no assurance can be given regarding the possible consequences of noncompliance by stockbrokers with the disclosure statement delivery requirements of Section 1145(a)(4). Stockbrokers are urged to consult their own counsel with respect to such requirements.

                                       97

             X. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

A.       GENERAL
         -------

         The following is a description of certain United States federal income tax consequences of the Plan. This description is based on the Internal Revenue
Code of 1986, as amended (the "Tax Code"), the Treasury Regulations issued (in final or temporary form) thereunder, judicial decisions and published rulings and pronouncements of the IRS in effect as of the date of this Disclosure
Statement. These rules are subject to change, possibly with retroactive effect, and any such change could significantly affect the federal income tax consequences of the Plan described below. Moreover, the Debtors have not requested, nor do the Debtors expect to request, rulings from the IRS or legal opinions of counsel with respect to any tax aspects of the Plan.

         This description does not cover all aspects of federal income taxation that may be relevant to the Debtors or Holders of Claims. Along these lines, the description provided below does not address issues applicable to certain types of taxpayers, such as dealers in securities, life insurance companies, financial institutions, banks, small business investment companies, mutual funds, regulated investment companies, tax-exempt organizations, Holders that are not United States taxpayers (as defined in Section 7701(a)(30) of the Tax Code) and persons holding Claims as part of a hedge, integrated constructive sale or straddle. The description is limited to United States federal income tax consequences and does not address state, local or foreign taxes. This description does not address the U.S. federal income tax consequences to (a)
Holders whose Claims are entitled to satisfaction in full under the Plan (e.g., Allowed Administrative Expense Claims, Allowed Other Priority Claims and Holders of Allowed Claims in Classes 2(a), 2(b), 2(c), 3 and 4), or (b) Holders whose
Claims are entitled to no recovery under the Plan (e.g., Holders of Claims in Classes 6(a), 6(b) and 7).

         THE DESCRIPTION THAT FOLLOWS IS FOR INFORMATIONAL PURPOSES ONLY AND IS
NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND PROFESSIONAL TAX ADVICE BASED UPON
THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM OR INTEREST. HOLDERS OF
CLAIMS OR INTERESTS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING
THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE PLAN.

B.       CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS
         ------------------------------------------------------

         1.       Transfer of Assets to Liquidation Trust
                  ---------------------------------------

         As discussed below (see "Certain Federal Income Tax Consequences to
Holders of Claims - Recognition of Gain or Loss"), pursuant to the Plan, each of the Debtors will be treated for United States federal income tax purposes as transferring the portion of their assets, if any, that comprise part of the Trust Assets directly to the holders of Trust Interests, who will then be treated as transferring such assets to the Liquidation Trust. The transfer of Trust Assets by the Debtors may result in the recognition of taxable gain or loss by the Debtors. Nevertheless, due to available net operating losses
("NOLs") and other loss carryforwards, the Debtors do not anticipate that any federal income tax liability will be incurred as a result of such transactions.


                                       98

To the extent that any federal income tax liability arises as a result of transactions contemplated by the Plan, or if the Debtors otherwise owe federal income taxes, the Debtors or Trustee, as the case may be, will pay the resulting tax.

         2.       Cancellation of Debt Income and Tax Attribution Reduction
                  ---------------------------------------------------------

         As a result of the Plan, the amount of the Debtors' aggregate outstanding indebtedness will be substantially reduced. The discharge of debt by a debtor generally gives rise to cancellation of debt ("COD") income (except as provided in the Tax Code, for example when the payment of the cancelled debt would have given rise to a tax deduction, or the payment is treated as a purchase price adjustment). The amount of COD income, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied, over (b) the sum of the issue price of any new indebtedness of the debtor issued, the amount of cash paid and the fair market value of any new consideration (including beneficial interests in a liquidating trust) given in satisfaction of the discharged indebtedness at the time of the exchange.

         However, a debtor is not required to include any amount of COD income in gross income if the discharge occurs in such debtor's chapter 11 bankruptcy proceedings. Rather, a debtor must reduce certain tax attributes by an amount that is generally equal to the amount of COD income excluded from gross income.
As discussed in the prior section, the transfer of Trust Assets should be a taxable exchange and therefore the Liquidation Trust should have a fair market value tax basis in the Trust Assets, despite these attribute reduction rules.

         3.       Tax Consequences to RoomStore
                  -----------------------------

         RoomStore will recognize COD income under the Plan and, therefore, will be required to reduce its tax attributes. As discussed above, the amount of the reduction of RoomStore's tax attributes will depend on the value of consideration paid to discharge the Debtors' (including RoomStore's) obligations. Presently the value of such consideration is not known. However, it is expected that as a result of the Plan, all of RoomStore's NOLs will be eliminated and at least a portion of RoomStore's tax basis in its assets will be reduced.

         In the event that RoomStore's tax attributes are not entirely reduced as a result of the Plan, Reorganized RoomStore's ability to use NOLs and certain built-in losses after the Effective Date would nevertheless be limited as a result of the Distribution of Reorganized RoomStore Common Stock to the Liquidation Trust for the benefit of certain holders of Allowed Claims. If a corporation undergoes an "ownership change" in a Title 11 case, then Section
382(l)(6) of the Internal Revenue Code generally limits the corporation's use of its NOLs that exist at the time of such ownership change (and may limit a corporation's use of certain built-in losses existing at the time of the ownership change if such built-in losses are recognized within a five-year period following the ownership change) (the "L6 Limitation"). The L6 Limitation on the use of pre-change losses (NOLs and certain built-in losses recognized within the five year post-ownership change period) in any "post change year" generally is equal to the product of the fair market value of the loss corporation's outstanding stock immediately after the ownership change and the long-term tax-exempt rate in effect for the month in which the ownership change occurs (which is published monthly by the Treasury Department and is 4.72 percent for September 2004).

                                       99

         In general, an ownership change occurs when the percentage of the corporation's stock owned by certain "five percent shareholders" increases by more than 50 percentage points over the lowest percentage owned by such holders at any time during the applicable "testing period" (generally, the shorter of (a) the three-year period preceding the testing date and (b) the period between the most recent ownership change of the corporation and the testing date). A
"five percent shareholder" for these purposes includes, generally, an individual or entity that directly or indirectly owns five percent or more of a corporation's stock during the relevant period, and may include one or more groups of shareholders each of which owns less than five percent of the value of the corporation's stock. Under these rules, the issuance of RoomStore Common
Stock to the Liquidation Trust for the benefit of certain holders of Allowed
Claims will cause RoomStore to undergo an ownership change, and, consequently, the L6 Limitation should apply to limit RoomStore's use of any pre-change losses.

         An exception to the foregoing L6 Limitation applies where qualified creditors of a debtor receive, in respect of their claims, at least 50 percent of the vote and value of the stock of the reorganized debtor (or a controlling corporation if also in bankruptcy) pursuant to a confirmed chapter 11 plan (the
"Bankruptcy Exception"). Under the Bankruptcy Exception, a debtor's pre-change losses are not limited on an annual basis but, instead, are required to be reduced by the amount of any interest deductions claimed during the three taxable years preceding the effective date of the reorganization, and during the part of the taxable year prior to and including the reorganization, in respect of all debt converted into stock in the bankruptcy proceeding. Moreover, if the Bankruptcy Exception applies, any further ownership change of the debtor within a two-year period after the consummation of the chapter 11 plan will preclude the debtor's future utilization of any pre-change losses existing at the time of the subsequent ownership change.

         The receipt of the RoomStore Common Stock by holders of Claims pursuant to the Plan may qualify for the Bankruptcy Exception. Even if the Debtors qualify for the Bankruptcy Exception, the Debtors may, if they so desire, elect not to have the exception apply and instead remain subject to the L6 Limitation described above. Such election would have to be made in the Debtors' federal income tax return for the taxable year in which the change occurs, which tax return is expected to be filed in the last quarter of 2005. At such time
Reorganized RoomStore will determine whether it qualifies for the Bankruptcy
Exception and if so, whether it would be beneficial to elect out of the Bankruptcy Exception.

C.       CLASSIFICATION OF LIQUIDATION TRUST
         -----------------------------------

         Pursuant to the Plan, the Debtors will transfer the Trust Assets to the Liquidation Trust, and the Liquidation Trust will become obligated to make
Distributions in accordance with the Plan and the Trust Agreement. The Plan provides, and this discussion assumes, that the Liquidation Trust will be treated for federal income tax purposes as a "liquidating trust," as defined in Treasury Regulation Section 301.7701-4(d). Accordingly, no federal income tax should be imposed on the Liquidation Trust itself on the income or gain recognized by the Liquidation Trust. Instead, the holders of the Trust Interests
("Holders") will be taxed on their allocable shares of such net income or gain in each taxable year, whether or not they receive any Distributions from the Liquidation Trust in such taxable year. It is important to note that because the Liquidation Trust will own 100 percent of an operating company (Reorganized


                                      100

RoomStore), it is possible that the amount of such net income or gain may be significant if Reorganized RoomStore generates significant profits or gains and such profits or gains result in the distribution of significant dividends by Reorganized RoomStore to the Liquidation Trust.

         1.       Tax Reporting
                  -------------

         The Trustee will file tax returns with the IRS for the Liquidation
Trust as required by law. The Trustee also will send to each Holder a separate statement setting forth such Holder's allocable share of items of income, gain, loss, deduction or credit and will instruct such Holder to report such items on such Holder's federal income tax return.

         2.       Reserve for Disputed Claims
                  ---------------------------

         The Trustee must establish a reserve on account of any distributable amounts required to be set aside on account of Disputed Claims. Such amounts, net of certain expenses, shall be distributed as such Disputed Claims are resolved in the manner that such amounts would have been distributed had the Disputed Claims been Allowed Claims as of the Effective Date, together with any net earnings related thereto, less the amount of taxes paid by the Liquidation
Trust relating to taxable income or gain allocable to holders of Disputed
Claims, paid by the Liquidation Trust on behalf of such holders of Disputed
Claims that ultimately are determined to be Allowed Claims.

D.       CERTAIN FEDERAL INCOM TAX CONSEQUENCES TO HOLDERS OF CLAIMS
         -----------------------------------------------------------

         1.       Recognition of Gain or Loss
                  ---------------------------

         The transfer of the Trust Assets to the Liquidation Trust by the Debtors should be treated for federal income tax purposes as a transfer of such assets to the Holders of Allowed Claims to the extent they are beneficiaries of the Liquidation Trust, in a taxable exchange, followed by a deemed transfer of such assets by such Holders to the Liquidation Trust. As a result of such treatment, such Holders of Allowed Claims will have to take into account their Pro Rata share of the Trust Assets transferred on their behalf to the Liquidation Trust in determining the amount of gain or loss recognized upon consummation of the Plan. In addition, because a Holder's share of the assets held by the Liquidation Trust may change depending upon the resolution of the Disputed Claims, the Holder may be prevented from recognizing any loss in connection with consummation of the Plan until the time that all such Disputed
Claims have been resolved. Pursuant to the Plan, the Trustee will provide the Holders of Allowed Claims with a valuation of the assets (as of the Effective
Date) transferred to the Liquidation Trust on behalf of and for the benefit of such Holders, and such valuation should be used consistently by the Liquidation
Trust and such Holders for all federal income tax purposes.

         A Holder of an Allowed Claim generally will recognize gain or loss equal to the difference between the "amount realized" by such Holder and such Holder's adjusted tax basis in the Allowed Claim. The "amount realized" by a Holder is equal to the sum of the Cash and the fair market value of any property received under the Plan in respect of a Holder's Allowed Claim (including the Holder's proportionate share of the Trust Assets transferred to the Liquidation


                                      101

Trust on behalf of and for the benefit of the Holder), to the extent that such Cash or property is not allocable to any portion of the Allowed Claim representing accrued but unpaid interest (see discussion below). Holders should consult their own tax advisors concerning the recognition of gain or loss for federal income tax purposes, including, for example the possible application of rules limiting the ability to recognize losses.

         2.       Distributions in Discharge of Accrued but Unpaid Interest
                  ---------------------------------------------------------

         Pursuant to the Plan, Distributions received with respect to Allowed
Claims will be allocated first to the principal amount of such Allowed Claims, with any excess allocated to accrued but unpaid interest. However, there is no assurance that the IRS will respect such allocation for federal income tax purposes. Holders of Allowed Claims not previously required to include in their taxable income any accrued but unpaid interest on an Allowed Claim may be treated as receiving taxable interest, to the extent any consideration they receive under the Plan is allocable to such accrued but unpaid interest. Holders previously required to include in their taxable income any accrued but unpaid interest on an Allowed Claim may be entitled to recognize a deductible loss, to the extent that such accrued but unpaid interest is not satisfied under the Plan. Holders should consult their own tax advisors concerning the allocation of consideration received in satisfaction of their claims and the federal income tax treatment of accrued but unpaid interest.

         3.       Character of Gain or Loss; Tax Basis; Holding Period
                  ----------------------------------------------------

         The character of any gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss recognized by a Holder of Allowed
Claims under the Plan will be determined by a number of factors, including, but not limited to, the status of the Holder, the nature of the Allowed Claim in such Holder's hands, the purpose and circumstances of its acquisition, the Holder's holding period in the Allowed Claim, whether the Allowed Claim was acquired at a market discount and the extent to which the Holder previously claimed a deduction for the worthlessness of all or a portion of the Allowed
Claim.

E.       INFORMATION REPORTING AND BACKUP WITHHOLDING
         --------------------------------------------

          All distributions to holders of Allowed Claims are subject to any applicable withholding requirements (including employment tax withholding).
Under the Tax Code's backup withholding rules, interest, dividends and other reportable payments to holders of Allowed Claims may be subject to back-up withholding at the then applicable rate, which is currently twenty-eight percent
(28%). Backup withholding generally applies if the holder (a) fails to furnish its social security number or other taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN, (c) fails to report interest or dividends properly, or (d) under certain circumstances, fails to provide a certified statement signed under penalty of perjury, that the TIN provided is its correct number and that such holder is a United States person that such holder is not subject to backup withholding. Certain persons are exempt from backup withholding, including, in some cases, corporations and financial institutions. Backup withholding is not an additional tax, but merely an advance payment that may be refunded to the extent it results in an overpayment of tax. Holders of Claims may be required to establish exemption from backup withholding or to make arrangements with respect to the payment of backup withholding.

                                      102

          XI. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN


         The Debtors and the Creditors' Committee believe that the Plan affords holders of Claims the greatest opportunity for realization on the Debtors' assets and, therefore, is in the best interests of such holders. If the Plan is not confirmed, however, the theoretical alternatives include: (a) liquidation of the Debtors under chapter 7 of the Bankruptcy Code or (b) alternative plans of liquidation under chapter 11 of the Bankruptcy Code.

A.       LIQUIDATION UNDER CHAPTER 7 OF THE BANKRUPTCY CODE
         --------------------------------------------------

         If no plan is confirmed, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code. Upon conversion to chapter 7, a trustee or trustees will be elected or appointed to liquidate the remaining assets of the Debtors.

         The Debtors believe that in a liquidation under chapter 7 of the Bankruptcy Code, before creditors received any distribution, additional administrative expenses involved in the appointment of a trustee or trustees and attorneys, accountants and other professionals to assist such trustee(s) would cause a substantial diminution in the value of the Estates. The assets available for distribution to creditors would be reduced by such additional expenses.

         The liquidation analysis prepared by Capstone,is premised on a hypothetical liquidation in a chapter 7 case and is described in further detail in Exhibit C of this Disclosure Statement. In the analysis, Capstone has taken into account the nature, status, and underlying value of Reorganized RoomStore's assets, the ultimate realizable value of its assets, and the extent to which such assets are subject to liens and security interests.

         The Debtors and Creditors' Committee believe that a liquidation of the Debtors' assets under chapter 7 of the Bankruptcy Code would produce significantly less value for distribution to creditors than that recoverable under the Plan. In the opinion of the Debtors and Creditors' Committee, the recoveries projected to be available in liquidation under chapter 7 of the Bankruptcy Code are not likely to afford holders of Allowed Claims as great a realization potential as does the Plan.

B.       ALTERNATIVE PLAN OF REORGANIZATION OF LIQUIDATION
         -------------------------------------------------

         If the Plan is not confirmed, the Debtors or any other party in interest could attempt to formulate a different plan of reorganization. Such a plan might involve either a reorganization and continuation of the Debtors' business or an orderly liquidation of the Debtors' assets. The Debtors have concluded that the Plan represents the best alternative to protect the interests of creditors and other parties in interest.

                                      103

                       XII. CONCLUSION AND RECOMMENDATION

         The Debtors and the Creditors' Committee believe that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to holders of Claims. Any alternative to confirmation of the Plan, such as liquidation under chapter 7 of the Bankruptcy Code or attempts to confirm an alternative plan of liquidation, would involve significant delays, uncertainty, and substantial additional administrative costs. Moreover, as described above, the Debtors believe that their creditors will receive greater and earlier recoveries under the Plan than those that could be achieved in a liquidation under chapter 7 of the Bankruptcy
Code. FOR THESE REASONS, THE DEBTORS AND CREDITORS' COMMITTEE URGE ALL HOLDERS
OF IMPAIRED CLAIMS ENTITLED TO VOTE ON THE PLAN TO RETURN THEIR BALLOTS
ACCEPTING THE PLAN.

                                      104

                                   HEILIG-MEYERS COMPANY, INC.,
                                   A Virginia Corporation,


                                   By:      /s/ Ronald L. Barden
                                       -------------------------------------------------
                                            Managing Director of Reorganization

                                   HEILIG-MEYERS FURNITURE COMPANY,
                                   A North Carolina Corporation,


                                   By:      /s/ Ronald L. Barden
                                       -------------------------------------------------
                                            Managing Director of Reorganization

                                   HEILIG-MEYERS FURNITURE WEST, INC.,
                                   An Arizona Corporation,


                                   By:      /s/ Ronald L. Barden
                                       -------------------------------------------------
                                            Managing Director of Reorganization


                                   HMY STAR, INC.,
                                   A Virginia Corporation,


                                   By:      /s/ Ronald L. Barden
                                       -------------------------------------------------
                                            Managing Director of Reorganization


                                   HMY ROOMSTORE, INC.,
                                   A Virginia Corporation,


                                   By:      /s/ Ronald L. Barden
                                       -------------------------------------------------
                                            Managing Director of Reorganization

                                   MACSAVER FINANCIAL SERVICES, INC.,
                                   A Delaware Corporation,


                                   By:      /s/ Ronald L. Barden
                                       -------------------------------------------------
                                            Managing Director of Reorganization




                                   OFFICIAL COMMITTEE OF UNSECURED
                                   CREDITORS OF HEILIG-MEYERS
                                   COMPANY, et al.

                                   By:      ACTION-LANE INDUSTRIES

                                   By:   /s/ Larry Witcher
                                       -------------------------------------------------
                                   Executive Vice President & Chief Financial Officer


                                   LeCLAIR RYAN,
                                   A Professional Corporation


                                      /s/ Bruce H. Matson
                                   -----------------------------------------------------
                                   Counsel

Bruce H. Matson (Va. Bar No. 22874)
Troy Savenko (Va. Bar No. 44516)
Katherine Macaulay Mueller (Va. Bar No. 44302)
LeCLAIR RYAN, A Professional Corporation
707 East Main Street, Suite 1100
Richmond, Virginia  23219
(804) 783-2003
         Counsel for the Debtors

Michael S. Stamer (admitted pro hac vice)
Shuba Satyaprasad (admitted pro hac vice)
AKIN GUMP STRAUSS HAUER & FELD LLP
590 Madison Avenue
New York, New York 10022
(212) 872-1000

         - and -

Robert S. Strauss Building
AKIN GUMP STRAUSS HAUER & FELD LLP
1333 New Hampshire Avenue, N.W.
Washington, D.C. 20036
(202) 887-4000
         Counsel to the Official Committee Of Unsecured Creditors

                                    EXHIBIT A




                                                   EXHIBIT B
                                             Heilig-Meyers Company
                                         Corporate Organization Chart


                                   -----------------------------------------
                                             Heilig-Meyers Company
                                   -----------------------------------------
                                                       |
                                                       |
-------------------------------------------------------------------------------------------------------------
        |                   |              |              |                     |                     |
------------------- ----------------- ----------- ------------------- ---------------------  ----------------
  Heilig-Meyers      Heilig-Meyers    HMY Star,     HMY RoomStore,     MacSaver Financial     Rhodes, Inc.
Furniture Company   Furniture West,      Inc.            Inc.            Services, Inc.
                          Inc.                                                               (Divested June
                                                                                                  1999)
------------------- ----------------- ----------- ------------------- ---------------------  ----------------

                                                                      ---------------------
                                                                         MacSaver Funding
                                                                            Corporation
                                                                      ---------------------


-----------------------------------------------------------------------------------------------
           |                      |                      |                        |
---------------------- ------------------------- -------------------   ------------------------
 Mattress Discounters  Guardian Products, Inc.       HMPR, Inc         MacManufacturing, Inc.
    Corporation
  (Divested August     (Divested January 31,    (Divested April 19,      Divested April 19,
       1999)                   2000)                    2000)                   2000)
---------------------- ------------------------- -------------------   ------------------------


                                    ROOMSTORE
              HYPOTHETICAL LIQUIDATION ANALYSIS AS OF JULY 31, 2004
                             NET ESTIMATED PROCEEDS

         Capstone performed an analysis of the estimated range of recoveries for RoomStore in a hypothetical liquidation based on the closing balance sheet as of July 31, 2004. The closing balance sheet and assets in this hypothetical liquidation analysis are those contemplated for Reorganized RoomStore. This liquidation analysis is based on historical financial information, along with counsel's advice on certain legal matters. Underlying the liquidation analysis is a number of estimates and assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond
RoomStore's control. There can be no assurances that the values assumed in the accompanying analysis would be realized if RoomStore was, in fact, liquidated.
Accordingly, actual net recovery values and net recovery percentages could vary significantly from the amounts set forth herein.

         The estimated net recovery value consists of the net proceeds from disposition of RoomStore's operating assets, reduced by certain costs and claims that arose post-bankruptcy and that may arise under a liquidation scenario.
Asset recoveries are also net of estimated direct costs of liquidation and related encumbrances with discounts to account for the nature and timing of the liquidation process. This liquidation analysis makes no assumptions as to the time value of money; any such present value calculations would further reduce recoveries. This liquidation analysis assumes that a wind-down would be substantially completed in four to six months, with the liquidation of the stores taking three to four months commencing on September 27, 2004.

         The estimated net recovery of RoomStore in a hypothetical liquidation scenario ranges from $2.9 million to $15.9 million. The estimated net recovery value considers lease termination costs ranging from $6.25 million to $12.5 million. The extant leases are assumed to be at market value and termination costs are assumed to be settled with the landlord or sub-leased to another tenant within an estimated period of six to twelve months. Actual lease cancellation costs may vary significantly from estimates that may have a material effect on the estimated net recovery value.

         Capstone believes that estimated net recoveries of the Debtors' assets excluding Reorganized RoomStore to be included in the Liquidation Trust under the Plan would not be materially different in liquidation except for additional costs for transition and trustee fees in a Chapter 7 liquidation.



                                                            RoomStore
                                      Hypothetical Liquidation Analysis As Of July 31, 2004
                                                          ($ in 000's)


                                                                         NBV         % Realization          Realization Amount
Realizable Value of Assets                                             7/31/04       Low         High        Low          High
                                                                       -------       ---         ----        ---          ----
       Cash                                                           $      -       100         100      $    -        $    -
       Inventory                                                        43,626        59          62        25,632        27,234
       Receivables - Third Party                                         5,272        90          95         4,719         4,996
       prepaid Expenses                                                  4,460        31          42         1,375         1,893
       Property, Plant and Equipment - Net                              25,287        19          23         4,668         5,616
       Other Assets                                                      2,267         0           0           -             -

       Estimated Gross Proceeds                                       $ 79,912        46          50      $ 36,394      $ 39,739


                                                                                      % Realization          Realization Amount
                                                                         NBV         Low         High        Low           High
                                                                         ---         ---         ----        ---           ----
Liabilities - Post Petition
       Accounts Payable                                                  7,291        90          80         6,562         5,833
       Accrued Expenses                                                 11,079        71          64         7,867         7,039
       Income Taxes Currently Payable                                      562         0           0           -             -
       Deferred Revenue                                                    633         0           0           -              -
       Deferred Income Taxes - Non Current                                 228         0           0           -              -
       Liabilities Subject to Compromise                                75,423         0           0           -              -

       Estimated Cost of Post Petition Liabilities                    $ 95,216        15          14      $ 14,429      $ 12,872


       Estimated Net Recoveries Before Wind-down Operating Expenses                                       $ 21,965      $ 26,867

       Wind-down Operating Expenses
            Wind-down Operating Expenses                                                                     5,450         4,050
            Lease Termination Costs                                                                         12,500         6,250
            Professional Fees                                                                                  600           350
            Contingency                                                                                        500           300
               Total Wind-down Expenses                                                                     19,050        10,950

Estimated Net Recoveries in a Liquidation                                                                 $  2,915      $ 15,917

Note 1: This analysis reflects the hypothetical liquidation of assets contemplated in Reorganized RoomStore and does include any others any other assets. Net recoveries of the Debtor's assets excluding Reorganized RoomStore to be included in the Liquidation Trust under the Plan would not be materially different in liquidation except for additional costs for transition and trustee fees in a Chapter 7 liquidation.

Note 2: Total shareholder's equity at July 31, 2004 is a deficit of $15.305 million resulting from the post-petition write-off of $19.8 million of Goodwill.

Note 3: The estimated range of realization for each line item is based on Capstone's analysis of related underlying detail.



                                    EXHIBIT D






                              REORGANIZED ROOMSTORE
                         PROJECTED FINANCIAL INFORMATION

A.       PROJECTED FINANCIAL INFORMATION
         -------------------------------

         1. Introduction. As a condition to confirmation of a plan of reorganization, the Bankruptcy Code requires, among other things, that the Bankruptcy Court determine that confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors. In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies this feasibility standard, the Debtors' management analyzed the ability of Reorganized RoomStore to meet obligations under the Plan with sufficient liquidity and capital resources. In this regard, the Debtors' management developed Reorganized RoomStore's business plan (the "Business Plan") and projected financial statements (the "Projections"), which are a consolidation of the underlying business plans of RoomStore East and RoomStore
West. The Projections include the Projected Consolidated Balance Sheets,
Projected Consolidated Statements of Operations and Projected Consolidated
Statements of Cash Flow and certain other items for the period March 1, 2004 through February 28, 2009 (the "Projection Period"). Such Projections, as adjusted to reflect certain subsequent events, are summarized below.

         The Debtors' management intends to periodically review and revise the assumptions underlying the Business Plan. There can be no assurance that the refinements, if any, of the Business Plan resulting from management's review will not result in a material modification of the Projections.

         The Projections were not prepared with a view towards complying with the guidelines for Prospective Financial Statements published by the American
Institute of Certified Public Accountants. RoomStore has never been audited as a stand-alone entity. RoomStore is planning on engaging outside auditors to perform an audit on Reorganized RoomStore.

         The Projections should be read in conjunction with the assumptions, qualifications and explanations set forth herein included in this Disclosure
Statement.

         THE DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH THEIR BUSINESS PLANS
AND STRATEGIES OR MAKE EXTERNAL PROJECTIONS OR FORECASTS OF THEIR ANTICIPATED
FINANCIAL POSITIONS OR RESULTS OF OPERATIONS. ACCORDINGLY, THE DEBTORS
(INCLUDING REORGANIZED ROOMSTORE) DO NOT ANTICIPATE THAT THEY WILL, AND DISCLAIM
ANY OBLIGATION TO, FURNISH UPDATED BUSINESS PLANS OR PROJECTIONS TO HOLDERS OF
CLAIMS OR INTERESTS PRIOR TO THE EFFECTIVE DATE OR TO STOCKHOLDERS AFTER THE
EFFECTIVE DATE OR TO INCLUDE SUCH INFORMATION IN DOCUMENTS REQUIRED TO BE FILED
WITH THE SEC OR OTHERWISE MAKE SUCH INFORMATION PUBLICLY AVAILABLE.

         The projected financial statements included below are not based on historical facts, but are projected statements based on the successful implementation of the Business Plan. These statements can be identified by the use of projected and forward-looking terminology such as "believes," "expects,"
"may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy.
These statements reflect RoomStore's reasonable judgments with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the projected financial statements.
Such risks and uncertainties include, but are not limited to, the customer's willingness, need and financial ability to purchase home furnishings and related items, Reorganized RoomStore's ability to obtain sources of financing for its customers, the costs and effectiveness of promotional activities, Reorganized
RoomStore's ability to obtain leases for new store and distribution center locations, the ability to obtain exit financing at market rates, lowering of overhead and infrastructure costs, and Reorganized RoomStore's ability to access sources of merchandise on commercially reasonable terms, including imported goods. Other factors such as changes in tax laws, consumer credit and bankruptcy trends, recessionary or expansive trends in the Reorganized RoomStore's markets, and inflation rates and regulations and laws, which affect Reorganized
RoomStore's ability to do business in its markets, may also impact the outcome of the projected financial statements.

         2. Principal Assumptions. The Projections are based on, and assume the successful implementation of, the Business Plan. Both the Business Plan and the Projections reflect numerous assumptions, including various assumptions regarding the anticipated future performance of Reorganized RoomStore, general business and economic conditions and other matters, most of which are beyond the control of Reorganized RoomStore. Therefore, although the Projections are necessarily presented with numerical specificity, the actual results achieved during the Projection Period will vary from the projected results. These variations may be material. Accordingly, no representation can be or is being made with respect to the accuracy of the Projections or the ability of Reorganized RoomStore to achieve the projected results of operations. See "Risk
Factors" for a discussion of certain factors that may affect the future financial performance of the Debtors and Reorganized RoomStore and of various risks associated with the Plan.

         Although the Debtors believe that the assumptions underlying the Projections, when considered on an overall basis, are reasonable in light of current circumstances, no assurance can be or is given that the Projections will be realized. In deciding whether to vote to accept or reject the Plan, holders of Claims must make their own determinations as to the reasonableness of such assumptions and the reliability of the Projections. See "Risk Factors." See
Section III C for general information on Reorganized RoomStore.

         The Projections include assumptions as to the enterprise value of Reorganized RoomStore and the fair value of its projected assets and liabilities as of the Effective Date. Reorganized RoomStore will be required to make such estimations as of the Effective Date. Such determination will be based upon the fair values as of that date, which could be materially greater or less than the values assumed in the foregoing estimates.

         Additional information relating to the principal assumptions used in preparing the Projections is set forth below.

         a. Effective Date: The Projections assume Confirmation of the Plan in accordance with its terms and the Effective Date of the Plan is March 1, 2005, the beginning of the fiscal year.

         b. General Economic Conditions. The Projections were prepared based on assumptions that current economic conditions continue throughout the Projection
Period and that the general economic climate where the stores are operating in the United States, specifically the Mid-Atlantic, Southeast and Texas regions, remains relatively stable. The projections also assume continued source of supply from domestic and international vendors.

         3. Total Stores Open - End of Year. The Projections assume that
Reorganized RoomStore will open new stores and close some existing stores during the fiscal years 2005 through 2009. The Business Plan projects opening 28 new locations and closing 8 existing locations during the Projection Period.
Projected store openings will be dependent on general economic conditions referred to above, meeting covenant requirements of exit lenders, if any, and assumed operating improvements based on the Business Plan. Many of the store closures are as of the expiration of the current lease and include repositioning certain stores. A summary of store openings and closings is below:



                                    Fiscal Year End
                       ----------------------------------------
                       Actual|          Projected
                       ----------------------------------------
                 FYE:   2004 | 2005   2006   2007   2008   2009
                 ----   ---- | ----   ----   ----   ----   ----
Total RoomStore           64 |   63     67     75     81     84
                        ---- | ----   ----   ----   ----   ----
Openings                   1 |    2      6     10      6      4
                             |
Closings                   1 |    3      2      2      -      1
                        ---- | ----   ----   ----   ----   ----
Total Net Open/Closed      - |   (1)     4      8      6      3
                        ==== | ====   ====   ====   ====   ====

         4. Distribution Center Openings and Closings. The Projections assume that Reorganized RoomStore will open two new distribution centers and relocate two existing distribution centers within their markets during the Projection
Period. Projected distribution center openings will be dependent on store openings and the general economic conditions referred to above, meeting covenant requirements of exit lenders, if any, and assumed operating improvements based on the Business Plan.

B.       Projected Consolidated Statements of Operations
         -----------------------------------------------

         1. Net Sales. Net sales reflect the effects of the assumed opening of new stores, closing of existing stores, and expansion of certain existing stores during the Projection Period. Comparable stores net sales (i.e., the net sales of stores that are assumed to be in operation throughout each of the periods being compared) for the year ended February 28, 2005 are projected to increase
1.6%. Comparable store net sales for fiscal years 2006 through 2009 are projected to increase approximately 3.5% in fiscal year 2006, 3.8% in fiscal year 2007, 2.7% in fiscal year 2008, and 2.7% in fiscal year 2009. The remaining growth in net sales over the Projection Period arises from new store openings.
New store net sales are projected based on net sales of comparative stores in the same or similar markets during the year scheduled for opening.

         2. Cost of Sales. Cost of sales includes the cost of merchandise, freight, and import taxes and duties. Cost of sales, as a percentage of net sales, was 55.6% for the fiscal year ended February 28, 2004, and is projected to improve over the Projection Period based in part on obtaining improved competitive pricing from vendors. The Projections assume that cost of sales as a percentage of net sales is 55.5% in fiscal year 2005, 55.1% in fiscal year 2006, 54.9% in fiscal year 2007, 54.8% in fiscal year 2008, and 54.6% in fiscal year
2009.

         3. Other Income is comprised primarily of furniture delivery charges, fabric protection, and furniture warranty revenue. Other income, as a percentage of net sales, was 7.2% for the fiscal year ended February 28, 2004, and is projected to improve very modestly over the projection period from increases in delivery charges. The Projections assume that other income as a percentage of net sales for fiscal years 2005 through 2009 to be between 7.2% and 7.4%.

         4. Selling, General and Administrative Expenses (SG&A). SG&A expenses are comprised of store operating expenses, distribution costs, delivery costs, and Corporate SG&A expense. Store operating expenses, on a 4-wall basis, include salaries, advertising, rent and depreciation and amortization, store SG&A, and finance discount fees.

         5.       Store Operating Expenses.

              a. Store salaries include projected salaries and commissions of store employees and managers. Total store salaries are 11.4% of net sales for the fiscal year ended February 28, 2004. The
                  Projections assume that store salaries and benefits grow by 3% each year and commissions average 6% to 7% of net sales. As a result store salaries decrease as a percentage of net sales and are projected to be from 11.2% to 10.8% of net sales for fiscal years 2005 through 2009.

              b. Advertising expense includes a mix of print and television costs by each market. Reorganized RoomStore has an internal advertising department and utilizes the services of outside advertising agencies. Advertising expense as a percentage of net sales in the Projection Period is relatively consistent with historical trends.

              c. Rent and amortization expense is based on contract rent cost for existing stores. Rent costs for leases which expire during the Projection Period are estimated based on historical lease increases. The rent costs of stores projected to be opened during the Projection Period are based on projected market rates and estimated square footage of the planned stores. In fiscal year 2004, Rent and amortization expense was 5.2% of net sales. Rent and amortization expense is projected to be 5.3% to 5.4% of net sales during the Projection Period.

              d. Store SG&A costs in the fiscal year ended February 28, 2004 were 5.9% of net sales. Store SG&A costs are projected to increase in fiscal year 2005 to 6.0% of net sales with modest decreases in the fiscal years 2006 through 2009 varying as a percentage of net sales from 5.9% to 5.7% as new store openings roll out.

              e. Finance and discount fees represent the cost of special incentives which are granted to customers who use Reorganized
                  RoomStore's third-party credit provider programs. Finance and discount fees, as a percentage of net sales, are projected to decrease modestly in the Projection Period. The current agreement with RoomStore's primary third party credit provider expires in October 2005. Management believes that it will be able to obtain third party financing on modestly more favorable terms.

              f. Distribution expense includes costs for distribution centers and vehicles for moving, unpacking, inspecting, repacking, storing, and repairing merchandise in their distribution centers. Distribution centers will be added as new stores are opened and a distribution center is required to service these markets. Projected distribution costs as a percentage of net sales increase throughout the Projection Period due to the addition of distribution centers to meet the new stores' merchandise needs. Distribution costs are forecast to increase during the Projection Period, as distribution capacity is added ahead of new store additions.

              g. Delivery expense includes the cost of moving merchandise to the customer. Delivery expense is projected to increase modestly, as a percentage of net sales, over the Projection
                  Period.

              h. Corporate SG&A costs were 3.6% of net sales in the fiscal year ended February 28, 2004, and are projected to be 3.4% in fiscal year 2005, 3.9% in fiscal year 2006, 3.6% in fiscal year 2007, 3.4% in fiscal year 2008, and 3.3% in fiscal year
                  2009. The cost increase in Corporate SG&A expense results primarily from normal inflation and from the implementation of actions required to become an SEC reporting entity, such as an audit by independent accountants, and actions to comply with the Sarbanes-Oxley Act.

         6. Income Taxes. Projected income taxes are calculated based on projected levels of pre-tax income, giving effect to differences between book depreciation and tax depreciation. A blended state and federal tax rate of 36% is assumed.

C.       Projected Consolidated Balance Sheets and
         Projected Consolidated Statements of Cash Flow
         ----------------------------------------------

         Reorganized RoomStore Projected Consolidated Balance Sheets as of March
1, 2005 (the "Effective Date Balance Sheet") presents: (a) the Projected
Consolidated Balance Sheet of Reorganized RoomStore prior to Confirmation and the consummation of the transactions contemplated by the Plan; (b) the projected adjustments to such Projected Consolidated Balance Sheet required to reflect
Confirmation and the consummation of the transactions contemplated by the Plan
(collectively, the "Balance Sheet Adjustments"); and (c) the Projected
Consolidated Balance sheet of Reorganized RoomStore, after giving effect to the Balance Sheet Adjustments, as of February 28, 2005. The Balance Sheet
Adjustments set forth in the column captioned "Fresh Start and Reorganization
Adjustments" reflect the assumed effects of Confirmation and the consummation of the transactions contemplated by the Plan, including the settlement of various liabilities and related securities issuances, cash payments and borrowings. The various Balance Sheet Adjustments are described in greater detail in the Notes to the Effective Date Balance Sheet.

         Reorganized RoomStore Projected Consolidated Balance Sheets as of the end of fiscal years 2006 through 2009 present the projected consolidated financial position of Reorganized RoomStore, after giving effect to Confirmation and the consummation of the transactions contemplated by the Plan, as of the Effective Date and the end of each fiscal year in the Projection Period.

         a. Fresh-Start Reporting. The American Institute of Certified Public
Accountants has issued a Statement of Position on Financial Reporting by Entities in Reorganization Under the Bankruptcy Code (the "Reorganization SOP").
The Projections have been prepared generally in accordance with the "fresh-start" reporting principles set forth in the Reorganization SOP, giving effect thereto as of February 28, 2005. The principal effects of the application of these fresh-start reporting principles are summarized below in the Projected
Consolidated Financial Statements.

         b. Working Capital. Receivables, and other working capital accounts, other than payables, are projected based on historical levels and seasonal changes. The Projections assume increased inventory requirements for new stores and new or relocated distribution centers. Projected inventories at new stores on a per store basis are $300,000 at RoomStore East and $400,000 at RoomStore
West. The increased distribution capacity assumed during the Projection Period is assumed to require additional inventory. Inventory requirements projected for the new distribution center in RoomStore East are $4 million in fiscal year
2007, net of decreased inventory at the existing distribution center. Inventory requirements for the new distribution center in RoomStore West are estimated to be $1 million in fiscal year 2008. The two relocated distribution centers in RoomStore West are estimated to require additional inventory of $1 million each.
The increased inventory requirements will be mitigated by improved vendor terms which are projected to revert to normal industry standards after emergence.
Current vendor payable terms of 15 to 30 days for domestic purchases, are projected to increase to 30 to 45 day terms. Projected increases in accounts payable are $2 million in fiscal year 2005, $4 million in fiscal year 2006, $2.5 million in fiscal year 2007, $2 million in fiscal year 2008, and $1.5 million in fiscal year 2009.

         c. Post-Reorganization Debt. The Projections assume that the Reorganized RoomStore will obtain customary revolving credit financing through traditional asset based lenders at competitive pricing upon emergence. The assumed rate of interest on the revolving credit facility is projected to be prime plus 1.0%. Prime is projected to increase 25 basis points per quarter for the first two years after emergence and remain flat thereafter. Reorganized
RoomStore plans to utilize the revolving credit facility for both working capital requirements and capital expenditures.

         d. Contingencies. The Liquidation Trustee may, at any time or from time to time, request Reorganized RoomStore to make an additional irrevocable contribution, if needed for liquidity in the Liquidation Trust, which shall not exceed $3.5 million in aggregate. The Projections do not assume the potential payment of $3.5 million. The Debtors believe that such funding is only
"Reasonably Possible" as defined in Statement of Financial Accounting Standards
No. 5, Accounting for Contingencies, and therefore should be disclosed but not accrued.

         e. Capital Expenditures. Capital expenditures pertain principally to the maintenance of existing stores, relocation and expansion of existing stores, new store openings, new and expanded distribution centers, and information technology requirements. The Projection assumes that the cost of opening a new store has an average cost of $750,000. The cost of opening each new distribution center is approximately $1 million. Capitalized store maintenance costs are based on recent historical costs. Projected capital expenditures for new store openings vary by market.
(a)

                                                     Reorganized RoomStore
                                             Projected Consolidated Balance Sheets
                                                    (Amounts in Thousands)
                                                          (Unaudited)


                                                                                         Pre-Emergent RoomStore
                                                                   ----------------------------------------------------------
                                                                                              Fresh Start and
                                                                     FY2004      FY2005        Reorganization   As of the
                                                                     Actual     Estimate         Adjustments  Effective Date
                                                                   ----------------------------------------------------------
                           ASSETS
Current assets
  Cash                                                                  527        2,803                  0         2,803
  Inventories                                                        41,248       42,438   c         (3,574)       38,864
  Receivables                                                         6,091        6,091                  0         6,091
  Prepaid Expenses                                                    2,774        2,774                  0         2,774
                                                                   ----------------------------------------------------------
    Total current expenses                                           50,640       54,106             (3,574)       50,532
                                                                   ----------------------------------------------------------
Property & Equipment                                                 44,919       51,639   c           (662)       50,977
Accumulated Depreciation                                            (20,446)     (23,917   c            492       (23,425)
                                                                   ----------------------------------------------------------
Net Property & Equipment                                             24,473       27,722               (170)       27,552
                                                                   ----------------------------------------------------------
Other Assets                                                          3,582        3,582   e              0         3,582
Reorganization value in excess of amounts allocable
  to identifiable assets                                                  0            0 a,d,e        7,822         7,822
                                                                   ----------------------------------------------------------
Total Assets                                                         78,695       85,410              4,078        89,488
                                                                   ==========================================================

                LIABILITIES AND STOCKHOLDER'S
                           EQUITY
Current liabilities (post petition)
  Accounts payable                                                    8,710       10,710                  0        10,710
  Accrued Expenses                                                   12,505       12,505                  0        12,505
  Revolver                                                                0        2,000                  0         2,000
  Deferred Revenue                                                      635          635                  0           635
  Contingency                                                             0            0   f              0             0
                                                                   ----------------------------------------------------------
    Total current liabilities (post petition) not subject
    to compromise                                                    21,850       25,850                  0        25,850
                                                                   ----------------------------------------------------------
Deferred Taxes                                                          341          341  d,e         3,297         3,638
Liabilities Subject to Compromise                                    70,415       70,415   b        (70,415)            0
                                                                   ----------------------------------------------------------
Total Liabilities                                                    92,606       96,606            (67,118)       29,488
                                                                   ----------------------------------------------------------
Common Stock / Capital                                                    1            1 a,b,c       59,999        60,000
Retained Earnings / (Deficit)                                       (13,912)     (11,197   b         11,197             0
                                                                   ----------------------------------------------------------
Total Stockholder's Equity                                          (13,911)     (11,196             71,196        60,000
                                                                   ----------------------------------------------------------

Total Liabilities and Stockholder's Equity                           78,695       85,410              4,078        89,488
                                                                   ==========================================================


                                                                                Reorganized RoomStore
                                                                   ----------------------------------------------

                                                                     FY2006      FY2007      FY2008       FY2009
                                                                    Estimate    Estimate    Estimate     Estimate
                                                                   ----------------------------------------------
                           ASSETS
Current assets
  Cash                                                                 2,887       3,139       2,953        3,033
  Inventories                                                         41,979      48,934      51,834       53,814
  Receivables                                                          7,091       8,091       9,091       10,091
  Prepaid Expenses                                                     2,774       2,774       2,774        2,774
                                                                   ----------------------------------------------
    Total current expenses                                            54,731      62,938      66,652       69,712
                                                                   ----------------------------------------------
Property & Equipment                                                  58,347      70,292      80,316       86,797
Accumulated Depreciation                                             (27,643)    (32,698)    (38,481)     (44,626)
                                                                   ----------------------------------------------
Net Property & Equipment                                              30,704      37,594      41,835       42,171
                                                                   ----------------------------------------------
Other Assets                                                           3,582       3,582       3,582        3,582
Reorganization value in excess of amounts allocable
  to identifiable assets                                               7,822       7,822       7,822        7,822
                                                                   ----------------------------------------------
Total Assets                                                          96,839     111,936     119,891      123,287
                                                                   ==============================================

                LIABILITIES AND STOCKHOLDER'S
                           EQUITY
Current liabilities (post petition)
  Accounts payable                                                    14,710      17,210      19,210       20,710
  Accrued Expenses                                                    12,505      12,505      12,505       12,505
  Revolver                                                             5,000      15,500      17,500       12,500
  Deferred Revenue                                                       635         635         635          635
  Contingency                                                              0           0           0            0
                                                                   ----------------------------------------------
    Total current liabilities (post petition) not subject
    to compromise                                                     32,850      45,850      49,850       46,350
                                                                   ----------------------------------------------
Deferred Taxes                                                         2,956       2,302       1,677        1,090
Liabilities Subject to Compromise                                          0           0           0            0
                                                                   ----------------------------------------------
Total Liabilities                                                     35,806      48,152      51,527       47,440
                                                                   ----------------------------------------------
Common Stock / Capital                                                60,000      60,000      60,000       60,000
Retained Earnings / (Deficit)                                          1,033       3,784       8,364       15,847
                                                                   ----------------------------------------------
Total Stockholder's Equity                                            61,033      63,784      68,364       75,847
                                                                   ----------------------------------------------

Total Liabilities and Stockholder's Equity                            96,839     111,936     119,891      123,287
                                                                   ==============================================

a    To record assets and liabilities at their reorganization value which approximates fair value at the date of reorganization.

b    To convert the "Liabilities subject to Compromise" account to capital and to reset Retained Earnings to zero.

c    To eliminate miscellaneous costs capitalized as inventory nd capitalized software development costs.

d    to eliminate deferred tax liability of $341 thousand.

e    To record deferred tax liability on the pre-emergence net PP&E of $3.64 million.

f    A Plan provision may obligate Reorganized RoomStore funding up to $3.5 million to the Liquidation Trust. The
     Debtors believe that such funding is only "Reasonably Possible" as defined in Statement of Financial
     Accounting Standards No. 5, Accounting for Contingencies, and therefore should be disclosed but not accrued.

  THE PROJECTIONS SHOULD BE READ ONLY IN CONJUNCTION WITH THE ASSUMPTIONS, QUALIFICATIONS, AND EXPLAINATIONS SET FORTH
                   UNDER THE CAPTION "PROJECTED FINANCIAL INFORMATION" TO THE DISCLOSURE STATEMENT.


                                                 Reorganized RoomStore
                                    Projected Consolidated Statements of Operations
                                                 (Amounts in Thousands)
                                                      (Unaudited)



                                      Pre-Emergent RoomStore                     Reorganized RoomStore
                                      --------------------------------------------------------------------------------
                                      FY2004   ||    FY2005    |     FY2006       FY2007        FY2008        FY2009
                                      Actual   ||   Estimate   |    Estimate     Estimate      Estimate      Estimate
                                      ---------||--------------|------------------------------------------------------
Revenues                                       ||              |
Net Sales                             331,032  ||   3,473,003  |     384,098      447,522       505,829       546,177
Other Income                           23,937  ||      25,046  |      27,743       32,638        37,176        40,194
                                      ---------||--------------|------------------------------------------------------
  Total revenues                      354,969  ||     372,349  |     411,841      480,160       543,005       586,371
                                               ||              |
Costs and expenses                             ||              |
Cost of Sales                         184,209  ||     191,796  |     211,707      245,707       276,967       298,191
SG&A                                  168,547  ||     177,835  |     197,820      228,970       257,560       274,808
                                      ---------||--------------|------------------------------------------------------
                                               ||              |
Operating income (Loss)                 2,213  ||      22,718  |       2,314        5,475         8,478        13,372
                                               ||              |
Interest expense                           -   ||          -   |         700        1,177         1,790         1,680
                                      ---------||--------------|------------------------------------------------------
                                               ||              |
Earnings Before Taxes                   2,213  ||       2,718  |       1,614        4,298         6,688        11,692
                                               ||              |
Income Taxes                              104  ||           3  |         581        1,547         2,108         4,209
                                      ---------||--------------|------------------------------------------------------
                                               ||              |
Net Income - Continuing Operations      2,109  ||       2,715  |       1,033        2,751         4,580         7,483
                                               ||              |
Loss from Closing Operations              146  ||          -   |          -            -             -             -
                                      ---------||--------------|------------------------------------------------------
                                               ||              |
Net Income                              1,963  ||       2,715  |       1,033        2,751         4,580         7,483
                                      =========||==============|======================================================
EBITDA Adjustments:                            ||              |
  Interest and Taxes                      104  ||           3  |       1,281        2,742         3,898         5,889
  Amortization and Depreciation         3,414  ||       3,471  |       4,218        5,055         5,783         6,145
                                      ---------||--------------|------------------------------------------------------
EBITDA                                  5,627  ||       6,189  |       6,532       10,530        14,261        19,517
                                      ================================================================================

  THE PROJECTIONS SHOULD BE READ ONLY IN CONJUNCTION WITH THE ASSUMPTIONS, QUALIFICATIONS, AND EXPLAINATIONS SET FORTH
                   UNDER THE CAPTION "PROJECTED FINANCIAL INFORMATION" TO THE DISCLOSURE STATEMENT.

                                                       Reorganized RoomStore
                                         Projected Consolidated Statements of Cash Flows
                                                      (Amounts in Thousands)
                                                           (Unaudited)

                                                     Pre-Emergent RoomStore                Reorganized RoomStore
                                                     -----------------------------------------------------------------------------
                                                      FY2004   ||   FY2005   |    FY2006       FY2007        FY2008        FY2009
                                                      Actual   ||  Estimate  |   Estimate     Estimate      Estimate      Estimate
                                                     -----------------------------------------------------------------------------
CASH FLOWS FROM OPERATION ACTIVITIES                           ||            |
Net Income                                           $  1,963  ||  $  2,715  |   $  1,033     $   2,751     $   4,580     $  7,483
Adjustments to reconcile net income to net cash                ||            |
  provided by (used in) operating activities:                  ||            |
     Depreciation and amortization                      3,414  ||     3,417  |      4,218         5,055         5,783        6,145
     Change in operating assets and liabilities:           -   ||        -   |         -            -              -            -
         Other receivables                             (2,635) ||        -   |     (1,000)       (1,000)       (1,000)      (1,000)
         Inventories                                      307  ||    (1,190) |     (3,115)       (6,955)       (2,900)      (1,980)
         Prepaid/Other Assets                           3,783  ||        -   |         -            -              -            -
         Deferred taxes                                    -   ||        -   |       (682)         (654)         (625)        (587)
         Deferred revenue                                 (19) ||        -   |         -            -              -            -
         Accounts payable                               3,857  ||     2,000  |      4,000         2,500         2,000        1,500
         Accrued expenses                                 805  ||        -   |         -            -              -            -
                                                     -----------------------------------------------------------------------------
Net cash provided by (used in) operating activities     3,909  ||     6,996  |      4,454         1,697         7,838       11,561
                                                     -----------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:                          ||            |
     Additions to property & equipment                 (3,591) ||    (6,720) |     (7,370)      (11,945)      (10,024)      (6,481)
     Disposals of property & equipment                    708  ||        -   |         -            -              -            -
     Transfers to/from Heilig-Meyers                     (499) ||        -   |         -            -              -            -
                                                     -----------------------------------------------------------------------------
Net cash provided by investing activities              (3,382) ||    (6,720) |     (7,370)      (11,945)      (10,024)      (6,481)
                                                     -----------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:                          ||            |
     Payments on Revolver                                  -   ||        -   |     (2,000)           -             -        (5,000)
     Revolver                                              -   ||     2,000  |      5,000        10,500         2,000           -
                                                     -----------------------------------------------------------------------------
Net cash provided by (used in) financing activities        -   ||     2,000  |      3,000        10,500         2,000       (5,000)
                                                     -----------------------------------------------------------------------------
Net (decrease) increase in cash                           527  ||     2,276  |         84           252          (186)          80
                                                               ||            |
Cash at beginning of period                                -   ||       527  |      2,803         2,887         3,139        2,953
                                                     -----------------------------------------------------------------------------
Cash at end of period                                $    527  ||  $  2,803  |   $  2,887     $    3139     $   2,953     $  3,033
                                                     =============================================================================

  THE PROJECTIONS SHOULD BE READ ONLY IN CONJUNCTION WITH THE ASSUMPTIONS, QUALIFICATIONS, AND EXPLAINATIONS SET FORTH UNDER THE
                              CAPTION "PROJECTED FINANCIAL INFORMATION" TO THE DISCLOSURE STATEMENT.